Filed pursuant to Rule 424(b)(3)

File No. 333-121351

Prospectus

GOLDEN WEST BREWING COMPANY, INC.

1,000,000 Shares of Common Stock

       We are offering up to 1,000,000 shares of the common stock of Golden West Brewing Company, Inc.

       The offering is being conducted on a 400,000-share minimum, 1,000,000-share maximum, best efforts basis at an offering price of $.50 per share.  Each investor must purchase a minimum of 1,000 shares, for a minimum investment of $500. All proceeds from the sale of shares will be deposited into an escrow account with Corporate Stock Transfer, Inc., as escrow agent.  If we are unable to sell at least 400,000 shares before the offering period ends, we will return all funds, without deduction or interest, to subscribers promptly after the end of the offering.

       The offering began on February 14, 2006.  To date, we have received subscriptions for a total of 80,000 shares and have deposited the subscription proceeds in the amount of $40,000 into the escrow account with Corporate Stock Transfer.

       The offering will remain open until all of the shares offered are sold or August 3, 2006, whichever occurs sooner.    We may decide to cease selling efforts prior to such date if we determine that it is no longer beneficial to continue the offering.

       We plan to offer the shares through our officers and directors.  We do not plan to use underwriters or pay any commissions on any sales of shares in this offering.

       To date, there has been no public market for any of our securities, and our securities are not listed on any stock exchange or traded on the over-the-counter market.  The offering price has been determined by us arbitrarily.

No commissions will be paid on sales of shares in this offering.
	Price to Public	Proceeds to Company
Per Share	$.50	$.50
Minimum Offering	$200,000	$200,000
Maximum Offering	$500,000	$500,000

Investing in our common stock involves a high degree of risk. You should read the "Risk Factors" beginning on Page7.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 30, 2006.

Prospectus Summary

About our Company

       This summary highlights important information about our business and about the offering.  Because it is a summary, it does not contain all the information you should consider before investing in our securities.  Please read this entire prospectus.

       We were formed to acquire substantially all of the business assets of Butte Creek Brewing Company, LLC, a California limited liability company.  We completed the acquisition of Butte Creek on August 31, 2005.   We currently are a holding company for our wholly-owned subsidiary Golden West Brewing Company, a California corporation, which was formed to complete the acquisition and since the acquisition has been operating as Butte Creek Brewing Company.

       Butte Creek has been operating as a premier regional craft brewery in Chico, California since 1996.  It specializes in brewing certified organic craft beers.  Our flagship brews consist of Organic Ale, Organic Porter, Organic India Pale Ale, Organic Pilsner, Revolution X – Imperial IPA, Mount Shasta Pale Ale, Mount Shasta Strong Ale, Creekside Wheat, and Gold Ale.  In addition, we craft seasonal brews consisting of Winter Ale, Organic Spring Ale, and Christmas Cranberry Ale.

       In addition to brewing our own brand of products, we have recently begun contract brewing for third parties.

       We currently distribute our products in a total of 19 states, including our core market of California which is serviced through both direct sales and distributors.  The majority of our distribution outside of Northern California occurs through a network of independent alcoholic beverage distributors who are licensed in their respective jurisdictions.

       Butte Creek's principal offices and brewery are located at 945 West 2nd Street, Chico, California  95928.  Its telephone number at that address is (530) 894-7906.  In addition, our internet website is located at www.organicale.com.

        Unless otherwise stated, all information, including share and per share information, contained in this prospectus reflects the completed acquisition of Butte Creek.

About The Offering

Securities offered:

Minimum	400,000 shares of common stock
Maximum	1,000,000 shares of common stock

Price to the public:	$.50 per share

Total Offering:

Minimum	$200,000
Maximum	$500,000

Shares Outstanding After Offering:

Minimum	2,400,000
Maximum	3,000,000

Manner of sales:	Solely through our officers and directors. We do not plan to use the services of an underwriter.

Commissions:	No commissions will be paid on sales of shares in this offering.

Term of offering:	The offering began on February 14, 2006 and will end on August 3, 2006 , unless all 1,000,000 shares of common stock are sold sooner

Minimum investment:	Each investor in this offering must purchase a minimum of 1,000 shares, or $500.

Escrow Arrangement:

This offering is being undertaken on a best efforts minimum of 400,000 shares and maximum of 1,000,000 shares.  Within five days of our receipt of a subscription agreement accompanied by a check for the subscription amount, we will send by first class mail a written confirmation to notify the investor of the extent if any, to which such subscription has been accepted by us.  The proceeds will be deposited into an escrow account with Corporate Stock Transfer, Inc., our transfer agent, as escrow agent.  Once the offering is terminated, and provided at least the minimum offering of 400,000 shares have been sold, the proceeds of the offering will be released from escrow and delivered to the Company.  If the offering is terminated without achieving the minimum sale of 400,000 shares,  all subscriptions will be promptly returned to the investors, with interest and without deduction.

Subscription agreements:

Investors in the offering will be required to sign a subscription agreement at the time of their investment and deliver it together with payment for their shares, to Corporate Stock Transfer, Inc., as escrow agent.  All subscription payments should be made payable to the order of "Golden West Brewing Company, Inc. Escrow Account."  Assuming the sale of the minimum offering of 400,000 shares investors will receive their certificates within 30 days following the termination date of this offering.

Participation by affiliates:

Our affiliates may not purchase shares in the minimum offering to satisfy the minimum offering requirement.  Affiliates may participate after the minimum offering has been completed; however, no affiliate has made any commitment to participate.  We have not placed any limitation on the number of shares an affiliate may purchase in the offering.

Summary Financial Data

       The following pro forma consolidated condensed statement of operations data presents information as if we had completed the acquisition of Butte Creek as of and at the beginning of each period shown.  The balance sheet data presents our actual balance sheet at March 31, 2006. The following summary statement of operations data and balance sheet data are historical but are  incomplete and should be read in conjunction with the complete financial statements of Golden West and Butte Creek contained elsewhere in this prospectus.  Our pro forma historical operating information may not be indicative of our future operating results.

Pro Forma Statement of Operations Data:	Three Months Ended March 31		Fiscal Year Ended December 31,
	2006	2005	2005
Total Revenues	$ 194,900	$ 164,293	$ 865,878
Cost of Sales	126,611	104,158	573,740
Operating expenses	179,862	119,123	540,914
Other expense	(12,832)	(5,899)	(43,615)
Net loss	$(134,425)	$ (74,401)	$(338,878)
Net loss applicable to common stockholders	$(134,425)	$ (74,401)	$(338,878)
Basic and diluted loss per share		$ (.04)	$ (.19)
Shares used in computing basic and diluted loss per share		1,820,000	2,000,000

Statement of Operations Data:	Three Months Ended March 31,		Fiscal Year Ended December 31,
	2006	2005	2005	2004
Total Revenues	$194,900	$ -	$ 321,895	$ -
Cost of Sales	126,611	-	205,565	-
Operating expenses	179,862	9,461	215,867	62,543
Other expense	(12,832)	-	(11,740)	-
Net loss	(134,425)	(9,461)	(127,785)	(62,543)
Net loss applicable to common stockholders	(134,425)	(9,461)	(127,785)	(62,543)
Basic and diluted loss per share	(0.07)	(.01)	(0.08)	(.07)
Shares used in computing basic and diluted loss per share	2,000,000	1,500,000	1,691,666	865,513

	At March 31, 2006
Balance Sheet Data:		Adjusted
	Unadjusted	Minimum(1)	Maximum(2)
Working capital (deficit)	$ (377,838)	$ (377,838)	$ (77,838)
Total assets	1,207,952	1,257,952	1,557,952
Total Liabilities	1,083,152	1,083,152	1,083,152
Stockholders' equity	$ 124,800	$ 174,800	$ 474,800

________________

(1)     Adjusted to reflect net proceeds of $50,000 from our assumed sale in this offering of 400,000 shares at an offering price of $.50 per share.

(2)     Adjusted to reflect net proceeds of $350,000 from our assumed sale in this offering of 1,000,000 shares at an offering price of $.50 per share.

Risk Factors

An investment in our securities is speculative and involves a high degree of risk. Please carefully consider the following risk factors, as well as the possibility of the loss of your entire investment, before deciding to invest in our securities.

Risks Related to This Offering and Our Stock

The tangible book value of our common stock after the offering will be lower than the offering price, which will result in immediate and substantial dilution for investors.

Even if we sell all 1,000,000 shares that we are offering, investors purchasing shares of our common stock in this offering will incur immediate and substantial dilution of their investment of approximately $.46 per share, or 92% of the offering price, based upon our adjusted net tangible book value as of March 31, 2006.  If we sell fewer than 1,000,000 shares, the dilution will be even greater.  To the extent that currently outstanding options to purchase our common stock are exercised, there will be further dilution to investors acquiring shares of common stock.

It is possible that we may have violated Section 5 of the Securities Act of 1933 when we effected the conversion of $10,000 in advance payable into shares of common stock without registration under the Securities Act after this registration statement had been filed with the Securities and Exchange Commission.  If we are found to have violated Section 5 of the Securities Act, we may be subject to civil penalties and other sanctions as well as the rescission rights of the party that converted his note receivable into shares of our common stock, amounting to $10,000.

It is possible that it may be determined that we violated Section 5 of the Securities Act.  Section 5 of the Securities Act prohibits the use of any means or instruments of transportation or communication in interstate commerce or of the mails to sell a security unless a registration statement is in effect as to such security.  Section 5(c) of the Securities Act prohibits the use of any means or instruments of transportation or communication in interstate commerce or of the mails to offer to sell or offer to buy a security unless a registration statement has been filed as to such security.

The transaction that may have caused such a violation of Section 5 is as follows:  In December, 2004, we made the initial filing of the registration statement of which this prospectus forms a part.  In June 2005, an unaffiliated third-party, Bob Vogt, loaned us the sum of $10,000.  The loan was unsecured and undocumented.  It was our intention to repay the loan in a short period of time; however, we were unable to do so due to our lack of working capital.  In December 2005, in an effort to improve our balance sheet, we offered Mr. Vogt an opportunity to convert his $10,000 loan into shares of our common stock.  In December 2005, we effected the conversion of Mr. Vogt’s loan into shares of our common stock in a transaction in which we relied upon an exemption from the registration requirements of the Securities Act contained in Section 4(2), which exempts transactions not involving a public offering.

Under the principals of integration, two or more offerings of securities may be integrated and deemed to be one offering under certain circumstances.  Factors considered in determining whether offers and sales of securities should be integrated are:

▪	Whether the sales are part of a single plan of financing;
▪	Whether the sales involve the issuance of the same class of securities;
▪	Whether the sales have been made at or about the same time;
▪	Whether the same type of consideration is being received; and,
▪	Whether the sales were made for the same general purpose.

If it were to be determined that the conversion of Mr. Vogt’s note payable into shares of common stock is integrated with the offering covered by the registration statement and this prospectus, then we could not rely upon the exemption contained in Section 4(2) of the Securities Act for the Vogt conversion, and as a result, it may be determined that the conversion of the Vogt loan into shares of common stock constituted a violation of Section 5 of the Securities Act.  If this were to occur, we would become subject to remedial actions, which would include the payment of disgorgement, pre-judgment interest and civil or criminal penalties pursuant to Sections 12(a)(1), 8A and 24 of the Securities Act.  We are not aware of any pending claims for sanctions against us based upon a Section 5 violation and we intend to vigorously defend any such claim should it arise.  However, in our financial statements, we have classified the advance payable to Mr. Vogt as subject to rescission.  A rescission offer would require that we file a registration statement covering the offer and, once the registration statement has been declared effective by the Securities and Exchange Commission, redeeming the shares of common stock and repaying the loan to Mr. Vogt.  In addition, we could face possible civil penalties in an undetermined amount.  This could have a significant impact on our working capital and impair our ability to continue as a going concern.

Furthermore, any claim for rescission would make it difficult for us to raise additional debt or equity financing needed to run our business, and would not be viewed favorably by analysts or investors.

Future issuances of our common stock could dilute current shareholders and adversely affect the market if it develops.

We have the authority to issue up to 20,000,000 shares of common stock and 5,000,000 shares of preferred stock and to issue options and warrants to purchase shares of our common stock, without shareholder approval.  These future issuances could be at values substantially below the price paid for our common stock by investors in this offering, which would result in significant dilution to those investors. .  In addition, we could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval, which would not only result in further dilution to  investors in this offering but could also depress the market value of our  common stock, if a public trading market develops.

We may issue preferred stock that would have rights that are preferential to the rights of the common stock that could discourage potentially beneficial transactions to our common stockholders.

An issuance of additional shares of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock.  Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.  The issuance of preferred stock could impair the voting, dividend and liquidation rights of common stockholders without their approval.

There is currently no market for our common shares, and investors may be unable to sell their shares for an indefinite period of time.

There is presently no market for our common shares. There is no assurance that a liquid market for our common shares will ever develop in the United States or elsewhere, or that if such a market does develop that it will continue.  Accordingly, an investment in common shares of our Company should only be considered by those investors who do not require liquidity and can afford to suffer a total loss of their investment. An investor should consult with professional advisers before making such an investment.

Over-the-counter stocks are subject to risks of high volatility and price fluctuation.

We have not applied to have our shares listed on any stock exchange or on the NASDAQ Stock Market, and we do not plan to do so in the foreseeable future.  As a result, if a trading market does develop for our common stock, of which there is no assurance, it is likely that our shares will trade on the over-the-counter market.  The OTC market for securities has experienced extreme price and volume fluctuations during certain periods.  These broad market fluctuations and other factors, such as new product developments and trends in our Company's industry and the investment markets generally, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of our common stock and make it more difficult for investors in this offering to sell their shares.

Trading in our securities will in all likelihood be conducted on an electronic bulletin board established for securities that do not meet NASDAQ listing requirements.  As a result, investors will find it substantially more difficult to dispose of our securities.  Investors may also find it difficult to obtain accurate information and quotations as to the price of, our common stock.

Our stock price may be volatile and as a result, investors could lose all or part of their investment. The value of an investment could decline due to the impact of any of the following factors upon the market price of our common stock:

* failure to meet sales and marketing goals or operating budget
* decline in demand for our common stock
* operating results failing to meet the expectations of securities analysts or investors in any quarter
* downward revisions in securities analysts' estimates or changes in general market conditions
* investor perception of our Company's industry or prospects
* general economic trends

In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile.  These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock.  As a result, investors may be unable to resell their shares at or above the offering price.

Fluctuations in our quarterly operating results due, in part, to the seasonal nature of our business, could adversely affect the market for our common stock.

Our Company's quarterly operating results are subject to fluctuations, and if we fail to meet the expectations of securities analysts or investors in any quarter, our share price could decline significantly. Our business is highly seasonal, with greater sales in the second and third quarters.  In addition to these seasonal fluctuations, factors that may cause our operating results to vary include many of the risk factors discussed elsewhere in this prospectus, and also include:

* the nature of a significant proportion of our operating expenses, particularly personnel and facilities.
* prices and suppliers of raw materials are not subject to long term agreements and could change without notice.

* the effect of employee and contractor utilization rates and the time required to train and productively engage new employees
* changes in our pricing policies or those of our competitors

* relationships with key distributors are not protected by long term contracts.

These factors make past performance an unreliable predictor of future performance, and the resulting uncertainty could discourage investors from purchasing our shares in the public market.

Outstanding shares that are eligible for future sale could adversely impact a public trading market for our common stock, if a public trading market develops.

All of the 2,000,000 common stock currently outstanding were offered and sold by us in private transactions in reliance upon an exemption from registration under the Securities Act. Accordingly, all of such shares are "restricted securities" as defined by Rule 144 ("Rule 144") under the Securities Act and cannot be resold without registration except in reliance on Rule 144 or another applicable exemption from registration. In general, under Rule 144 a person (or persons whose shares are required to be aggregated), including any affiliate of ours, who beneficially owns restricted shares for a period of at least one year is entitled to sell within any three month period shares equal in number to the greater of (i) one percent of the then outstanding shares of common stock or (ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the Commission. The seller must also comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about the Company.  In addition, any person (or persons whose shares are required to be aggregated) who is not, at the time of sale, nor during the preceding three months, an affiliate of the Company, and who has beneficially owned restricted shares for at least two years, can sell such shares without regard to notice, manner of sale, public information or the volume limitations described above. Approximately 1,500,000 shares of common stock are eligible for resale under Rule 144 provided other requirements of Rule 144 are met and assuming the proposed reductions in holding period are not adopted).

Upon completion of this offering, we intend to file a registration statement on Form S-8 under the Securities Act to register shares of common stock reserved for issuance under our Equity Incentive Plan.  Persons who are not affiliates, and who receive shares that are registered under this registration statement, will be able to resell those shares in the public market without restriction under the Securities Act.  This registration statement will become effective immediately upon filing.

No prediction can be made as to the effect, if any, that future sales of restricted shares of common stock, or the availability of such common stock for sale, will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of such common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of the common stock.

Risks Related to Our Business

Due to our history of operating losses our auditors are uncertain that we will be able to continue as a going concern.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern. Due to our continuing operating losses and negative cash flows from our operations, the reports of our auditors issued in connection with our consolidated financial statements for the fiscal year ended December 31, 2005 contained an explanatory paragraph indicating that the foregoing matters raised substantial doubt about our ability to continue as a going concern.  We cannot provide any assurance that we will be able to continue as a going concern.

All of our assets have been pledged as collateral to secure the repayment of loans to third parties, three of whom are related parties.  If we default in any of those loans, our assets would be subject to risk of forfeiture.

All of our assets have been pledged as security to third parties, including three related parties: Power Curve, Inc., a company controlled by John C. Power; John Power individually, and Lone Oak Vineyards, Inc., a company controlled by Brian Power, for the repayment of loans.  If we are unable to pay any of those debts in a timely fashion or otherwise breach any of the terms of the loans or security agreements, our assets would be subject to foreclosure by the lender.  Should foreclosure occur, it is likely that we would be forced to discontinue operations and our interest in the assets could be forfeited.

We do not yet have a history of earnings, profit or return on investment and there is no assurance that we will operate profitably or provide a return on investment in the future.

We have never been profitable, we expect to incur net losses for the foreseeable future and we may never be profitable. We incurred a consolidated net loss of $(127,785) for the fiscal year ended December 31, 2005 and a consolidated loss of $(134,425) for the three months ended March 31, 2006.

Our trademarks, including the name “Mt. Shasta Ale,” and other intellectual property rights do not provide us with protection against competition. In addition, we have agreed not to seek federal trademark registration for the name “Mt. Shasta Ale,” and as a result do not believe that we can successfully develop a strong trademark for that brand.

We do not claim intellectual property rights and do not believe that patents and copyrights can protect the recipes and formulas that we use in developing and manufacturing our craft beers.  While we try to protect them as trade secrets through agreements with our employees, those agreements may not provide adequate protection against use by others.

We rely heavily on developing brand recognition for our products and claim common law trademark protection for all of our brands.  We have applied for and been granted a federal registration for the trademark “Golden West Brewing” and a State of California registration for the trademark “Revolution X.” However, we cannot be assured that these registrations will successfully preclude others from using the mark.

By assignment, we had acquired rights to Intent to Use trademark application covering the trademark "Mount Shasta Ale."  The original applicant under that ITU had been involved in litigation with a third party concerning claims of infringement with respect to the use of that mark.  That litigation has been settled under an agreement that will permit us to continue to use the trademark "Mount Shasta Ale."  However, in the interim, we have received notification from Shasta Beverage Company that if we pursue our trademark registration for "Mount Shasta Ale," they will oppose the application (but not our unregistered use of the mark).  As a result, we have abandoned our ITU application for the mark; but will continue to use the mark under a claim of common law trademark protection.  However, given the foregoing history, we do not believe that we will be able to develop a strong trademark using the name "Mount Shasta Ale" and there exists serious doubt if we could successfully defend the use of the mark.

We do not believe that intellectual property rights, including trademark and copyright laws form a basis for significant competitive advantage or protect us from intense competition.

We could become involved in costly and disruptive litigation related to our use of trademarks for our products, which could result in adverse judgments against us.

Subject to the uncertainties surrounding our use of the mark "Mount Shasta Ale" described above, we are not aware that any of our products or other intellectual property infringe upon the proprietary rights of third parties.  However, there can be no assurance that third parties will not claim infringement by us with respect to current or future products.  Furthermore, we may initiate claims or litigation against third parties for infringement of our proprietary rights, or for purposes of establishing the validity of our proprietary rights. Litigation, either as plaintiff or defendant, could cause us to incur substantial costs and divert management resources from productive tasks whether or not such litigation is resolved in our favor, which would impair our limited working capital and interfere with our ability to increase our marketing and sales. Parties making claims against us could seek to recover substantial damages, which we may not have the resources to pay as well as injunctive or other equitable relief, which could effectively block our ability to sell or license our products.

We owe significant amounts to our creditors, including taxes to federal and state taxing authorities, a portion of which are delinquent. Taxing authorities could shut down our business and foreclose on our assets for non-payment of delinquent taxes. We will continue to need significant capital, without which our business may fail.

At March 31, 2006,  we owed approximately $138,463 in taxes to the IRS, TTB and State of California and local taxing authorities and in excess of $651,832 in current liabilities to various persons, including, vendors, our officers and directors and other related parties. Of our outstanding taxes payable, approximately $122,701 are considered delinquent. The taxing authorities to whom we owe unpaid delinquent assessments could pre-emptively shut down our operations for non-payment and foreclose on our assets to collect the taxes.  Such an action would likely result in a total business failure. We have targeted the payment of these taxes as our highest priority for the use of offering proceeds, which may be insufficient to pay all of the delinquency.  An additional portion of the proceeds of the offering will be used to pay in part some of our creditors and it is possible that additional proceeds of this offering will be needed to pay some of those creditors since we have no other assured source of funds.  We are dependent on and intend to use virtually all of the net proceeds of this offering for debt repayment and for working capital.  We estimate that we will need approximately $250,000 to provide necessary working capital over the next 12 months.  The proceeds received from this offering may not be sufficient to meet our working capital requirements.  The proceeds from only the minimum offering would enable us to operate for only three months without additional funds.  We do not have any commitments for any other funds outside this offering and there can be no assurance that additional funds will be available on acceptable terms, if at all.  We do not have any agreements with our creditors, including our officers and directors, concerning payment of our liabilities and if we are unable to continue in business we would be required to pay those obligations before any payment could be made to any shareholder, including investors in this offering.  Investors should be aware that there is a substantial risk that they could lose the full amount of their investment in our securities.

If we are unable to increase our production volume, we may not be able to achieve break-even or profitable operations.

Our current production rate is approximately 6,000 barrels per year.  We estimate that we will need to increase production volume to at least 7,500 barrels per year in order to achieve break-even operating results.  To increase production, we will need to purchase additional brewing equipment, which will require additional working capital.  There can be no assurance that the proceeds of this offering will be sufficient to enable us to increase our production capacity to reach break-even or profitable operations.

If we are unable to expand our product distribution, we may not be able to achieve break-even operation results.

Our direct distributions have historically been concentrated in Northern California.  Our direct sales in Northern California accounted for 30.8% of 2005 sales and 29.2% of sales through March 31, 2006.  We also have third-party distributor sales in Northern California, as well as in 18 other states; however, those sales are sporadic, unpredictable and difficult to manage.  There is no assurance that consumers in new geographic markets will be receptive to our products. We believe that Northern California is likely to continue to be the largest market for our brands, and that regional identification may assist our competitors in other regions.  Penetration into other regional markets is an important element of our growth plan, and failure to accomplish this objective will hinder the success of the expansion plan which is necessary to achieve break-even operations.

We rely heavily upon independent distributors to market our product.  Those distributors also market other alcoholic beverages, including other craft beers that are competitive with ours.  As a result, distributors over whom we exercise little control can significantly influence the degree to which retailers and consumers buy our products instead of products of competitive microbreweries.

We distribute our products through a network of independent import distributors for resale to retailers such as restaurants, taverns, and bars as well as to local distributors. Accordingly, we are dependent upon these distributors to sell our beer and to assist us in creating demand for, and promoting market acceptance of our products.  We also depend upon them to provide adequate service to our retail customers. There can be no assurance that our distributors will devote the resources necessary to provide effective sales and promotional support to us.

Our most significant distributor, Mountain People's Warehouse, accounted for approximately 19.9% of our shipments in the year ended December 31, 2005 and 22.3% for the three months ended March 31, 2006.  A retailer, Ray's is the Place, was responsible for 5.7% of sales in 2005 and 1.8% for the three  months ended March 31, 2006.  A disruption of our distributors or wholesalers' or the loss of a significant customer, or the termination by any major distributor could have a material adverse impact on our sales and results of operations.

The distributors that we rely upon also market competing imported and domestic craft beers. Although by law distributors are independent of any brewer, a distributor can be controlled if it relies on one or two large brewers who account for the majority of its sales. We have no formal long term written distribution agreements with our distributors; and most distribution arrangements can be terminated by the distributor on 30 days’ notice.  A down-turn in the performance or loss of a single distributor can have a material adverse impact on sales and, as a result, on our business, financial condition, and results of operations.

Aging of inventories may result in material losses in the future.

We do not use preservatives in our products, and accordingly the packaged beer has a shelf life of approximately 120 days from the release date.  Our policy is to sell product to distributors with sufficient remaining shelf life to ensure that the beer will be fresh when sold to the consumer. Product that remains unsold after 120 days is returned to us for destruction or other disposition. If and to the extent that near-term sales projections exceed actual performance and result in material excess packaged beer inventories, we may experience inventory write-downs, spoilage and associated losses.

Our compliance with governmental regulation of environmental matters could pose additional expenses on our business.

The manufacture and sale of alcoholic beverages is regulated by both federal and state authorities.  We have obtained and currently maintain all required federal and state permits, licenses and bonds required to operate our brewery.  In addition, our brewery is subject to regulation by the water pollution control divisions of the United States Environmental Protection Agency and the State of California.  Although we believe that we are in full compliance with all applicable environmental regulations, there can be no assurance that future changes in those regulations may require us to alter our method of operations or install fixtures and equipment with associated delays and increased costs.

Our waste products consist of water, spent grains, hops, glass and cardboard.  Disposal of our waste, including sewer discharge from the brewery, is monitored by local governmental agencies.  While we believe we currently comply with all governmental regulations, if we fail to comply with applicable standards for such disposal, fines could be levied and our business operations suspended until we achieve compliance.

Possible increases in excise taxes could adversely affect our business.

Alcoholic beverages are subject to substantial federal and state excise taxes. The federal rate of taxation increases from $7.00 per bbl. to $18.00 per bbl. for annual production in excess of 60,000 bbl.  Our current production rate is 4,000 bbl per year.  The State of California imposes an excise tax of $6.20 per bbl.  Alcoholic beverages have in recent years been targets of attempts to increase so-called "sin taxes." If excise taxes are increased, we could have to raise prices to maintain profit margins. Historically, price increases due to additional excise taxes have not reduced unit sales, but past experience does not necessarily indicate future effects, and the actual effect is likely to depend on the amount of the increase, general economic conditions, and other factors. The occurrence of significant tax increases could require us to increase our prices, which could result in a loss of sales, or erode our margins, which would make it more difficult to achieve profitability.

Operating hazards related to our business could result in liability risks in excess of our insurance.

Our operations are subject to certain hazards and liability risks faced by all brewers, such as bottle flaws or potential contamination of ingredients or products by bacteria or other external agents that may be accidentally or wrongfully introduced into products or packaging. Our products are not pasteurized, irradiated or chemically treated and require careful product rotation to prevent spoilage. However, neither spoiled beer nor the bacteria introduced in the brewing process is known to be harmful to human health.  We run periodic diagnostic tests on all of our products to assure that they meet our quality control guidelines and comply with federal and state regulatory requirements. While we have not experienced a serious contamination problem in our products, the occurrence of such a problem could result in a costly product recall and serious damage to our reputation for product quality.  Our operations are also subject to certain injury and liability risks normally associated with the operation and possible malfunction of brewing and packaging equipment.  We currently maintain general liability insurance, which includes liquor liability coverage, currently limited to $1,000,000 per occurrence and $2,000,000 in the aggregate annually.  While we believe these general liability insurance limits are adequate, there can be no assurance that future claims may not exceed those limits.  Further, future increases in premiums could make it prohibitive for us to maintain adequate insurance.  A large uninsured or underinsured damage award could force us to discontinue operations.

Shifting public attitudes toward alcohol consumption may impact revenues.

The alcoholic beverage industry has become the subject of considerable societal and political attention in recent years due to increasing public concern over alcohol-related social problems including drunk driving, underage drinking, and health consequences from the misuse of alcohol, including alcoholism.  In addition, a number of anti-alcohol groups are advocating increased governmental action on a variety of fronts unfavorable to the beer industry, including the legislation of new labeling or packaging requirements and restrictions on advertising and promotion that could adversely affect the sale of our products.  If beer consumption in general were to come into disfavor among domestic consumers, or if the domestic beer industry were subjected to significant additional governmental regulations, our business could be materially adversely affected. In addition, there can be no assurance that the operations of our brewery will not become subject to increased taxation by federal or state agencies, which may materially and adversely affect our operations, revenues and potential profitability. Congress and many state legislatures are considering various proposals to impose additional excise taxes on the production and sale of alcoholic beverages, including beer. Some of the excise tax rates being considered are substantial.  Restrictions on the sale and consumption of beer or increases in the retail cost of beer due to increased governmental regulations, taxes or otherwise, could require us to either increase prices, which would dampen sales, or erode our margins, which would make it more difficult to achieve profitability.

We have only one contract with a supplier of hops and grain. Supply shortages could adversely affect our business.

Shortages or increased costs of fuel, water, raw materials or power, or allocations by suppliers could restrict the operations of our brewery.  We have only one contract for our hops and grains, so our supply channels could be disrupted without notice.

While we attempt to use organic hops wherever possible, many forms of hops are not available organically.  In the United States, only one type of hops is organically grown.  All other organically-grown hops must be purchased from foreign sources, and those quantities are limited.  As a result, the limited supply of organic hops limits our possible production of 100% organic microbrews.  This limited supply impairs our ability to exploit our competitive advantage over non-organic microbrewers.  In addition, if we experience difficulty or inability to acquire the particular hops needed for a production run, as we experienced in the summer of 2005,  we may be forced to curtail production and lose potential revenues.  All of these factors increase the risk that  we will not be able to achieve profitable  operations.

Our directors, executive officers and key employees lack significant brewing experience or experience running brewing operations.

None of our executive officers or directors has any significant experience running brewing operations or other brewing experience.  We rely on the services of our general manager and brewer, each of whom is an at will employee and may voluntarily terminate his employment at any time.  Should we lose the services of either of these individuals, we may not be able to retain a qualified replacement in a timely manner, which could disrupt production and sales.

Determination Of Offering Price

       The offering price of the shares being offered hereby was arbitrarily determined by us and is not necessarily related to our assets, book value or financial condition.  In determining the offering price and the number of shares to be offered, we considered such factors as our financial condition, our net tangible book value, limited operating history and general condition of the securities market.  Accordingly, the offering price of the shares may not indicate the actual value of our securities.

       There currently exists no public trading market for our common stock, and we cannot assure you that such a market will develop in the future.  In the absence of an active public trading market, an investor may not be able to liquidate his investment without considerable delay, if at all.  If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operation.

       If our securities are not quoted on the OTC Electronic Bulletin Board, they may be quoted in the "pink sheets" maintained by the Pink Sheets, LLC, which reports quotations by brokers or dealers making a market in particular securities.  We have no agreement with any other broker or dealer to act as a market maker for our securities and there is no assurance that we will be successful in obtaining any market makers.  The lack of a market maker for our securities could adversely influence the market for and price of our securities, as well as your ability to dispose of, or to obtain accurate quotations as to the price of, our securities.

Use of Proceeds

       The net proceeds to us from the sale of the shares after deducting offering expenses, are expected to be approximately $50,000 if the minimum number of 400,000 shares are sold at an offering price of $.50 per share, $200,000 if the median number of 700,000 shares or sold, or $350,000 if the maximum number of 1,000,000 shares are sold.

       These proceeds are intended to be utilized substantially in the dollar amounts and percentage of total proceeds set forth below.

Application of proceeds	Minimum	%	Median	%	Maximum	%
Repayment of debt	$ 50,000	100%	$150,000	75%	$200,000	57%
Working capital	$ 0	0%	$ 50,000	25%	$150,000	43%

       "Repayment of Debt."  Will consist of payments of delinquent accounts payable of Butte Creek assumed in the acquisition, including payroll and other taxes to the IRS (with interest accruing at 18%), California Employment Development Department Taxes (with interest accruing at 8%) and fees owed to the TTB and California Alcohol Beverage Control (with interest accruing at 6%) and the California Board of Equalization (with interest at 8%),  California Department of Conservation (with interest at 8%), Franchise Tax Board and Butte County in the aggregate amount of  approximately $138,000 at March 31, 2006. Repayment of these accrued taxes will be our highest priority.  Other accounts payable will be paid on a “most urgent” basis, in all likelihood to vendors and suppliers, including hops, grain and glass suppliers, the determination of which will be made at the time of payment.  If all accrued taxes have otherwise been paid out of operating revenues at the conclusion of the offering, and offering proceeds are not, in the judgment of management, needed to pay vendors and suppliers, we may also repay to two of our directors, Mr. J. Andrew Moorer and Mr. John Power $25,000 in partial repayment of advances they have extended to the Company.

       "Working capital" includes costs associated with the following expenditures necessary for our ongoing operations, including:

-	Rent (10%)
-	Utilities (10%)
-	Employee salaries and benefits (30%)
-	Marketing expansion, including engaging new distributors in new territories and marketing materials (25%)
-	Inventory expansion (25%)

No amounts allocated to working capital will be paid to our officers or directors.

       In the past, we have experienced a chronic shortage of working capital. We have and will continue to adopt a policy of paying the most critical operating expenses and accounts payable to avoid an interruption of operations.

       Pending our use of the net proceeds of the offering, the funds will be invested temporarily in certificates of deposit, short-term government securities, or similar investments.  Any income from these short-term investments will be used for working capital.

       The net proceeds from this offering, together with internally generated funds and funds on hand at the time of the offering, based on historical experience, are expected to be adequate to fund our working capital needs for at least the next three months if only the minimum proceeds are received, or for the next nine months if the maximum proceeds are received.  We may need to seek funds through loans or other financing arrangements in the future, and there can be no assurance that we will be able to make these arrangements in the future should the need arise.

Dividend Policy

       We have not declared or paid cash dividends on our common stock in the preceding two fiscal years.  We currently intend to retain all future earnings, if any, to fund the operation of our business, and, therefore, do not anticipate paying dividends in the foreseeable future.  Our Board of Directors will determine whether any cash dividends will be declared in the future.

 Capitalization

       The following table sets forth our capitalization as of March 31, 2006.  This section should be read in conjunction with the consolidated financial statements and pro forma financial information and related notes contained elsewhere in this prospectus.

	As of March 31, 2006
	Unadjusted	As Adjusted(1)
		Minimum	Maximum

Stockholders' Equity:
Common Stock, $.0001 par value,

20,000,000 shares authorized; 2,000,000 shares issued and outstanding at March 31, 2006; 2,400,000 shares issued and outstanding, as adjusted, assuming the minimum number of shares are sold; 3,000,000 shares issued and outstanding, as adjusted, assuming the maximum number of shares are sold(1)

	200	240	300
Preferred Stock, $.0001 par value,
5,000,000 shares authorized; no shares issued and outstanding at March 31, 2006.	-	-	-

Capital in excess of par value	449,800	499,760	799,500
Accumulated (deficit)	(190,775)	(190,775)	(190,775)
Stockholders equity	259,225	309,225	609,025

___________________________________

(1)     Does not include up to 500,000 shares reserved for issuance pursuant to the Company's 2004 Equity Incentive Plan.

(2)     Assumes the sale of the minimum offering of 400,000 shares of common stock for net proceeds of $50,000.

(3)     Assumes the sale of the maximum offering of 1,000,000 shares of common stock for net proceeds of $350,000.

Dilution

       At March 31, 2006, we had a historical net tangible book value deficit of $(390,363) or $(.20) per share, based upon 2,000,000 shares of common stock outstanding.  Pro forma net tangible book value per share is determined by dividing the number of outstanding shares of common stock into our pro forma net tangible book value, meaning total assets less intangible assets less total liabilities, and then subtracting capitalized offering costs.

       If we sell all 1,000,000 shares that we are offering, of which there is no assurance, the adjusted net tangible book value as of March 31, 2006, would have been $109,637 or $.04 per share of common stock, based upon 3,000,000 shares outstanding.  This represents an immediate increase in net tangible book value of $.24 per share to current stockholders and an immediate decrease of $.46 per share to you as an investor in our offering.  To the extent fewer shares are sold in the offering, the dilution to investors will be greater.

       If we sell the median of 700,000 shares, of which there is no assurance, the adjusted net tangible book value as of March 31, 2006, would have been $(40,363), or $(.02) per share of common stock, based upon 2,700,000 shares outstanding.  This represents and immediate increase in net tangible book value of $.18 per share to current stockholders and an immediate decrease of $.52 per share to you as an investor in our offering.

       If we sell the minimum of 400,000 shares, of which there is no assurance, the adjusted net tangible book value deficit as of March 31, 2006, would have been $(190,363) or $(.08) per share of common stock, based upon 2,400,000 shares outstanding.  This represents an immediate increase in net tangible book value of $.12 per share to current stockholders and an immediate decrease of $.58 per share to you as an investor in our offering.

       The following table illustrates the per share dilution, assuming (i) 400,000 shares are sold in our offering; (ii) 700,000 are sold and (iii) all 1,000,000 shares are sold:

	Minimum	Median	Maximum

Public offering price per share of common stock	$.50	$.50	$.50

Pro forma net book value deficit per share of common stock before offering
	(.20)	(.20)	(.20)

Increase per share of common stock attributable to present stockholders
	.12	.18	.24

Decrease per share of common stock attributable to new investors
	.58	.52	.46

Dilution per share as a percent	116%	104%	92%

        These numbers do not include up to 500,000 shares reserved for issuance pursuant to our 2004 Equity Incentive Plan.  There are currently no outstanding options or other rights to purchase shares of common stock under the Plan.

       The following table sets forth, as of March 31, 2006, the number of shares of common stock that have been purchased, or that may be purchased under outstanding options by affiliated shareholders only, assuming for this purpose that all such options have been exercised, the percentage of total consideration paid, and the average price per share paid by (i) our officers, directors, promoters, and affiliated persons (ii) all present shareholders; and (iii) investors purchasing shares in this offering.

Assuming 400,000 shares are sold:

					Average
	Shares Purchased		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share

Affiliated shareholders	868,000	36.2%	$167,000	27.2%	$0.19
All present shareholders	2,000,000	83.3%	$410,000	67.2%	$0.20
New investors	400,000	16.7%	$200,000	32.8%	$0.50

Total	2,400,000	100.0%	$610,000	100.0%	$0.25

Assuming 700,000 shares are sold:

					Average
	Shares Purchased		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share

Affiliated shareholders	868,000	32.1%	$167,000	22.0%	$0.19
All present shareholders	2,000,000	74.1%	$410,000	54.0%	$0.20
New investors	700,000	25.9%	$350,000	46.0%	$0.50

Total	2,700,000	100%	$760,000	$100%	$0.28

Assuming 1,000,000 shares are sold:

					Average
	Shares Purchased		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share

Affiliated shareholders	868,000	28.9%	$167,000	18.4%	$0.19
All present shareholders	2,000,000	66.7%	$410,000	45.1%	$0.20
New investors	1,000,000	33.3%	$500,000	54.8%	$0.50

Total	3,000,000	100.0%	$910,000	100.0%	$0.30

____________

Information about the Market for Our Securities

       There currently exists no public trading market for our securities.  We do not intend to develop a public trading market until our offering has terminated.  There can be no assurance that a public trading market will develop at that time or be sustained in the future.  Without an active public trading market, you may not be able to liquidate your investment without considerable delay, if at all.  If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations.  Factors we discuss in this prospectus, including the many risks associated with an investment in us, may have a significant impact on the market price of our common stock.  Also, because of the relatively low price of our common stock, many brokerage firms may not effect transactions in the common stock.

       In addition, it is likely that our common stock will be subject to rules adopted by the Commission regulating broker dealer practices in connection with transactions in "penny stocks."  Those disclosure rules applicable to penny stocks require a broker dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission.  That disclosure document advises an investor that investment in penny stocks can be very risky and that the investor's salesperson or broker is not an impartial advisor but rather paid to sell the shares.  The disclosure contains further warnings for the investor to exercise caution in connection with an investment in penny stocks, to independently investigate the security, as well as the salesperson with whom the investor is working and to understand the risky nature of an investment in this security.  The broker dealer must also provide the customer with certain other information and must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  Further, the rules require that, following the proposed transaction, the broker provide the customer with monthly account statements containing market information about the prices of the securities.

Safe Harbor for Forward-looking Statements

In General

       This prospectus contains statements that plan for or anticipate the future.  In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like.  These forward-looking statements include, but are not limited to, statements regarding the following:

*	our product and marketing plans

*	consulting and strategic business relationships;

*	statements about our future business plans and strategies;

*	anticipated operating results and sources of future revenue;

*	our organization's growth;

*	adequacy of our financial resources;

*	development of new products and markets;

*	competitive pressures;

*	changing economic conditions;

*	expectations regarding competition from other companies; and

*	our ability to manufacture and distribute our products.

       Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied.  For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk Factors section of this prospectus, include:

*	changes in general economic and business conditions affecting the craft/microbrew industries;

*	developments that make our beers less competitive;

*	changes in our business strategies;

*	the level of demand for our products; and

       In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

       The safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to forward looking statements contained in this prospectus are not available and do not apply to us.

Selected Financial Data

       We have set forth below certain selected financial data. The information has been derived from the financial statements, financial information and notes thereto included elsewhere in this prospectus.

Pro Forma Statement of Operations Data:	Three Months Ended March 31		Fiscal Year Ended December 31,
	2006	2005	2005
Total Revenues	$ 194,900	$ 164,293	$ 865,878
Cost of Sales	126,611	104,158	573,740
Operating expenses	179,862	119,123	540,914
Other expense	(12,832)	(5,899)	(43,615)
Net loss	$(134,425)	$ (74,401)	$ (338,879)
Net loss applicable to common stockholders	$(134,425)	$ (74,401)	$ (338,878)
Basic and diluted loss per share		$ (.04)	$ (.19)
Shares used in computing basic and diluted loss per share		1,820,000	2,000,000

Statement of Operations Data:	Three Months Ended March 31,		Fiscal Year Ended December 31,
	2006	2005	2005	2004
Total Revenues	$194,900	$ -	$ 321,895	$ -
Cost of Sales	126,611	-	205,565	-
Operating expenses	179,862	9,461	215,867	62,543
Other expense	(12,832)	-	(11,740)	-
Net loss	(134,425)	(9,461)	(127,785)	(62,543)
Net loss applicable to common stockholders	(134,425)	(9,461)	(127,785)	(62,543)
Basic and diluted loss per share	(0.07)	(.01)	(0.08)	(.07)
Shares used in computing basic and diluted loss per share	2,000,000	1,500,000	1,691,666	865,513

	,
	At March 31, 2006
Balance Sheet Data:		Adjusted
	Unadjusted	Minimum(1)	Maximum(2)
Working capital (deficit)	$ (377,838)	$ (377,838)	$ (77,838)
Total assets	1,207,952	1,257,952	1,557,952
Total Liabilities	1,083,152	1,083,152	1,083,152
Stockholders' equity	$ 124,800	$ 174,800	$ 474,800

________________

(1)     Adjusted to reflect net proceeds of $50,000 from our assumed sale in this offering of 400,000 shares at an offering price of $.50 per share.

(2)     Adjusted to reflect net proceeds of $350,000 from our assumed sale in this offering of 1,000,000 shares at an offering price of $.50 per share.

Management's Discussion And Analysis Or Plan Of Operation

Plan of Operations

Golden West Brewing Company, Inc. (the "Company" or "Golden West") was formed in December 2003 to acquire substantially all of the business assets of Butte Creek Brewing Company, LLC ("Butte Creek" or "Butte"). We are currently a holding company for our wholly-owned subsidiary Golden West Brewing Company, a California corporation, which acquired the assets and certain liabilities of Butte Creek on August 31, 2005. Butte Creek has been operating as a craft brewery in Chico, California since 1996. It specializes in brewing certified organic craft beers. Upon completion of the proposed initial public offering, we hope to increase our production, increase sales and reduce our operating losses, although there is no assurance that we can achieve these goals.  In 2005, we doubled our production capacity from 4,000 barrels per year to approximately 8,000 barrels per year with the acquisition of two 80 barrel fermentation tanks and one 80 barrel conditioning or "brite" tank.  We still face operational challenges as our sales and production levels increase.  The following are the key issues and challenges facing the Company:

*

Sales.  We believe that our minimum level of sales for our operating subsidiary, Butte Creek, to break-even is $100,000 per month.  Butte Creek has only achieved this level of sales during a month once in its history.  It is critical for us to improve our sales so that we can achieve at least a break-even operating level.  There is no assurance that we will be able to achieve this level of sales, or if we achieve it, that we will be able to maintain it.  Our business plan is to (a) introduce new products (b) add new sales territories and (c) increase our penetration in existing territories.

*

Increase Gross Profit Margin.  In addition, our gross profit margin must be increased to at least 35% of sales.  Our plan is to take advantage of our increased production capacity and increase our production which we believe will lower our average cost per barrel of beer produced. Also, we are trying to improve our product mix with higher margin products. Finally, we raised our prices in early 2006 and believe they will need to be raised again in January 2007.  There is no assurance that we will be successful in implementing our plan to increase our gross profit margin.

*

Control Selling, General & Administrative Expenses.  In addition to raising sales, we must control our expenditures to achieve a break-even operating level.  We have taken steps to reduce our monthly operating expenses by reducing our employee head-count.

*

Working Capital Shortage.  Our history of working capital deficiencies make it difficult to build finished inventory.  We owe delinquent taxes to several Federal and State agencies.  In addition, we have increased our production capacity and launched new products that will require increased levels of inventory.

*

Lack of Marketing Materials.  We have very limited marketing budgets and are not competitive with other breweries of our size in the amount and quality of marketing materials needed to support our distribution network.

*	Continued Operating Losses. Our history of operating losses makes it difficult to raise capital for our working capital needs.
*

Lack of Inventory Controls.  We need to improve our control and management of our finished inventory to reduce the amount of shrinkage we have experienced due, we believe, to unsupervised employees.  We do not believe our lack of inventory control has materially impacted our business.  We conduct physical inventories on a monthly basis and recently upgraded our accounting software to improve our inventory control.  If these measures do not provide improved inventory controls, we would expect our margins to erode and our sales to decline.

          Both Golden West and Butte Creek have sustained losses from operations.  Golden West has a working capital deficit which raise substantial doubts about their ability to continue as a going concern. Our audited financial statements have received going concern qualifications from our Independent Registered Public Accounting Firm.

          The following discussion and analysis is as of and for the years ended December 31, 2005 and 2004 and for the three month periods ended March 31, 2006 and 2005 and should be read in conjunction with the Golden West Brewing Company, Inc. financial statements and Notes thereto.  We were a development stage entity prior to our acquisition of Butte Creek on August 31, 2005.

Possible Section 5 Violation

         It is possible that it may be determined that we violated Section 5 of the Securities Act.  Section 5 of the Securities Act prohibits the use of any means or instruments of transportation or communication in interstate commerce or of the mails to sell a security unless a registration statement is in effect as to such security.  Section 5(c) of the Securities Act prohibits the use of any means or instruments of transportation or communication in interstate commerce or of the mails to offer to sell or offer to buy a security unless a registration statement has been filed as to such security.

         The transaction that may have caused such a violation of Section 5 is as follows:  In December, 2004, we made the initial filing of the registration statement of which this prospectus forms a part.  In June 2005, an unaffiliated third-party, Bob Vogt, loaned us the sum of $10,000.  The loan was unsecured and undocumented.  It was our intention to repay the loan in a short period of time; however, we were unable to do so due to our lack of working capital.  In December 2005, in an effort to improve our balance sheet, we offered Mr. Vogt an opportunity to convert his $10,000 loan into shares of our common stock.  In December 2005, we effected the conversion of Mr. Vogt's loan into shares of our common stock in a transaction in which we relied upon an exemption from the registration requirements of the Securities Act contained in Section 4(2), which exempts transactions not involving a public offering.

         Under the principals of integration, two or more offerings of securities may be integrated and deemed to be one offering under certain circumstances.  Factors considered in determining whether offers and sales of securities should be integrated are:

*	Whether the sales are part of a single plan of financing;
*	Whether the sales involve the issuance of the same class of securities;
*	Whether the sales have been made at or about the same time;

*	Whether the same type of consideration is being received; and,
*	Whether the sales were made for the same general purpose.

         If it were to be determined that the conversion of Mr. Vogt's note payable into shares of common stock is integrated with the offering covered by the registration statement and this prospectus, then we could not rely upon the exemption contained in Section 4(2) of the Securities Act for the Vogt conversion, and as a result, it may be determined that the conversion of the Vogt loan into shares of common stock constituted a violation of Section 5 of the Securities Act.  If this were to occur, we would become subject to remedial actions, which would include the payment of disgorgement, pre-judgment interest and civil or criminal penalties pursuant to Sections 12(a)(1), 8A and 24 of the Securities Act.  We are not aware of any pending claims for sanctions against us based upon a Section 5 violation and we intend to vigorously defend any such claim should it arise.  However, in our financial statements, we have classified the advance payable to Mr. Vogt as subject to rescission.  A rescission offer would require that we file a registration statement covering the offer and, once the registration statement has been declared effective by the Securities and Exchange Commission, redeeming the shares of common stock and repaying the loan to Mr. Vogt.  In addition, we could face possible civil penalties in an undetermined amount.  This could have a significant impact on our working capital and impair our ability to continue as a going concern.

         Furthermore, any claim for rescission would make it difficult for us to raise additional debt or equity financing needed to run our business, and would not be viewed favorably by analysts or investors.

Critical Accounting Policies And Estimates

          In the ordinary course of business, we have made a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ significantly from those estimates under different assumptions and conditions. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results. We constantly re-evaluate these significant factors and make adjustments where facts and circumstances dictate.

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. The actual results could differ from those estimates. Our financial statements are based upon a number of significant estimates, the allowance for doubtful accounts, obsolescence of inventories and the estimated useful lives selected for property and equipment. Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that the estimates for these items could be further revised in the near term and such revisions could be material.

Overview - Factors Affecting Results of Operations

          Sales in the craft beer industry generally reflect a degree of seasonality, with the first and fourth quarters historically being the slowest and the rest of the year typically demonstrating stronger sales. We have historically operated with little or no backlog and, therefore, our ability to predict sales for future periods is limited.

          Our sales are affected by several factors, including consumer demand, price discounting and competitive considerations. We compete in the craft brewing market as well as in the much larger specialty beer market, which encompasses producers of import beers, major national brewers that produce fuller-flavored products, and large spirit companies and national brewers that produce flavored alcohol beverages. Beyond the beer market, craft brewers also face competition from producers of wines and spirits. The craft beer segment is highly competitive due to the proliferation of small craft brewers, including contract brewers, and the large number of products offered by such brewers. Imported products from foreign brewers have enjoyed resurgence in demand since the mid-1990s. Certain national domestic brewers have also sought to appeal to this growing demand for craft beers by producing their own fuller-flavored products. In 2001 and 2002, the specialty segment saw the introduction of flavored alcohol beverages, the consumers of which, industry sources generally believe, correlate closely with the consumers of the import and craft beer products. While sales of flavored alcohol beverages were initially very strong, these growth rates slowed in 2003 and 2004. The wine and spirits market has experienced a surge in the past several years, attributable to competitive pricing, increased merchandising, and increased consumer interest in spirits. Because the number of participants and number of different products offered in this segment have increased significantly in the past ten years, the competition for bottled product placements and especially for draft beer placements has intensified.

Operating and Financial Review and Prospects

Operating Results

For the quarter ended March 31, 2006 compared to the quarter ended March 31, 2005:

SALES.  Net sales for the quarter ended March 31, 2006 were $184,880 compared to $0.00 in the quarter ended March 31, 2005.  The increase was due to our acquisition of Butte Creek which occurred on August 31, 2005.  Our sales by segment consisted of:

Case Beer Sales       87.9%

Draft Beer Sales        8.7%

Contract Brewing      3.4%

COST OF GOODS SOLD.  Cost of goods sold for the quarter ended March 31, 2006 was $126,611 or 68.5% of net sales.   There was no comparison to fiscal 2005 as we were still a development stage company in the corresponding period.  Our cost of goods sold for each segment was:

Case Beer Sales         64.3%

Draft Beer Sales        44.5%

Contract Brewing       78.4%

In addition we had $2,315 in shipping costs that were not allocated to any segment but was part of our cost of goods sold.

GROSS PROFIT.  Gross profit for the quarter ended March 31, 2006 was $58,269 or 31.5% of net sales.  Our goal is to increase our gross profit to at least 35% of net sales.  There was no comparison to fiscal 2005 as we were still a development stage company in the corresponding period.

OPERATING EXPENSES.  Total operating expenses increased $170,401 or 1800% to $179,862 for of the quarter ended March 31, 2006 compared to $9,461 in the quarter ended March  31, 2005. The increase was primarily due to our acquisition of Butte Creek in 2005.  In addition, we had $36,828 in legal and accounting costs that were expensed in the quarter related to our self-underwritten public offering that commenced on February 14, 2006.

   Components of operating expenses were:

*

Depreciation & Amortization expense was $7,824 for the quarter ended March 31, 2006.  The increase was the result of tangible and intangible assets acquired from Butte Creek on August 31, 2005 and additional brewing equipment acquired in 2005. We did not own any assets in the first quarter of 2005 that were subject to depreciation or amortization.

*

Management compensation was $19,807 for the quarter ended March 31, 2006 compared to zero in the corresponding quarter ended March 31, 2005.  The increase was solely related to our acquisition of Butte Creek on August 31, 2005.

*

Rent expense was $9,450 for the quarter ended March 31, 2006 compared to zero in the corresponding quarter in 2005.   The increase was the rent paid for our Chico, California brewery during the period which we did not operate until our acquisition  of Butte Creek on August 31, 2005.

*	Selling expense was $23,726 for the quarter ended March 31, 2006 compared to zero in the prior fiscal year. The increase was due to our acquisition of Butte Creek on August 31, 2005.
*	Outside Sales Compensation was $23,254 for the quarter ended March 31, 2006 compared to zero in the prior fiscal year. The increase was the result of purchase of Butte Creek on August 31, 2005.

*

Other General & Administrative Operating Expenses increased $51,428 or 1,840%  for quarter ended March 31, 2006 compared to $2,795 for the quarter ended March 31, 2005.  The increase was a result of our acquisition of Butte Creek in 2005. This categories primary components are insurance, payroll and payroll related expenses.

OPERATING LOSS.  The operating loss for the quarter ended March 31, 2006 increased $112,132 or 1185% to $121,593 from $9,461 compared to the corresponding quarter ended March 31, 2005 as a result of our acquisition of Butte Creek on August 31, 2005.  In addition, we have incurred substantial legal and accounting expense in the quarter related to our pending public offering.

OTHER INCOME & EXPENSE.  Total other expense was $12,832 for the quarter ended March 31, 2006 compared to zero for the corresponding quarter ended March 31, 2005.  The primary component was interest expense of $13,201 related to debt that was incurred as part of the Butte Creek acquisition on August 31, 2005.

NET LOSS.  Net loss increased $124,964 or 1320% to $134,425 for the quarter ended March 31, 2006 compared to $9,461 for the corresponding period of 2005.  The increase in our net loss was a result of the operating losses incurred by Butte Creek in the first quarter of 2006. We did not own Butte Creek in the first quarter of 2005.  In addition, we incurred $36,828 in legal and accounting costs during the quarter related to our pending self-underwritten public offering.

Operating and Financial Review and Prospects

Operating Results

For the year ended December 31, 2005 compared to the twelve months ended December 31, 2004:

SALES Net sales for the fiscal year ended December 31, 2005 were $305,387 compared to $0.00 in the fiscal year ended December 31, 2004.  The increase was due to our acquisition of Butte Creek which occurred on August 31, 2005.

COST OF GOODS SOLD Cost of goods sold for fiscal 2005 was $205,565 or 67% of net sales.   There was no comparison to fiscal 2004 as we were still a development stage company in the corresponding period.

GROSS PROFIT Gross profit for the year ended December 31, 2005 was $99,822 or 33% of net sales.  There was no comparison to fiscal 2004 as we were still a development stage company in the corresponding period.

OPERATING EXPENSES Total operating expenses increased $153,324 or 245% to $215,867 for of the fiscal year ended December 31, 2005 compared to $62,543 in the year ended December 31, 2004. The increase was primarily due to our acquisition of Butte Creek for four months of the period and lower legal fees compared to the fiscal year ended December 31, 2004.  Components of operating expenses were:

*

Depreciation & Amortization expense was $10,464 for fiscal 2005.  The increase was the result of tangible and intangible assets acquired from Butte Creek on August 31, 2005 and additional brewing equipment acquired in 2005. In Fiscal 2004, we did not own any assets that were subject to depreciation or amortization.

*

Management compensation was $26,744 for the year ended December 31, 2005 compared to zero in the corresponding period ended December 31, 2004.  The increase was solely related to our acquisition of Butte Creek on August 31, 2005.

*

Rent expense was $12,600 for the year ended December 31, 2005 for the year ended December 31, 2005 compared to zero in the prior fiscal year.  The increase was the rent paid for our Chico, California facility subsequent to our acquisition of Butte Creek on August 31, 2005.

*	Selling expense was $23,237 for the fiscal year ended December 31, 2005 compared to zero in the prior fiscal year. The increase was due to our acquisition of Butte Creek on August 31, 2005.
*	Outside Sales Compensation was $28,909 for the fiscal year ended December 31, 2005 compared to zero in the prior fiscal year. The increase was the result of purchase of Butte Creek on August 31, 2005.
*	Other General & Administrative Operating Expenses increased $51,370 to $113,913or 82% for year ended December 31, 2005 compared $62,543 in the year ended December 31, 2004.

	The components in this category are detailed below:
	2005	2004

Legal and Accounting	$38,979	$47,025

The settlement of our trademark dispute related to Mount Shasta Ale reduced our legal and accounting expenses in 2005 as compared to 2004.

Research and Organizational Expense	$ 722	$ 8,126

Research and Organizational Expenses decreased $7,404 from $8,126 to $722 for the fiscal year ended December 31, 2005.

Other	$ 74,212	$ 7,392

Other expenses increased $66,820 from $7,392 in fiscal 2004 to $74,212 in the year ended December 31, 2005. Other includes payroll taxes, insurance and a portion of our payroll and utilities.

OPERATING LOSS.  The operating loss for the fiscal year ended December 31, 2005 increased $53,502 or 86% to $116,045 from $62,543 in the corresponding period of 2004 as a result of the increase in total operating expenses resulting from the Butte Creek acquisition.

OTHER INCOME & EXPENSE Total other expense was $11,740 for the fiscal year ended December 31, 2005 compared to $0.00 for the corresponding period of 2004.  The increase was directly related to the acquisition of Butte Creek on August 31, 2005.

NET LOSS Net loss increased $65,242 or 104% to $127,785 for the fiscal year ended December 31, 2005 compared to $62,543 for the corresponding period of 2004.   The increase in our net loss was a result of the operating losses incurred by Butte Creek after our acquisition on August 31, 2005.

Pro Forma:  For the Three Months Ended March 31, 2006, Compared to the Three Months Ended March 31, 2005.

The following discussion gives retroactive effect to our acquisition of Butte Creek to the beginning of the periods shown.

SALES.  Net sales for the first three months of 2006 increased $30,102 or 19.45% from $154,778 to $184,880.  The increase in net sales was the result of increased market penetration of our line of certified organic beers in bottles and contract brewing revenues.  Case Beer sales for the period increased 21.6%.  However, Draft Beer sales actually declined 26.2% during the period.  The decrease in draft sales is attributed to increased competitive pressures in this sector of the industry.  There are fewer opportunities for draft accounts and most of them are dominated by the national and regional brewing powerhouses.  Contract brewing revenues were $6,616 for the period compared to $0.00 in the prior year period.

COST OF SALES.  Cost of sales for the three months ended March 31, 2006 were $126,611 or 68.5% of net sales as compared to $104,158 or 67.3% of net sales for the first three months of 2005.  The four biggest components in our cost of sales are (a) raw materials (b) packaging materials, (c) direct labor and (d) utilities.  While raw material costs and packaging material costs decreased as a percentage of net sales by 0.5% and 1.7% respectively, direct labor costs and utilities were up 1.6% and 1.7% respectively.  The increases in direct labor and utilities were due to accounting procedural changes, whereby a larger portion of overhead expenses were applied to cost of sales.  We expect continued pressure on our Cost of Sales as raw materials and packaging materials continue to increase in price.  We have raised our prices to certain accounts in 2006 and should be able to raise prices enough to off-set our increases in costs.

GROSS PROFIT.  As a result of the 19.5% increase net sales and 21.5% increase in cost of sales, gross profit for the first three months of 2006 increased only $7,649 or 15.1% for the period to $58,269 or 31.5% of net sales from $50,621 or 32.7% of net sales for the first three months of 2005.

OPERATING EXPENSES.  Total operating expenses increased $60,739 or 51.1% to $179,862 for the first three months of 2006 compared to $119,123 for the same period in 2005.  Our operating expenses include our corporate overhead at Golden West Brewing.

Pro Forma First Three Months of
		2006	2005
*	Depreciation & Amortization	$ 7,824	$ 8,521
*	Legal & Accounting	$ 41,578	$ 9,066
*	Management Compensation	$ 19,807	$ 9,000
*	Outside Sales Compensation	$ 23,254	$ 18,848
*	Rent	$ 9,450	$ 7,950
*	Selling Expense	$ 23,726	$ 54,444
A Decrease of $30,718 or 56.4% to $23,726 from $54,444.
*	Other General & Administrative	$ 54,223	$ 11,294
An increase of $43,029 or 384% as payroll,
insurance and other operating costs increased

Two bolded categories are both GWB & BUTTE.  Others are just BUTTE.

OPERATING LOSS.  The operating loss for the three month period ended March 31, 2006 increased $53,091 or 77.5% to $121,593 compared to an operating loss of $68,502 for the three month period ended March 31, 2005.  The increase in the operating loss is directly related to the significant increase in operating expenses at a faster rate than our sales.

OTHER INCOME AND EXPENSE.  Total other expense for the three months ended March 31, 2006 was $12,832 compared to total other expense of $5,899 for the prior period, an increase of $6,933 or 118%.  The increase was primarily a result of a increased interest expense as a result of our acquisition of Butte Creek.

NET LOSS.  Net loss for the three months ended March 31, 2006 was $134,425 compared to a net loss of $74,401 for the same period in 2005, an increase in net loss of $60,024, or 80.6%.  The increase in net loss is a result of our decreasing gross profit margin, increasing operating expenses at a faster rate than our sales.

Pro Forma Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

SALES Net sales for the fiscal year 2005 increased $154,849 or 23.3% to $819,391 compared to $664,542 in net sales for the fiscal year 2004. The increase in net sales was a result of continued strength of our core line of organic ales and the launch of our latest organic ale, Butte Creek Certified Organic Pilsner in the 3rd quarter of 2005, and direct sales efforts in the region surrounding our brewery facility in Chico, California.

COST OF SALES Cost of sales for the fiscal year 2005 were $573,740 or 70% of net sales as compared to $441,171 or 66% of net sales in fiscal year 2004.  Rising prices of ingredients and packaging materials contributed to the increase in cost of sales.

GROSS PROFIT As a result of the higher net sales, gross profit for fiscal year 2005 increased 9.9% to $245,651 or 30% of net sales from $223,371 or 34% of net sales in fiscal year 2004.

OPERATING EXPENSES Total operating expenses increased $98,257 or 22% to $540,914 in fiscal year 2005 compared to $442,657 in fiscal year 2004.  The overall increase was the result of increased operations in fiscal 2005, including payroll, insurance and marketing, as compared to fiscal 2004.

OPERATING LOSS The operating loss for the year ended December 31, 2005 was $295,263, compared to an operating loss of $219,286 for the year ended December 31, 2004, an increase in net loss of $75,977, or 34.6%.

OTHER INCOME AND EXPENSE.  Total other expense for the year ended December 31, 2005 was $43,615, compared to total other expense of $29,167 for the prior year, an increase of $14,448 or 49.5%.  This change was due to a one-time fine of $13,000 incurred in 2005.

NET LOSS Net loss for the year ended December 31, 2005 was $338,878 compared to a net loss of $248,453 in 2004, an increase in net loss of $90,425, or 36.4% higher. This unfavorable increase in net loss was the result of higher operating expenses in 2005 as the Company increased its operating costs while its gross profit as a percentage of sales declined.

Liquidity and Capital Resources

          We have required capital principally for the purchase of Butte Creek and the funding of operating losses and working capital. To date, we have financed our capital requirements through the sale of equity and short and long-term borrowings. We expect to meet our future financing needs and working capital and capital expenditure requirements through cash on hand, borrowings and offerings of debt or equity securities, although there can be no assurance that our future financing efforts will be successful beyond this offering. The terms of future financings could be highly dilutive to investors in this offering.

          The minimum net proceeds of our pending self-underwritten public offering should satisfy our working capital requirements for approximately three months; if the maximum offering is sold, the proceeds should be sufficient to satisfy our working capital needs for nine months. We have no commitments, understandings or arrangements for any additional working capital. If this offering is not successful, or if we are unable to secure additional financing to cover our operating losses until break-even operations can be achieved, we may not be able to continue as a going concern.

          We had no cash and cash equivalents and a negative working capital of $377,838 at March 31, 2006.  Our long-term debt was $421,320 at March 31, 2006.  We do not have sufficient cash on hand or available credit facilities to continue operations for more than 30 days and are dependent upon the completion of this offering to provide adequate working capital to continue operations. In the interim, we have raised capital through the sales of unregistered securities and advances and/or loans from its officers and directors to acquire Butte Creek, and fund its operations after its acquisition.   There are no assurances that we will be able to secure additional capital to maintain the operations of Butte Creek until the proposed initial public offering is completed.

          During the quarter ended March 31, 2006, the Company's capital expenditures totaled $6,551.

Available Credit

         The Company assumed a $25,000 balance on a credit card issued by Wells Fargo Bank, with interest at the rate of 16.25%. The card is uncollateralized and guaranteed by Tom Atmore, Butte Creek's Managing Member and former general manager. The outstanding balance as of March 31, 2006 was $24,238.

       The Company assumed a $15,400 line of credit on a Butte Creek credit card with MBNA with interest at the rate of 29.98%. The debt on the credit card is uncollateralized but guaranteed by Tom Atmore, Butte Creek's managing member and our former general manager. The outstanding balance as of March 31, 2006 was $11,233.

Notes Payable

         On November 1, 2004, J. Andrew Moorer, a Director of the Company, made an uncollateralized advance of $8,750.  This advance started to accrue interest at 8% on January 1, 2006.   Between March and September 2005, the Company borrowed a total of $125,000 from three lenders: $50,000 in July 2005 from Power Curve, Inc. (a company controlled by John Power); $50,000 in May 2005 from Lone Oak Vineyards, Inc. (a company controlled by Brian Power); and $25,000 in March 2005 from Tiffany Grace, an unaffiliated party.   The loans were used to payoff Butte Creek's loans to Tri County Economic Development Corporation, purchase additional equipment and provide working capital. The Tiffany Grace note, which was executed on September 9, 2005 accrues interest at the rate of 9% per annum, is payable in monthly payments of principal and interest based upon a five year amortization, and is due in full March 2008.   As of December 31, 2005, the Tiffany Grace note had current maturities of $4,336 and a long-term maturity of $18,638.  The Power Curve and Lone Oak notes were executed in September, 2005, accrue interest at the rate of 9% per annum, and are payable in full in 2008. The loans are collateralized by a security interest covering all of our tangible and intangible assets.  As of March 31, 2006, the Power Curve and Lone Oak notes had accrued interest of $2,059 and long-term maturities of $100,000.

         On December 30, 2005, John Power and Power Curve, Inc. converted $215,000 and $90,000, respectively, in outstanding advances into collateralized long-term debt. The notes bear interest at 9% and mature December 31, 2008 and are collateralized by a security interest covering all of our tangible and intangible assets but are junior to the security interest granted to Power Curve, Inc. ($50,000), Lone Oak Vineyards, Inc. ($50,000) and Tiffany Grace ($25,000) in September 2005 described above.  As of March 31, 2006, these notes had accrued interest of $4,838 and $2,025 respectively and long-term maturities of $215,000 and $90,000 respectively.

         As part of our acquisition of Butte Creek, the Company assumed an $8,136 note payable to Bruce Detweiler, a member of Butte Creek, and a $10,098 note payable to Richard Atmore, Jr., a member of Butte Creek and the brother of Tom Atmore, a managing member of Butte Creek

         The Company has pledged substantially all of our assets to secure some of the notes. Should the Company default in the payment of these secured notes, the collateral could be subject to forfeiture.

         In the three months ended March 31.2006, John Power and Power Curve, Inc. have made advances to the Company of $57,800 and $52,150 respectively. The advances are uncollateralized and due on demand. Subsequent to March 31, 2006, John Power and Power Curve, Inc., have made advances to the Company of $29,900 and $37,360 respectively.  The advances are unsecured and due on demand.

Delinquent Taxes & Rent

          Delinquent Taxes & Rent

          At March 31, 2006 the Company had outstanding payroll tax liabilities of $50,029. Of these amounts $41,009 are considered delinquent.

          California Redemption Value (CRV) is a tax collected on all package sales to retailers, processed through the California Department of Conservation and refunded through the State's recycling program. The United States Bureau of Alcohol, Tobacco and Firearms ("BATF"), now the TTB, and various state agencies collect excise taxes often referred to as "alcohol taxes" with the amount based on the volume of beer sold. At March 31, 2006, the Company had alcohol related taxes payable to federal and state taxing authorities of $67,904.  Of these amounts, $62,500 is considered delinquent. The detail of those taxes payable is as follows:

March 31, 2006
Tax Agency	Due	Delinquent
Internal Revenue Service	$36,416	$30,900	Payroll Taxes
CA Employment Development Department	$13,613	$10,109	Payroll Taxes
Bureau of Alcohol, Tobacco and Firearms	$39,954	$35,324	Excise Tax
CA Board of Equalization	$ 5,751	$ 4,413	Excise Tax
CA Department of Conservation	$24,559	$23,785	CRV Tax
Butte County & CA Franchise Tax Board	$18,170	$18,170	Property & Franchise Taxes

         Most of these delinquent payables have been assumed by the Company in connection with our acquisition of Butte Creek as the continuation of regulatory compliance is material to the Company's ability to continue as a going concern. Continued operations could be severely impaired should the TTB or any other governmental agency seek to collect any of the delinquent payables before we are able to pay them.

          At March 31, 2006 the Company had outstanding rent obligations on our operating facility of $17,950. We have entered into a verbal forbearance agreement with the landlord whereby the landlord will not proceed with collection actions to enforce its rights under the lease as long as the Company pays current rent and 8% interest on the outstanding rent obligation timely.

Overview of Product Distribution

          Our products are available for sale directly to consumers in draft and bottles at restaurants, bars and liquor stores, as well as in bottles at supermarkets, warehouse clubs and convenience stores. Like substantially all craft brewers, our products are delivered to these retail outlets through a network of local distributors whose principal business is the distribution of beer and, in some cases, other alcoholic beverages, and who traditionally have local distribution relationships with one or more national beer brand.

          Sales in the craft beer industry generally reflect a degree of seasonality, with the first and fourth quarters historically being the slowest and the rest of the year typically demonstrating stronger sales. We have historically operated with little or no backlog and, therefore, our ability to predict sales for future periods is limited.

Certain Considerations: Issues and Uncertainties

          We do not provide forecasts of future financial performance or sales volume, although this prospectus contains certain other types of forward-looking statements that involve risks and uncertainties. Those risks and uncertainties are discussed more fully in the section of this prospectus titled "Risk Factors." While we are optimistic about our long-term prospects, the following issues and uncertainties, among others, should be considered in evaluating its business prospects and any forward-looking statements.

          In light of uncertain contingencies relating to our acquisition of Butte Creek, we anticipate that a material impairment charge is reasonably likely to occur in the future, resulting in a material impact on our financial statements and results of operations.  Since the acquisition has been consummated, we will be required to determine if a valuation allowance with respect to our investment in Butte Creek.  Based upon the financial history of Butte Creek, it appears to us that a valuation allowance is reasonably likely.

Recent Accounting Pronouncements

          There were various accounting standards and interpretations issued during 2005, 2004 and 2003, none of which are expected to have a material impact on the Company's consolidated financial position, operations or cash flows.

Business

Background and Overview

       Golden West Brewing Company, Inc., a Delaware corporation, was formed and organized on December 23, 2003, for the purpose of acquiring the business and assets of Butte Creek Brewing Company, LLC, a California limited liability company.  We completed the acquisition of Butte Creek on August 31, 2005.  To acquire Butte Creek, we formed and organized a company on November 19, 2003 under the name Golden West Brewing Company, a California corporation.  That company is now our wholly-owned subsidiary doing business as Butte Creek Brewing Company.

       Butte Creek Brewing Company, LLC was formed on October 4, 1995 and since that time has been operating a microbrewery in Chico, California.  Butte Creek specializes in brewing certified organic craft beers, meaning that at least 95% of the final product has been derived from organic ingredients.

       Effective October 8, 2004, we executed a definitive Asset Purchase and Sale Agreement to acquire Butte Creek.  Under the terms of the Acquisition Agreement, on August 31, 2005, having obtained all necessary regulatory approvals, we completed the purchase of substantially all of the business assets of Butte Creek.  In consideration of the Butte Creek assets, we paid:

*	the sum of $350,000 in cash all of which has already been advanced;

*	an additional $217,400 in advances through August 31, 2005 were capitalized as part of the purchase price;

*	the assumption of designated in trade and accounts payable in the approximate amount of $366,000; and

*

200,000 shares of our common stock.  Those shares were issued pursuant to a Subscription Agreement executed by Butte Creek in which it makes representations to the effect that it acquired the shares for investment purposes and not with the view to subsequent resale or redistribution.  The shares are restricted as to resale and issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.  The shares may not be distributed to the members of Butte Creek unless pursuant to a registration statement filed under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, the existence of which must be demonstrated to the satisfaction of the Company.

        In anticipation that he would be participating as a founder and promoter of Golden West in connection with its acquisition of Butte Creek, prior to his formation and organization of Golden West, John C. Power caused to be filed an application with the United States Patent and Trademark Office and Application of Intent to Use for the trademark "Mount Shasta Ale" and purchased the domain name www.ales.com.  In addition, Mr. Power made advances to Butte Creek in the amount of $59,500 through an entity controlled by him, Nova Redwood LLC.  The domain name of www.ales.com was acquired by another company controlled by Mr. Power, Alta California Broadcasting, Inc., and the intent to use trademark application was submitted in the name of a wholly-owned subsidiary of Alta California, Four Rivers Broadcasting, Inc.  In October 2004, those assets were then used by Alta California Broadcasting to redeem some of its outstanding equity interests from certain investors, on the condition that those investors assign those assets to Golden West in consideration of an equity investment in Golden West.

The U.S. Beer Industry

       According to publications of the Association of Brewers (Beertown, December, 2005), in 2004 the total beer sales in the United States consisted of approximately 206 million barrels (each barrel consisting of 31 U.S. gallons).  Of those total sales approximately 24 million barrels, or 11.6%, consisted of sales of imports in the United States.  Of the remaining 180 million barrels, more than 85% of sales were dominated by the four largest brewing companies:

Anheuser Busch	51%
Coors	11%
Miller Brewing Company	19%
Pabst	4%

Craft brewers represented the remaining approximate 3.2% of total U.S. sales, or 6.59 million barrels of craft beer.

Beer Styles

       While the beers from the major American brewers are brewed to high quality standards, they are relatively neutral in flavor. They are brewed with less hops and malt than traditional European or craft-brewed beers, creating a less bitter, lighter bodied flavor. In addition, these beers are usually brewed with a high percentage of rice, corn or corn syrup, which further dilutes the flavor and body of the beers. Traditional lager beers use 100% malted barley in the mash (with the exception of specialty wheat beers), which ensures a robust, full-bodied character. The major U.S. brewers have been successful in creating products that appeal to a wide consumer base and have spent heavily to advertise and promote their products. As a result, they have achieved a dominant position in the market for their mass-produced beers.  The older regional brewers traditionally produced beers similar in style to the products of major breweries, but several have benefited from the recent boom in specialty, craft-brewed beers as both contract producers and marketers of their own products. Imported beers have long been viewed by the beer-drinking public as being more flavorful and "authentic" than the standard American beers.  Although this has not always been the case, the high price and foreign origin of the imported beers created a niche category of "specialty" beers. In recent years, craft-brewed beers have further expanded the "specialty" beer market, and have increased in sales and visibility.

       The vast majority of existing craft/microbrewed products in the U.S. are ales. According to a survey published in THE NEW BREWER published by the Brewers Association at www.beertown.org, the five most popular beer styles produced in brewpubs are all ales, and among the 130 responding craft/microbrewers, only the fourth most popular style (European Pilsner) is a lager. The cost of building and operating a lager brewery is substantially greater than that for an ale brewery.

       The following terms are helpful in understanding our business and industry:

              Craft Brewing:  Beers produced by microbreweries, regional specialty breweries, brewpubs and contract brewers. The common appeal of these beers is a more robust flavor than the standard domestic beers, and an image based on traditional, European beer styles.

              Microbrewery:  Originally used to refer to a small brewery producing less than 10,000 barrels a year, which packages and distributes its beers for sale off site. The cut-off volume has since been increased to 15,000 barrels a year.  The new breweries that were founded in the late 1970s and early 1980s were the first to be called microbreweries.

              Regional Specialty Brewery: A term used to describe those breweries which were founded as microbreweries, but have since outgrown the category, having a capacity to brew between 15,000 and 2,000,000 barrels per year. A new category was needed to distinguish these breweries from the older, established regional breweries. Examples of regional specialty breweries are: Sierra Nevada (Chico, California), Anchor Brewing (San Francisco, California), Rockies Brewing (Boulder, Colorado) and Abita Brewing (Abita Springs, Louisiana).

              Brewpub: A brewery that sells its beers exclusively or primarily at its own bar or restaurant. Since the market is restricted to one outlet, brewpubs tend to be quite small (typically in the 500 to 2,000 barrel range). Examples of brewpubs are Zip City (New York, New York), Crescent City Brewhouse (New Orleans, Louisiana), Wynkoop (Denver, Colorado) and Commonwealth (Boston, Massachusetts).

              Contract Brewer: A company that does not have its own brewery but rather markets beer produced "under contract" by an existing (usually regional) brewery. Examples of contract brewers are Boston Beer Company (Samuel Adams brand beers), Pete's Brewing Company and Neuweiler.

              Hard Cider: A fermented apple cider with an alcohol content between 7 and 14 percent.

              Draft Cider: A fermented apple cider with an alcohol content of less than 7 percent.

Development of Craft-Brewing Industry

       Fritz Maytag bought and revived the failing Anchor Brewery in San Francisco in 1965 and is considered the grandfather of the microbrewing movement. However, it wasn't until the late 1970s and early 1980s that the first new microbreweries opened in the U.S., such as New Albion, Redhook, Yakima Brewing & Malting and Sierra Nevada on the West Coast and Newman Brewing Co. (Albany, New York) on the East Coast. By 1983, there were 11 operating microbreweries in the U.S., which were defined as breweries producing less than 10,000 barrels per year (although all were much smaller in 1983). At least one of these (Buffalo Bill's Brewery, Hayward, California) was a brewpub. In the early to mid 1980s, the first contract brewers appeared.

       What all of the craft-brewed beers have in common is an appeal based on traditional, highly flavored European beer styles. They have benefited from their contrast with the products of the major brewers, which are much lighter in body and flavor. We believe they also were helped by an increasing concern by consumers about how alcoholic beverages fit into a healthy, active, contemporary lifestyle. Like fine wines, we believe that consumers view craft-brewed beers as beverages of moderation.

Craft Beer Industry Segment

       Craft beers are characterized by their full-flavor and are usually produced along traditional European brewing styles.  The majority of craft beers are ales, although some are malt lagers.  Wheat beers and fruit flavoured ales and lagers have enjoyed recent popularity among craft beer consumers.

       The craft beer category consists of:

*	Contract brews - any style brew produced by one brewer for sale under the label of someone else who does not have a brewery or whose brewery does not have sufficient capacity.

*	Regional craft brews - "hand-crafted" brews, primarily ales, sold under the label of the brewery that produced it.

*	Microbrews - "hand-crafted" brews, primarily ales, sold under the label of the brewery that produced it, if the capacity of the brewery does not exceed 15,000 bbl. per year.

*

Large brewer craft-style brews - a brand brewed by a national brewer which may only imitate the style of a craft beer.  These craft-style brews are often sold under the label of a brewery that does not exist or the label of a brewpub with no bottling capacity.  The term "phantom brewery" is sometimes used to describe such brands.

*

Brewpub brews - "hand-crafted" brews produced for sale and consumption at the brewery, which is normally connected with a restaurant/saloon.  Brewpub brews are not normally sold for off-site consumption in significant quantities.

       In 2004, U.S. craft beer industry annual retail sales reached 6.59 million barrels, having a total retail value of $3.5 billion.  That 2004 production volume was divided into the following categories:

	Volume	Percent
Regional specialty breweries	4.4 million barrels	66.8%
Contract breweries	865,000 barrels	13.1%
Microbreweries	733,000 barrels	11.1%
Brewpubs	635,000 barrels	9.6%

See Beertown, www.beertown.org

       According to Beertown, a trade publication, as of December 2005, there were a total of 1,334 total craft breweries operating in the United States, consisting of:

57 Regional specialty breweries
350 Microbreweries
927 Brewpubs
21 Large breweries

Business Strategy

       Our business objective is to become recognized as the premier organic craft brewer in the United States.  It is our objective to produce the finest quality organic craft beers and to market them strategically in niche markets to capitalize on our dedication to the use of organic ingredients, which we consider to be our principal differentiator and competitive advantage.

       Our business strategy includes the following key objectives:

*	Further develop our existing facility and position as a leading organic ale producer;
*	Develop new brands utilizing the existing facility;
*	Produce on a contract basis for other craft brewers, where capacity permits; and
*	Expand regional self-distribution and minimize reliance upon local wholesale distributors.
*	Expand our production capacity to at least 8,000 bbl per year.

Products

       Butte Creek produces a variety of distinctive craft beers ranging in color from light to dark.  Four of our beers are certified organic:  Organic Ale, Organic Pilsner, Organic Porter and Organic India Pale Ale.  In making these three products, we adhere strictly to the National Organic Program of the United States Department of Agriculture pursuant to which our beers are certified as organic by independent accredited certifiers.  All of our beer is made from four traditional ingredients:  water, hops, yeast and malted barley.  Each beer exhibits unique properties of color, richness, bitterness and aroma, creating a special signature for each beer.  In order to maintain full flavor, our beer is not pasteurized or homogenized.  We never use adjuncts in substitute for all grain.

       We currently produce the following principal brands, each with its own distinctive combination of flavor, color and clarity:

*	Organic Ale	An amber ale made with certified organic hops and barley, brewers yeast and water.
*	Organic Porter	A porter with a full bodied malty flavor balanced with a crisp hop bitterness.
*	Organic India Pale Ale	A full-flavored traditional India Pale Ale.
*	Organic Pilsner	A European-style pilsner that is brewed with German malt and Czech hops to make it a light bodied, clean, straw-colored beer with a refreshing crisp finish.
*	Mount Shasta Pale Ale	A full-flavored pale ale.
*	Mount Shasta Strong Ale	This full bodied Strong Ale boasts a sweet, malty flavour with a warming alcohol finish. 8.1% ABV. For sale in California only.
*	Creekside Wheat	A crisp refreshing version of a German hefeweizen, brewed with a little less wheat and a little more hops than the average wheat beer.
*	Winter Ale/Spring Ale (seasonal)	Our Winter Ale is a full-bodied, chestnut brown ale. Our Spring Ale is a crisp amber.
*	Christmas Cranberry Ale (seasonal)	A pleasant Christmas Ale with a hint of cranberry fruitiness. This ale is available in December and January.
*	Organic Spring Ale	A malty amber ale that is lighter in color.
*	Revolution X	Butte Creek’s 10th Anniversary Ale. A certified organic Imperial IPA.

For the years ended December 31, 2004 and 2005 and the three month period ended March 31, 2006, on a pro-forma basis, sales of Organic Ale, Porter, India Pale Ale and Pilsner represented 61.3%, 72.6% and 78.8% of our total sales, respectively, excluding contract brewed organic beer.  During 2004, 78.8% of sales were cases, 17.5% were kegs and 4.3% contract brewed, compared to sales during 2005 being comprised of 81.5% cases, 12.1% kegs and 7.6% contract brewed.  For the three months ended March 31, 2006, 87.9 % of sales were cases, 8.7 % were kegs and 3.4 % were contract brewed.

       In addition to our current craft brews, we are constantly developing new products in order to be responsive to changing customer tastes.  We believe that our continued success will be affected by our ability to be innovative and attentive to consumer desires while maintaining consistently high product quality.

Brewing Operations

The Brewing Process

        Beer is produced from four main ingredients: malt, hops, yeast and water. Malt, the main ingredient of beer, is produced when barley is moistened, allowed to germinate and then dried. The malted barley is then crushed and mixed with hot water and strained, producing a clear amber liquid called "wort". Wort is boiled in the brew kettle and hops are added which add bitterness and variety to the brew. The mixture is then strained and placed in a fermentation vessel where yeast is added and the beer is allowed to ferment. During fermentation, yeast metabolizes the sugars in the wort and produces alcohol and carbon dioxide.

       Upon completion of fermentation, the beer is then transferred to aging tanks where the flavor is developed and matured. The brewing process, from the conversion of raw materials to the serving of beer, is typically completed in 14 to 28 days, depending on the type of beer being brewed. The production schedule for all of our ale products requires a fourteen (14) day cycle. Our lager products requires a twenty-eight (28) day cycle, from brewing through filtration and packaging.  The production cycle includes the following steps:

       *       Day 1.  Mashing. Weighed amounts of milled, malted barley, a cereal grain that provides the body and color to the beer, are mixed and steeped with hot water in a Mash Tun. This serves to extract fermentable and non-fermentable sugars, thus creating a mash. At the end of the mashing process, the sweet, fermentable liquid from the mash, called wort, is run off through screened plates and then transferred into the brew kettle. While the wort is running off, the grain is sprayed with hot water again, a process called "sparing". (This is a process similar to making coffee.)

                Once the wort run off is completed, the spent grains are given to local farmers for cattle feed or to local mushroom growers.

       *       Day 1.  Brewing. When the sweet liquid wort transfer is completed, we start the boil, then add fresh hops that provide bitterness and aroma, thus creating the balance and flavor of our beer.

       *       Day 1.  Clarification. After approximately an hour and one half of boiling, the wort and the spent hops are transferred into a whirlpool. A centrifugal force is created inside the vessel during whirlpooling. This force separates the malt proteins and the spent hops from the wort.

       *       Day 1.  Cooling. The wort is pumped from the whirlpool through a heat exchanger which rapidly cools the wort. The cool wort is transferred into a fermenter.

       *       Day 1.  Inoculation. Pure culture lager yeast or ale yeast is added to the wort in the fermenter and the tank is closed up.

       *       Days 2-7.  Fermentation. Within three to five days, the yeast has metabolized and utilized the sugars from the wort, creating alcohol and carbon dioxide. Our ales are made with a top fermenting ale strain that actually floats to the top of the fermenter. Our lagers are made with a bottom fermenting lager strain that settles during fermentation.

                When the yeast completely settles it is collected from the tank and used in the next lager or ale brew cycle.

       *       Days 5-27.  Cooling and Conditioning. At the end of the fermentation cycle, our beer is cooled from its fermentation temperature (between 65-70-F for ales and 58-55-F for lagers) to 32- Fahrenheit. Beer flavors mature during this stage. Our beer is then stored for seven to fourteen days. Isinglass finings are added to aid in the clarification process.

       *       Day 14.  Filtration for Ales. While under pressure, the beer is transferred through cellulose sheets in a Filter Press in order to remove protein haze and yeast while stabilizing and clarifying the beer. The beer is transferred from the Filter Press into a Serving Tank which is counter pressured, for service directly to draft taps at each bar.

       *       Day 28.  Filtration for Pilsners. Our pilsner beer remains in the Cellar Tank for an additional fourteen days of fermentation. It is then processed in the same manner as our ale.

Our Brewing Facility

       Our Chico, California brewery currently produces approximately 4,500 barrels of craft beer per year.   After the recent purchase of two additional fermentation tanks, our current capacity is 8,000 barrels a year

       We package our craft beers in bottles and kegs which are clearly marked with freshness dates.  This is to ensure that our products are consumed at the height of their flavor.  Bottled products utilize the latest technology in bottle crowns that prevent oxygen from causing deterioration of the beer's fresh taste.  Our beer is naturally carbonated and pasteurized to ensure the customers enjoy the full fresh flavour.  The shelf life of our bottled beer is 120 days and the shelf life of our keg beer is 90 days.

Ingredients and Raw Materials

       In order to be certified as organic under the National Organic Program of the USDA, our craft beers must have no more than 5% non-organic ingredients in the finished product.  We use only the finest, all natural and certified organic ingredients available to brew our products whenever possible.

       There are many different varieties of hops which are used in the production of beers.  The selection of particular varieties of hops influences the bitterness and aroma of the finished product.  The selection of hops in any particular recipe contributes to the final signature of the microbrew.

        Not all hops are available organically-grown.  In fact, in the United States, only one type of hops is organically grown; and all other organically-grown hops must be purchased from international sources, primarily New Zealand.

        For microbrews whose recipes call for hops that are not available organically, those products can still be manufactured and marketed as "organic," since hops comprise less than 5% of the finished product.  Nevertheless, there is intense competition for organically-grown hops, and quantities are limited.

        Our Organic Ale is the only product that is 100% organic, including organic hops.  Our Organic India Pale Ale and Organic Porter use non-organic hops but are nevertheless marketed as organic microbrews.  Our principal competitors in the organic microbrew market:  Wolavers and Eel River Brewing Company, also use non-organic hops.  Our principal hops suppliers are Hopunion, Fresh Hops and Certified Foods.  We have recently secured an agreement to purchase fixed quantities of organic hops from New Zealand Hops Ltd. The agreements commit us to purchase and New Zealand Hops, Ltd. to sell to us defined quantities of organic hops during 2006 (726 pounds) and 2007 (3,135 pounds).  We believe that this arrangement will satisfy all of our organic hops requirements for the next two years. However, we do not have any other contracts or agreements with any of our hops suppliers for ongoing or future deliveries.

       We currently obtain our malted barley (grain) from two sources:  Breiss supplies our organic barley and Great Western Malting our non-organic barley.  We do not have any supply contracts with any of our vendors to meet our grain or hop requirements.  As a result, any interruption in our supply of grain or hops could result in a curtailment of our production and loss sales.

       We have multiple competitive sources for packing materials, such as bottles, labels, six-pack carriers, crowns and shipping cases, as well as kegs.  However, California Glass Company of Oakland, CA is currently the only company offering reasonable bottle pricing for Butte Creek's current production level.  Purchases of bottles, six-pack carriers and case boxes from California Glass Company amount to over 40% of the total purchases from all unaffiliated vendors.  We have no affiliated vendors.

Sales and Distribution

       We market and sell our craft beers through a combination of company marketing personnel and wholesale distributors.  We currently distribute our products in a total of 19 states including our core market of California which is serviced through both direct sales and distributors.  We plan to expand distribution into additional states including  New York and Texas.  During 2004 and 2005 and the three months ended March 31, 2006, our direct sales in Northern California accounted for 29.3%, 30.8%  and 29.2% of total sales, respectively.

       In each state where our beer is distributed, we must satisfy the state's regulatory requirements for beer sales.  Those requirements generally consist of completing an application and paying a distribution fee.  Some states also impose product quality standards which must be met as a condition to distribution.  We have not experienced any difficulties in obtaining approvals to distribute in states where we have sought that approval.

       Wholesale distributors sell our products to supermarkets, warehouse stores, liquor stores, taverns and bars, restaurants and convenience stores.  Most of our brands are also available on draft' and these are delivered directly to retail outlets.  Our independent distributors also distribute a variety of other alcoholic beverages, including other craft beers, import beers and national beer brands.  We rely on our distributors not only to provide product sales and deliveries but also to maintain retail shelf space and to oversee timely rotation of inventory.  Favorable consumer demand for microbrewed products and higher profit margins are the two primary factors that contribute to strong interest from distributors in handling our regional microbrewed products.  Our success is dependent upon our ability to maintain and develop our third party distributor, bar and restaurant accounts.

        We have written distribution agreements with all of our wholesale distributors; however, the agreements are all terminable upon 30 days’ written notice and provide no reliable assurance of future performance.

       Sales are distributed widely over our customer base with only two large customers comprising a significant portion of sales.  For the years ending December 31, 2004 and 2005 and three months ended March 31, 2006, Mountain People's Warehouse (MPW) was responsible for 21.6%, 19.9% and 22.3% of Butte Creek's sales, respectively.  For the same periods, Ray's is the Place, Inc. was responsible for 11%, 5.7% and 1.8% of sales, respectively.

Marketing

       Our marketing efforts are focused on bars, restaurants, grocery stores and retailers of premium beer products in order to obtain shelf and tap space.  This is accomplished by intensive one-on-one contact to familiarize our customers thoroughly with our products and our commitment to service.  The microbrewers' market is not for the masses but rather it is focused on customers searching for a flavor that is superior and in some cases unique.

       We have designed slogans, logos and trade names for use in print advertising.  To create additional name recognition and customer identification, we sell T-shirts, sweatshirts and other merchandise featuring our name and logo.  Distributors and package store locations are provided with point-of-purchase cards, banners, static stickers and shelf channels.

       Sales of beer in general are seasonal in nature and are at their highest level in the second and third calendar quarters and at their lowest in the first and fourth calendar quarters.  This seasonality has historically had a significant impact on our operations on a quarter to quarter basis.

Dependence on Major Customers

       During 2004 and 2005 and for the first three months of 2006, wholesale distributors were responsible for 52.5%, 56.7% and 67.5% of our sales, respectively.  Three distributors (Mountain People’s Warehouse, Morris Distributing and Bay Area Distributing) accounted for 28.6% of our sales in 2004,  two distributors (Mountain People’s Warehouse and Bay Area Distributing) accounted for 27.3% of our sales for 2005 and two distributors (Mountain People’s Warehouse and Bay Area Distributing) accounted for 29.7% of our sales for the three months ended March 31, 2006.  We have no long-term commitments or agreements from any of our distributors or customers. Our distributors can terminate their agreements with us on 30 days’ notice. The loss of a major distributor or customer could severely impair our sales for a significant period of time.

Trademarks and Intellectual Property

       We consider all of our beer recipes to be trade secrets which we protect by confidentiality and non-disclosure agreements.

       We claim common law trademark protection to all of our trademarks, words and design.  We have applied for and been granted a federal registration for the trademark “Golden West Brewing” and a State of California registration for the trademark “Revolution X.” We may seek additional federal and state registered trademarks in the future for existing or future products.

       On September 29, 2002, Four Rivers Broadcasting, Inc. filed a trademark application with the United States Patent and Trademark Office ("USPTO") for Mount Shasta Ale based on its intent to use the proposed mark.  Four Rivers Broadcasting, Inc. is a subsidiary of Alta California Broadcasting, Inc., an affiliate of John C. Power, our Director.  Alta California Broadcasting, Inc. also registered the domain name www.ales.com.  In 2004, Four Rivers Broadcasting and Alta California Broadcasting assigned their interests in the trademark, and domain name, respectively, to an investor group in consideration of the redemption of an equity interest in Alta California Broadcasting.  The investors in turn assigned those intellectual property rights to the Company in exchange for shares of Company common stock.  Documents governing the assignments have been executed but the formal assignments have not been formally registered in the respective registration offices controlling these intellectual property rights.

       Four Rivers Broadcasting was involved in trademark infringement litigation with a third party over the use of that trademark.  In that litigation, both Four Rivers and the third party claimed a prior right to use the trademark and that the other is infringing on their intellectual property rights.  That litigation has now been resolved under the terms of an agreement in which to the other party has agreed that we may use the trademark "Mount Shasta Ale."  However, because we have been advised by Shasta Beverage Company that they would oppose the application if we pursued it (but not our unregistered use of the mark), we have abandoned our trademark application pending with the USPTO, and rather will rely upon common law trademark principles to protect our use of the mark.

       In addition to the domain name www.ales.com, we have registered the domain name www.organicale.com and www.buttecreek.com.  Both domain addresses link to the same website.  We believe that our domain name plays an important role in expanding the awareness of our products on the Internet.

       Notwithstanding our efforts to develop and protect our intellectual property rights, trademark protection and the uncertainty surrounding the legal protections of domain names, may be unenforceable or limited.  As a result, we may not be able to maintain our current trademarks or domain name if they are subject to challenge.  We believe that any successful challenge to our use of a trademark or our domain name could have a material adverse impact upon our business, financial condition and future operations.

Competition

       As of December 1, 2005, there were a total of 1,334 craft breweries that included 927 brew pubs, 350 microbreweries, 13 regional breweries and 21 large breweries.  For the first eleven months of 2005, 47 brew pubs and three microbreweries closed.  But 31 brew pubs and 18 microbreweries opened.

       We compete with other craft brewers on the basis of product quality and freshness, packaging design, distribution, marketing support and regional identification.  The beer industry in general and the craft brewing segment in particular is highly competitive and we experience stiff competition and expect that competition to increase in the future.  Our products compete with products from large and small domestic and foreign breweries and from and increasing number of regional specialty breweries, microbreweries, brew pubs and contract brewers.  Many of these competing breweries, including some existing microbreweries, have significantly greater financial, production, distribution and marketing resources than ours.

       In the organic microbrew market, our principal competitors are Wolavers and Eel River Brewing Company.  As both are privately held, there is little information available concerning their relative financial strength and resources.  Both Wolavers and Eel River produce a variety of organic beers, all of which also use non-organic hops, as previously discussed.  However, we believe that Wolavers has broader distribution and greater market penetration than either we or Eel River enjoy.

       In addition, we contract microbrew for Bison Brewing Company, of Berkeley, California and Santa Cruz Mountain Brewery, Santa Cruz, CA.  All of the beers that we make for Bison and Santa Cruze are marketed as organic, although they too use non-organic hops.  Bison Brewing has a California Department of Alcohol Beverage Control license at our facility as part of this contract brewing arrangement.  Bison represented 4.3% of gross revenues in 2004, and approximately 7.2% of revenues in 2005 and 3.4% of sales in the three months of 2006.  We cannot predict the extent to which Bison and/or Santa Cruz production will contribute to our overall revenues in the future.

Governmental Regulation

       The Company's United States operations are subject to licensing by both state and federal governments, as well as to regulation by a variety of state and local governments and agencies.  The Company is licensed to manufacture and sell beer by the Department of Alcoholic Beverage Control in California.  Our license issued by California does not permit us to engage in retail sales to consumers on the premises. A federal permit from the United States Bureau of Alcohol, Tobacco Tax and Trade (“TTB”) allows the Company to manufacture fermented malt beverages.  To keep these licenses and permits in force, the Company must pay annual fees and submit timely production reports and excise tax returns.  Prompt notice of any changes in the operations, ownership, management or company structure must also be made to these regulatory agencies.  BATF must also approve all product labels, which must include and alcohol use warning.  These agencies require that individuals owning equity securities in the aggregate of 10% or more in the Company be investigated as to their suitability.  The Company's production operations must also comply with the Occupational Safety and Health Administrations' workplace safety and worker health regulations and comparable state laws.  Management believes that the Company is presently in compliance with the aforementioned laws and regulations.

       In the United States, taxation of alcohol has increased significantly in recent years.  Currently, the federal tax rate is $7.00 per bbl. for up to 60,000 bbl. per year and $18.00 per bbl. For over 60,000 bbl.  The California tax rate is $6.20 per bbl.  Federal and state excise taxes on alcoholic beverages are subject to change.  It is possible that excise taxes will be increased in the future by both the federal government and State of California.  In addition, increased excise taxes on alcoholic beverages have in the past been considered in connection with various governmental budget balancing or funding proposals.  Any such increased in excise taxes, if enacted, could adversely affect our business.  We believe that we currently have all licenses, permits and approvals necessary for our current operations.  However, existing permits or licenses could be revoked if we were to fail to comply with the terms of such permits or licenses, and additional permits or licenses could in the future be required for our existing or expanded operations.  If licenses, permits or approvals necessary for our brewery were unavailable or unduly delayed, or if any such permits or licenses were revoked, our ability to conduct our business could be substantially and adversely affected.

       Various federal and state labor laws govern our relationship with our employees, including minimum wage requirements, overtime, working conditions and immigration requirements.  Significant additional government-imposed increased in minimum wages, paid leaves of absence and mandated health benefits, or increased tax reporting and tax payment requirements for employees could have an adverse effect on our results of operations.

     On March 15, 2006, we were notified that the California Department of Alcoholic Beverage Control had filed an Accusation alleging that we had violated California regulations by participating in a beer tasting at the Mt. Shasta Board & Ski Park, not sponsored by a non-profit. As a result, we have accepted a disposition consisting of a ten day temporary suspension of our manufacturing license which will be immediately stayed, meaning, we do not expect any interruption in our business operations.

Research and Development

       During the last two fiscal years, except for $928 expended in the year ended December 31, 2004 for hops rhizomes, and since then we have not expended any working capital on product research and development.

Compliance with Environmental Laws

       We are subject to various federal, state and local environmental laws which regulate the use, storage, handling and disposal of various substances.

       Our waste products consist of water, spent grains, hops, glass and cardboard.  We have instituted a recycling program for our/ office paper, newspapers, magazines, glass and cardboard at minimal cost to us.   We sell or give away our spent grain to local cattle ranchers.  We have not purchased any special equipment and do not incur any identifiable fees in connection with our environmental compliance.

       The Chico facility is subject to various federal, state and local environmental laws which regulate use, storage and disposal of various materials.  The Company pays approximately $190 per month towards sewer fees for liquid waste.  The sewer discharge from the brewery is monitored and is within the standards set by the Butte County Sewer Department.

       Various states in which the Company sells its products in the U.S., including California, have adopted certain restrictive packaging laws and regulations for beverages that require deposits on packages.  The Company continues to do business in these states, and such laws have not had a significant effect on the Company's sales.  The adoption of similar legislation by Congress or a substantial number of states or additional local jurisdictions might require the Company to incur significant capital expenditures to comply.

Employees

       As of June 1, 2006, we had a total of twenty-eight employees, eight of whom were full time.   The full time employees include Larry Berlin, master brewer, Scott Burchell, sales manager, Jacqueline Winter, office manager, one sales persons and four brewing support.  We have one part time sales person and nineteen part time employees involved in the packaging process.

       Effective March 31, 2006, Tom Atmore, our general manager, resigned his position.  He has agreed serve as a consultant until June 30, 2006.

       In addition, we utilize the services of one independent contractor who performs accounting services and acts as company controller.

       Given adequate capital, we would like to hire additional marketing and sales personnel.

Facilities

       Our executive offices and main brewery are located at 945 West 2nd Street, Chico, California.  The entire building consists of approximately 8,280 square feet, of which 1,000 square feet is used for executive offices, 4,600 square feet for our brewery and 3,000 square feet for bottling and shipping.  The property is an industrial building which we lease from a former Butte Creek member with less than a one percent membership  interest.  The lease has a term of five years, expiring in 2010, and provides for monthly rental for the first year of $3,312  per month..  Beginning in July 2006, the rent will be $3,726 plus thereafter an annual adjustment based upon the increase in the Consumer Price Index..We believe that our ability to occupy the present facility under the existing lease is secure and that the facilities are adequate for the foreseeable future.

Legal Proceedings

       There are no material legal proceedings in which either we or any of our affiliates are involved which could have a material adverse effect on our business, financial condition or future operations.

Management

Directors, executive officers and key employees

       Our executive officers, key employees and directors and their respective ages and positions are set forth below:

Name	Age	Position

John C. Power(1)	43	Chief Executive Officer, President, Chief Financial Officer, Principal Accounting Officer and Director

Brian Power(1)	39	Director

J. Andrew Moorer	43	Secretary and Director

________________________________

(1)   John C. Power and Brian Power are brothers.

John C. Power, age 43, has been a director of Golden West since its inception in December 2003 and Chief Financial Officer since March 2005. He has served as President since December 2005.  He was President (since September 1992) and Director (since September 1989) of Redwood MicroCap Fund, Inc., a registered closed-end investment company regulated under the Investment Company Act of 1940, until March 2005.  In addition,  until March 2005, he served as Vice President of TriPower Resources, Inc., an oil and gas exploration company, (since December 1993), President and Director of Alta California Broadcasting, Inc. which operates local market radio stations, (since May 1994), President and Director of Four Rivers Broadcasting, Inc., also a radio broadcaster, (since May 1997),and Managing Member of Nova Redwood, LLC, which held undeveloped real property which has now been sold, (since November 1999). He is Managing Member of Wyoming Resorts, LLC, which owns and operates an historic hotel in Thermopolis, Wyoming, (since June 1997), Managing Member of Montana Resorts, LLC, which is a holding company for Yellowstone Gateway Resorts, LLC, (from May 2002), Managing Member of Yellowstone Gateway Resorts, LLC, which owns and operates the Gallatin Gateway Inn, (from May 2002) and co-Managing Member of Napa Canyon, LLC, which owns undeveloped real estate in Napa, California, (since September 2001).  On November 16, 2004, Yellowstone Gateway Resorts, LLC filed a voluntary petition in bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in response to an adverse arbitration award in favor of a former employee.  He served as Director of Redwood Energy, Ltd. from 1994 to 2004, President and Director of Redwood Broadcasting, Inc. from December 1994 to June 1998, President and Director of Power Surge, Inc., which was involved in radio broadcasting from December 1996 to June 1998.  He also serves as President of Power Curve, Inc., a private investment company, (since 1986), Managing Member of Sea Ranch Lodge and Village, LLC, which owns and operates the Sea Ranch Lodge in Sonoma County, California, (since December 1997), Managing Member of Best of Sea Ranch, LLC, which owns a 50% interest in Sea Ranch Escapes which is involved in home rentals at the Sea Ranch (since December 2004) and co-Managing Member of Napa Partners, LLC, which is a real estate holding company (since November 1999).  He also served as Managing Member of Sea Ranch California, LLC from December 1997 to June 2004.  Mr. Power attended Occidental College and University of California at Davis.

       On June 1, 1998, the Securities and Exchange Commission issued an Order instituting proceedings alleging, among other things, that John C. Power, one of our directors, violated Section 10(b) of the Securities Exchange Act of 1934 and Rule 10(b)(5) promulgated thereunder by participating in a manipulation through his personal account of the public trading market for the stock of Premier Concepts, Inc., from approximately June 1994 through December 1994.  On November 15, 2005, the US Court of Appeals for the District of Columbia Circuit issued an Opinion and Order dismissing the matter.

Brian Power, age 39, was CEO, President and Director of Golden West since its inception in December 2003.  He resigned as President and CEO in December 2005. He has been President and Director from February 1997 to the present of Lone Oak Vineyards, Inc., a California real estate investment company.  From October 1998 to present, he has been founder and managing member of Spirit of Adventure, LLC, formed to develop deep ocean exploration technologies and design and build high technology-based manned submersibles.  From February 2002 to present, he has been founder and managing member of West Indies Investments, LLC, a company that sponsors tourist excursions in Providenciales, Turks and Caicos Islands, and the British West Indies.  He has been Director of Snuba, Inc. from 1996 to present, a licensor of and manufacturer of patented dive apparatus.  From September 1996 to April 2002, he was a Director of Combined Penny Stock Fund, Inc., a registered closed-end investment management company regulated under the Investment Company Act of 1940; and from May 2000 to December 2001, served as managing member of Binghampton Meadows, LLC, a single purpose real estate development entity located in Solano County, California.  Mr. Power attended Solano Community College and the University of California at Davis.

J. Andrew Moorer, age 43, has been a  Director of Golden West since December 2004.  From 2003 to present he has been Chief Executive Officer, President and Director of Black Mountain Holdings, Inc, a holding company that owns an interest in a steel fabrication business.  From 1998 to 2003, he was Chief Executive Officer, President, Chief Financial Officer and Director of Guardian Technologies International, Inc., a publicly-traded holding company.  He was Chief Financial Officer of Redwood MicroCap Fund from 1994 until 1998. Mr. Moorer began his career as a Certified Public Accountant in the Audit and Emerging Business Services Group of the international accounting firm of PriceWaterhouseCoopers. Since leaving public accounting in l987, Mr. Moorer has held various positions in finance with increasing levels of responsibility, including the position of Chief Financial Officer for several firms. Mr. Moorer received his formal education at Loyola College of Maryland.

       During the last five years none of our directors or officers have:

a.

had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

b.	been convicted in a criminal proceeding or subject to a pending criminal proceeding;

c.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

d.

been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

       Our executive officers are elected annually at the annual meeting of our Board of Directors held after each annual meeting of shareholders.  Our directors are elected annually at the annual meeting of our shareholders.  Each director and executive officer will hold office until his successor is duly elected and qualified, until his resignation or until he shall be removed in the manner provided by our by-laws.

       We currently do not have standing audit, compensation or nominating committees of the Board of Directors.  We plan to form audit, compensation and nominating committees when it is necessary to do so to comply with federal securities laws or to meet listing requirements of a stock exchange or the Nasdaq Stock Market.

       Except for the filial relationship between John C. Power and Brian Power, no other family relationship exists among our directors.  There do not exist any arrangements or understandings between any director and any other person pursuant to which any director was elected as such.

2004 Equity Incentive Plan

       On December 10, 2004, we adopted our 2004 Equity Incentive Plan for our officers, directors and other employees, plus outside consultants and advisors.  Under the Equity Incentive Plan, our employees, outside consultants and advisors may receive awards of non-qualified options and incentive options, stock appreciation rights or shares of stock.  As required by Section 422 of the Internal Revenue Code of 1986, as amended, the aggregate fair market value of our common stock underlying incentive stock options granted to an employee exercisable for the first time in any calendar year may not exceed $100,000.  The foregoing limitation does not apply to non-qualified options.  The exercise price of an incentive option may not be less than 100% of the fair market value of the shares of our common stock on the date of grant.  The same limitation does not apply to non-qualified options.  An option is not transferable, except by will or the laws of descent and distribution.  If the employment of an optionee terminates for any reason, (other than for cause, or by reason of death, disability or retirement), the optionee may exercise his options within a 90-day period following such termination to the extent he was entitled to exercise such options at the date of termination.  A maximum of 500,000 shares of our common stock are subject to the Equity Incentive Plan.  As of the date of this prospectus, no options, stock appreciation rights or bonus stock have been granted under the Equity Incentive Plan. The purpose of the Equity Incentive Plan is to provide employees, including our officers and employee directors, and non-employee consultants and advisors, with an increased incentive to make significant and extraordinary contributions to our long-term performance and growth, to join their interests with the interests of our shareholders, and to facilitate attracting and retaining employees of exceptional ability.

       The Equity Incentive Plan may be administered by the Board or in the Board's sole discretion by the Compensation Committee of the Board or such other committee as may be specified by the Board to perform the functions and duties of the Committee under the Equity Incentive Plan. Subject to the provisions of the Equity Incentive Plan, the Committee and the Board shall determine, from those eligible to be participants in the Equity Incentive Plan, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock option, stock appreciation rights and restricted stock.

Director Compensation

       Under our Equity Incentive Plan, each of our directors and officers is eligible to receive options to purchase shares of our common stock.  To date, no option grant has been made to any director.  We plan to make annual grants to directors in the future, but the basis of such grants has not yet been established.

Executive Compensation

The following table and discussions summarize all plan and non-plan compensation earned by or paid to our chief executive officer for our last three completed fiscal years.  No other executive officer received total annual salary and bonus of at least $100,000 during those periods.

TABLE 1
SUMMARY COMPENSATION TABLE
					Long Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Options/ SARs(#)	LTIP Payouts ($)	All Other Compensa- tion ($)

John Power, CEO	2005	- 0 -	-0-	-0-	-0-	-0-	-0-	-0-

Brian Power, CEO	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2004	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2003	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Thomas Atmore,	2005	$43,500	$800	-0-	-0-	-0-	-0-	-0-
Managing Member, Butte Creek	2004 2003	$42,000 $36,000	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

No executive officer will receive perquisites and other personal benefits which, in the aggregate, exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus paid during the fiscal year.

The following table summarizes information related to grants of stock options (whether or not in tandem with SARs) and freestanding SARs made during the last completed fiscal year to each of the named executive officers specified below:

TABLE 2

OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR
(INDIVIDUAL GRANTS)

Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
John Power	-0-	0%	N/A	N/A
Brian Power	-0-	0%	N/A	N/A
Thomas Atmore	-0-	0%	N/A	N/A

The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers at December 31, 2005.

TABLE 3

AGGREGATED OPTION EXERCISES IN THE YEAR ENDED DECEMBER 31, 2005

AND OPTION VALUES

	Number of Securities Underlying Unexercised Options at December 31, 2005	Value of Unexercised in the Money Options at December 31, 2005[1]
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
John Power	-0-	-0-	$-0-	$-0-
Brian Power	-0-	-0-	-0-	-0-
Thomas Atmore	-0-	-0-	-0-	-0-

1.

Options are in the money if the market value of the shares covered thereby is greater than the option exercise price. Based on the estimated fair market value of the common stock at December 31, 2005, of $.25 per share, less the exercise price.

Employment and Consultation Agreements

       We do not have any written employment agreements with any of our executive officers of key employees, nor do we have or maintain key man life insurance on any of our employees.

       In addition to Tom Atmore, who serves as a consultant until June 30, 2006 since his resignation as general manager effective March 31, 2006.

       Accounting services are performed by Ben Kirby in consideration of a monthly fee.  This arrangement is terminable at will.

Limitation On Directors' Liability; Indemnification

       Our certificate of incorporation limits the liability of a director for monetary damages for his conduct as a director, except for:

*	Any breach of the duty of loyalty to us or our stockholders,

*	Acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law,

*	Dividends or other distributions of corporate assets from which the director derives an improper personal benefit.

*	Liability under federal securities law

       The effect of these provisions is to eliminate our right and the right of our stockholders (through stockholder's derivative suits on our behalf) to recover monetary damages against a director for breach of his fiduciary duty of care as a director, except for the acts described above.  These provisions do not limit or eliminate our right or the right of a stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care.

       Our certificate of incorporation also provides that we shall indemnify, to the full extent permitted by Delaware law, any of our directors, officers, employees or agents who are made, or threatened to be made, a party to a proceeding by reason of the fact that he or she is or was one of our directors, officers, employees or agents.  The indemnification is against judgments, penalties, fines, settlements, and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons in accordance with these provisions, or otherwise, we have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Certain Relationships and Related Transactions

          Effective December 31, 2003, we issued 400,000 shares valued at $60,000 to five investors in exchange for certain assets the investors had acquired from the Alta Group.  Those investors consisted of Webquest, Inc., an entity controlled by Gina Garcia-Shaw, Donald E. Fruh, Hangar Development Group, LLC, an entity controlled by John Overturf, Jr.,  Triumph Capital, Inc., an entity controlled by Dorothy Calandrella and Rockies Fund, Inc., whose board of directors consists of Clifford C. Thygesen, Charles Powell and Stephen Calandrella.  Dorothy Calandrella is the mother of Stephen Calandrella.   The certificates evidencing the shares have not yet been issued.

          The assets acquired had been sold by Alta California Broadcasting, Inc. and its affiliates Nova Redwood, LLC and Four Rivers Broadcasting, Inc. (hereinafter referred to as the "Alta group").  John C. Power, an officer, director and founder of the Company, is also an officer and director of all three entities that comprise the Alta Group.

          Alta California Broadcasting, Inc. had acquired the domain name www.ales.com.  On September 29, 2002, Four Rivers Broadcasting, Inc. filed a trademark application number 78169062 with the Unites States Patent and Trademark Office ("USPTO") for Mount Shasta Ale™ based on its intent to use the proposed mark.  In 2003, Nova Redwood, LLC had advanced $59,500 to Butte Creek Brewing Company, LLC as part of a planned acquisition.  In October 2003, the Alta Group decided to not pursue the acquisition of Butte Creek and sold the domain name www.ales.com, all rights to the Federal Trademark application for Mount Shasta Ale™ and the advances to Butte Creek for $60,000 to a group of five investors who vended the assets into the Company as founding shareholders.  These investors are not affiliates of the Company.

          On December 1, 2003, John C. Power purchased a delivery vehicle (2003 Ford Van) for the purposes of assisting Butte Creek Brewing Company, LLC ("Butte Creek") maintain and expand its self-distribution capabilities.  The vehicle is 100% utilized by Butte Creek as a delivery vehicle.  The purchase price of the vehicle was $22,920.70 and was financed for 60 months with Ford Credit at an annual percentage rate of 5.99%.   The payments on the vehicle are paid by the Company and are recorded as advances to Butte Creek under the asset purchase agreement.  The liability to Ford Credit is in the name of John C. Power and is therefore not recorded as a liability on these financial statements.  There are no written agreements between the Company and Butte Creek memorializing this transaction.

          In July 2004, John C. Power purchased a delivery vehicle (2004 Ford Van) for the purpose of assisting Butte Creek maintain and expand its self-distribution capabilities.  The vehicle is 100% utilized by Butte Creek as a delivery vehicle.  The purchase price was $26,155.91 and was financed for 60 months with Ford Credit at an annual percentage rate of 0.90%.  The payments on the vehicle are paid by the Company and are recorded as advances to Butte Creek under the Asset Purchase Agreement.  The liability to Ford Credit is the name of the officer and director of the Company and is therefore not recorded as a liability on the Company's financial statements.  There are no written agreements between the Company and Butte Creek memorializing this transaction.

          In 2003, John C. Power guaranteed a $25,000 line of credit for Butte Creek with one of its suppliers, California Glass Company.  No compensation has been paid by either the Company or Butte Creek for the guarantee.  Thomas Atmore has guaranteed the Butte Creek lines of credit with MBNA and Wells Fargo.

          In 2004, we purchased certain hops rhizomes for research and development purposes.  The rhizomes were planted on the property of Brian Power.  The rhizomes were expensed as research and development expense in 2004.  The value of the personal real property used by the directors to farm the hops was an insignificant portion of their property.

        On September 28, 2002, Butte Creek, under the terms of its existing facility lease, exercised an option to purchase the brewery land and building for $208,009, including expense of sale.  Butte Creek then sold the building and additional improvements for $400,000 to one of its members with less than a one percent (1%) membership interest.  This resulted in a net capital gain of $98,007.  Butte Creek then entered into a lease agreement with that former member for an initial term of five years.

       In December 2004, John Power purchased an additional 48,000 shares of common stock in consideration of $12,000.

       In January 2005, John Power, one of our directors and principal shareholders, converted $22,500 in outstanding advances owed to him into 90,000 shares of common stock, and Clifford Neuman, legal counsel to the Company, converted $7,500 in outstanding and unpaid fees for legal services into 30,000 shares of common stock.  The shares were "restricted securities" under Rule 144 of the Securities Act.

       At December 31, 2004 and September 30, 2005, we had advances payable to J. Andrew Moorer, a director, of $8,750 and $8,750, respectively.  In addition, at December 31, 2004 and September 30, 2005, we had advances payable to John Power, a director, and related entities of $35,158 and $181,394, respectively. At September 30, 2005, we also had additional advances payable of  $1,489 to Lone Oak Vineyards LLC, an affiliate of Brian Power, a director. At September 30, 2005, we had advances payable to Power Curve, Inc. in the amount of $73,677.  The advances payable to Messrs. Moorer, John Power and Lone Oak Vineyards are uncollateralized, are due on demand and do not bear interest.

       Between March and September 2005, we borrowed a total of $125,000 from three lenders: $50,000 from Power Curve, Inc. (a company controlled by John Power); $50,000 from Lone Oak Vineyards, Inc. (a company controlled by Brian Power); and $25,000 from Tiffany Grace, an unaffiliated party.  Approximately $86,000 was used to payoff Butte Creek’s loans to Tri County Economic Development Corporation and to purchase additional equipment.   The remainder was used to provide working capital. The Tiffany Grace note, which was executed on September 9, 2005 accrues interest at the rate of 9% per annum, is payable in monthly payments of principal and interest based upon a five year amortization, and is due in full March 2008.  The Power Curve and Lone Oak notes were executed in September, 2005, accrue interest at the rate of 9% per annum, and are payable in full in 2008  The loans are secured by a security interest covering all of our tangible and intangible assets. Both John Power and Brian Power were parties involved in this transaction.

        On December 30, 2005, John Power and Power Curve, Inc. converted $215,000 and $90,000 in outstanding advances respectively into secured long-term debt.  The notes bear interest at 9% and mature December 31, 2008 and are secured by a security interest covering all of our tangible and intangible assets which is junior to the security interest of Power Curve, Inc., Lone Oak Vineyards, Inc. and Tiffany Grace.

          Effective December 30, 2005, John Power, our President and director, and Bob Vogt, an unaffiliated third party, each converted $10,000 in accrued advances payable into 40,000 shares of common stock, at a conversion price of $.25 per share.  Effective December 30, 2005, our attorney Clifford Neuman converted $25,000 in accrued fees payable into 100,000 shares of common stock at a conversion price of $.25 per share.  The accrued fees were incurred in connection with this offering. Mr. Neuman immediately gifted the shares to his two children equally.

        In the three months ended March 31, 2006, John Power and Power Curve, Inc. have made advances to the Company of $57,800 and $52,150 respectively.  These advances are unsecured and due on demand.  Subsequent to March 31, 2006, John Power and Power Curve, Inc., have made advances to the Company of $29,900 and $37,360 respectively.  These advances are unsecured and due on demand.

Security Ownership of Management and Principal Stockholders

The following table sets forth information with respect to beneficial ownership of our common stock by:

*	each person who beneficially owns more than 5% of the common stock;
*	each of our executive officers named in the Management section;
*	each of our Directors; and
*	all executive officers and Directors as a group.

The table shows the number of shares owned as of June 1, 2006 and the percentage of outstanding common stock owned as of June 1, 2006.  Each person has sole voting and investment power with respect to the shares shown, except as noted.

			Percent of Class (2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (2)	Before Offering(3)	After Offering (Minimum)(4)(5)	After Offering (Maximum)(4)(6)

Allan W. Williams 21071 43A Avenue Langley, British Columbia CANADA V3A 8K4	160,000	8.0%	6.7%	5.3%

John C. Power Post Office Box 114 Sea Ranch, CA 95497	538,000	26.9%	22.4%	17.9%

Clifford L. Neuman 1507 Pine Street Boulder, CO 80302	130,000	6.5%	5.4%	4.3%

J. Andrew Moorer Post Office Box 3618 Carefree, AZ 85377	130,000	6.5%	5.4%	4.3%

Kevin Houtz 3000 Chestnut Avenue Suite 343D Baltimore, Maryland 21211	140,000	7.0%	5.8%	4.7%

Brian Power	-0-	0%	0%	0%

Butte Creek Brewing Company, LLC 945 West 2nd Street Chico, California (7)	200,000	10%	8.3%	6.7%

All officers and directors as a group (three persons)	668,000	33.4%	27.8%	22.3%

____________________________

(1)	Unless otherwise stated, address is 945 West 2nd Street, Chico, California 95928.

(2)

Under SEC Rules, we include in the number of shares owned by each person the number of shares issuable under outstanding options or warrants if those options or warrants are exercisable within 60 days of the date of this prospectus.  In calculating percentage ownership, we calculate the ownership of each person who owns exercisable options by adding (i) the number of exercisable options for that person only to (ii) the number of total shares outstanding and dividing that result into (iii) the total number of shares and exercisable options owned by that person.

(3)	Shares and percentages beneficially owned are based upon 2,000,000 shares outstanding on June 1, 2006.

(4)	Assumes shareholder did not purchase any shares in the offering.

(5)	Assumes 2,400,000 shares outstanding.

(6)	Assumes 3,000,000 shares outstanding.

(7)	Voting and investment power is exercised by the sole manager of Butte Creek, who is Thomas Atmore.

The Offering

       We are offering on a best efforts basis up to 1,000,000 shares of our common stock on a 400,000 minimum,  1,000,000 share maximum basis at an offering price of $.50 per share.  The terms of the offering are as follows:

*

We are offering the shares to the public through our officers and directors, and will rely primarily on the efforts of John Power, one of our directors.  No sales commission will be paid to our officers and directors.  We do not presently intend to use the services of any broker-dealer or investment banking firm in the offering.

*

Until we have sold at least 400,000 shares of common stock, we will not accept subscriptions for any shares.  None of our officers, directors or promoters will purchase shares in the offering in order to achieve the minimum offering amount.  All proceeds of the offering will be deposited in an escrow account with Corporate Stock Transfer, Inc., our transfer agent.  If we are unable to sell at least 400,000 shares before the offering ends, we will return all funds, with interest and without deduction, to subscribers promptly following  the end of the offering.

*

We have the right to completely or partially accept or reject any subscription for shares offered in this offering, for any reason or for no reason.  The offering will remain open until the earlier of all of the shares are sold or August 3, 2006.  We may decide to cease selling efforts at any time prior to such date if our Board of Directors determines that there is a better use of funds and management time than the continuation of this offering.

*

If this offering is not oversubscribed, within a reasonable time after effectiveness, we plan to accept all subscriptions as soon as reasonably practicable.  If this offering is oversubscribed or appears likely to be oversubscribed within a reasonable time after effectiveness, we plan to allocate the shares among subscribers in our sole discretion.

          All proceeds of the offering will be deposited with and held by Corporate Stock Transfer, Inc., our transfer agent, under the terms of an Amended Fund Escrow Agreement, which will establish a segregated account for that purpose.  Provided we achieve at least the minimum offering, when the offering terminates, all proceeds will be paid to us.  If we do not achieve at least the minimum offering, when the offering terminates, Corporate Stock Transfer will return all funds to subscribers, without deduction or interest.   We have agreed to pay Corporate Stock Transfer a fee of $2,500 to serve as escrow agent, and to indemnify it from liability that might arise as a result of serving as escrow agent.

        As of the date of this Prospectus, we have received subscriptions for a total of 80,000 shares and have deposited the $40,000 in subscription proceeds into the escrow account at Corporate Stock Transfer.

       We will reimburse our officers and directors for expenses incurred in connection with the offer and sale of shares in this offering.  All of our officers and directors are relying on Rule 3a4-1 of the Securities and Exchange Act of 1934 as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares.  In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, an officer or director must be in compliance with all of the following:

-	He must not be subject to a statutory disqualification;

-	He must not be compensated in connection with such selling participation by payment of commission or other payments based either directly or indirectly on such transactions;

-	He must not be an associated person of a broker-dealer;

-	He must restrict participation to transactions involving offers and sale of the shares;

-

He must perform substantial duties for us after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and

-	He must restrict participation to written communications or responses to inquiries of potential purchasers.

We believe that each of our officers and directors qualifies to rely upon the foregoing safe harbor. Our officers and directors have no current plans to purchase shares in the offering.

       How to Invest in the Offering

       Prior to effectiveness, no one may purchase any shares in this offering.  Following the effectiveness of this offering, in order to purchase shares in this offering, an investor must:

*	Execute and deliver to us a subscription agreement that will provided by us to investors.

*

Deliver the subscription agreement to us at the same time that you deliver payment of the subscription amount for your shares.  All payments should be made payable to the order of "Golden West Brewing Company, Inc. Escrow Account."

*	Deliver a signed subscription agreement and payment of the subscription amount to Corporate Stock Transfer, Inc. as follows:

Corporate Stock Transfer, Inc. 3200 Cherry Creek Drive South, Suite 430 Denver, CO 80209 Attention: Carylyn K. Bell

*

Following the effectiveness of this offering, an investor can request a paper copy of the subscription agreement and prospectus by calling us, writing to us, or e-mailing us at the number and address listed in this prospectus.

       We intend to deliver to investors certificates for their shares within 30 days of accepting their subscription agreements.

Description of Securities

       We are authorized to issue up to 20,000,000 shares of $.0001 par value common stock and 5,000,000 shares of $.0001 par value preferred stock.  As of June 1, 2006, 2,000,000 shares of common stock and no shares of preferred stock were issued and outstanding, and there were approximately 18 shareholders of record.

Common Stock

       Each holder of common stock is entitled to one vote for each share held of record.  There is no right to cumulative voting of shares for the election of directors.  The shares of common stock are not entitled to pre-emptive rights and are not subject to redemption or assessment.  Each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as may be declared by our Board of Directors out of funds legally available therefor.  Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive, pro-rata, our assets which are legally available for distribution to shareholders.

Preferred Stock

       We are authorized to issue up to 5,000,000 shares of $.0001 par value preferred stock.  Our preferred stock can be issued in one or more series as may be determined from time-to-time by our Board of Directors.  In establishing a series our Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof.  All shares of any one series shall be alike in every particular.  Our Board of Directors has the authority, without shareholder approval, to fix the rights, preferences, privileges and restrictions of any series of preferred stock including, without limitation:

*	the rate of distribution,

*	the price at and the terms and conditions on which shares shall be redeemed,

*	the amount payable upon shares for distributions of any kind,

*	sinking fund provisions for the redemption of shares,

*	the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and

*	voting rights except as limited by law.

       We could authorize the issuance of additional series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to common shareholders, and the right to the redemption of such shares, together with a premium, prior to the redemption to common stock.  Our common shareholders have no redemption rights.  In addition, our Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval.

Anti-takeover Effects of Certain Provisions of Our Certificate of Incorporation and Delaware Law

       We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an "interested stockholder" is approved in a prescribed manner.  Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder.  Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of the corporation's voting stock.  The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent, Warrant Agent and Registrar

       The transfer agent and registrar for our common and preferred stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209.

Reports to Shareholders

       We intend to furnish annual reports to shareholders that will include audited financial statements reported on by our independent certified public accountants.  In addition, we will issue unaudited quarterly or other interim reports to shareholders, as we deem appropriate.

Shares Eligible For Future Sale

       Prior to the offering, there has been no public market for our common stock.  If a public trading market develops, of which there can be no assurance, future sales of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

       Upon completion of the offering, we will have between 2,400,000 and 3,000,000 shares of common stock outstanding, depending on how many shares are sold in the offering.  All 2,000,000 shares which were outstanding prior to this offering are "restricted securities" under the Securities Act and may not be resold except pursuant to an exemption from the registration requirements of the Securities Act, including Rule 144.  All of the shares sold in this offering will be freely tradable without restriction under the Securities Act, except for any shares owned by our officers, directors, and major shareholders, which will be subject to certain resale limitations of Rule 144 promulgated under the Securities Act.  Officers and directors who own in the aggregate a total of 668,000 shares have agreed with us not to sell, transfer, assign, or make any other disposition of any shares owned by them for a period of six months after the date of this prospectus.

Legal Matters

       The validity of the issuance of the common stock offered hereby will be passed upon for us by Clifford L. Neuman, P.C. of Boulder, Colorado.  Mr. Neuman is the beneficial owner of 130,000 shares of common stock of the Company.

Experts

       Our financial statements as of and for the years ended December 31, 2004 and 2005 and those of Butte Creek as of and for the year ended December 31, 2004 have been included herein in reliance on the reports of Schumacher & Associates, Inc., independent public accountants, appearing elsewhere herein, given upon the authority of that firm as experts in auditing and accounting.

Additional Information

       We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any document we file at the Commission's Public Reference Rooms, 100 F Street, NE, Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's Website at http://www.sec.gov.

       We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 to register the shares of our common stock and common stock warrants to be sold by the Selling Securityholders and issued pursuant to the exercise of the warrants.  This Prospectus is part of that Registration Statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the Registration Statement.  For further information about us or our common stock, you may refer to the Registration Statement and to the exhibits filed as part of the Registration Statement.  You can review a copy of the Registration Statement and its exhibits at the public reference rooms maintained by the Commission and on the Commission's Website as described above.

GOLDEN WEST BREWING COMPANY, INC. AND SUBSIDIARY

BUTTE CREEK BREWING COMPANY, LLC

FINANCIAL STATEMENTS

AND

FINANCIAL INFORMATION

GOLDEN WEST BREWING COMPANY, INC.

GOLDEN WEST BREWING COMPANY, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEET AS OF ASSETS
		(unaudited)
Current Assets:	December 31, 2005	March 31, 2006
Cash and cash equivalents	$ 10,837	$ -
Accounts receivable, net of allowance for doubtful accounts of $659	109,168
		106,088
Inventory (Note 1 )	118,773	151,485
Prepaid Expenses	8,833	16,421
Total current assets	247,611	273,994

Fixed Assets:
Property and equipment, net of accumulated depreciation of $8,722 and $15,264 March 31, 2006, respectively	280,364	279,970

Other Assets:
Deferred Offering Costs (Note 6 )	150,000	150,000
Goodwill (Notes 1 & 9 )	472,503	472,503
Intangibles, net of accumulated amortization	27,085	28,834
Other assets	947	2,651
Total other assets	650,535	653,988
Total Assets	$1,178,510	$1,207,952
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Checks written in excess of available funds	$ -	$ 950
Accounts payable	222,188	255,681
Accrued expenses	196,740	208,862
Lines of credit payable (Note 2)	36,447	35,471
Notes payable - other, current portion (Note 2)	4,434	4,534
Notes payable, related party, current portion (Note 2)	26,984	146,334
Total current liabilities	$ 486,793	$ 651,832
Long-term liabilities:
Notes payable, net of current portion (Note 2)	17,492	16,320
Notes payable - related party, net of current portion (Note 2)	405,000	405,000
Total long-term liabilities	422,492	421,320
Common stock issued subject to rescission (Notes 5 & 11)	10,000	10,000
Total Liabilities	$ 919,285	$ 1,083,152
Commitments and Contingencies (Notes 1,2,3,4, 5, 6,7, 8, 10 and 11)
Stockholders' Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-
		-
Common Stock, $.0001 par value, 20,000,000 shares authorized, 2,000,000 shares issued and outstanding at December 31, 2005 and March 31, 2006	200

		200
Additional paid-in capital	449,800	449,800
Accumulated (Deficit)	(190,775)	(325,200)
Total Stockholders' Equity	259,225	124,800
Total Liabilities and Stockholders' Equity	$ 1,178,510	$ 1,207,952

See accompanying notes to these financial statements

GOLDEN WEST BREWING COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2006 & 2005 (UNAUDITED)

	2006	2005
Revenues	$ 194,900	$ -
Less: Excise taxes	(10,020)	-
Net revenues	184,880	-

Cost of sales	126,611	-

Gross profit	58,269	-

Operating expenses:
Depreciation and amortization	7,824	-
Legal and accounting	41,578	6,666
Management compensation	19,807	-
Outside sales compensation	23,254	-
Rent	9,450	-
Selling expenses	23,726	-
Other	54,223	2,795
Total operating expenses	179,862	9,461

Operating (Loss)	(121,593)	(9,461)

Other Income (Expense):
Miscellaneous income	369	-
Interest expense	(13,201)	-
Total other (expense)	(12,832)	-

Net (Loss)	$ (134,425)	$ (9,461)

Net (Loss) Per Share	$ (.07)	$ (.01)

Weighted Average Shares Outstanding	2,000,000	1,500,000

See accompanying notes to these financial statements

GOLDEN WEST BREWING COMPANY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
MARCH 31, 2006 (UNAUDITED)

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Totals
Balance, inception	-	$ -	-	$ -	$ -	$ -	$ -

Stock issued for assets at $0.15	-	-	400,000	40	59,960	-	60,000

Stock issued for cash at $0.25	-	-	300,000	30	74,970	-	75,000

Net (loss)	-	-	-	-	-	(447)	(447)
Balance, December 31, 2003	-	-	700,000	70	134,930	(447)	134,553

Stock issued for cash at $0.25	-	-	800,000	80	199,920	-	200,000

Net (loss)	-	-	-	-	-	(62,543)	(62,543)

Balance, December 31, 2004	-	-	1,500,000	150	334,850	(62,990)	272,010

Stock issued for conversion of liabilities at $0.25	-	-	120,000	12	29,988	-	30,000

Stock issued for acquisition of Butte Creek at $0.25	-	-	200,000	20	49,980	-	50,000

Stock issued for conversion of liabilities at $0.25	-	-	180,000	18	44,982	-	45,000

Stock issued for conversion of liabilities subject to recission	-	-	-	-	(10,000)	-	(10,000)

Net (Loss)	-	-	-	-	-	(127,785)	(127,785)

Balance, December 31, 2005	-	-	2,000,000	200	449,800	(190,775)	259,225

Net (Loss)	-	-	-	-	-	(134,425)	(134,425)
Balance, March 31, 2006 (Unaudited)	-	-	2,000,000	200	449,800	(325,200)	124,800

See accompanying notes to these financial statements

GOLDEN WEST BREWING COMPANY AND SUBSIDARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31
(Unaudited)

	2006	2005
Cash Flows from Operating Activities:
Net loss	$ (134,425)	$ (9,461)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,543	-
Amortization of intangibles	1,281	-
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts Receivable	3,080	-
Inventories	(32,712)	-
Prepaid expenses and other receivables	(7,588)	-
Increase (decrease) in:
Checks written in excess of funds available	950	7,562
Accounts payable	33,493	(6,591)
Accounts payable – Related Party		87,900
Accrued Expenses	12,122	-

Net cash (used in) operating activities	(117,256)	79,410
Cash Flows from Investing Activities:
Equipment deposits		(15,600)
Investment in fixed assets	(6,149)
Investment in intangibles and other assets	(4,734)	-
Advances to Butte Creek		(76,000)
Net cash (used in) investing activities	(10,883)	(91,600)

Cash Flows from Financing Activities:
Proceeds from Paid-In Capital	-	-
Deferred offering costs	-	(13,000)
Net Increase in Advances and Notes Payable	117,302	25,190
Net cash provided by financing activities	117,302	12,190

(Decrease) in Cash and Cash Equivalents	(10,837)
Cash and Cash Equivalents, beginning of period	10,837	-
Cash and Cash Equivalents, end of period	$ -	$ -
Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$ 13,201	$ -
Issuance of stock for conversion of liabilities	$ -	$ 30,000

See accompanying notes to these financial statements

GOLDEN WEST BREWING COMPANY, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006
(UNAUDITED)

1.      Nature of Business and Significant Accounting Policies:

This summary of significant accounting policies of is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in preparation of the financial statements. The Company has selected December 31 as its year end.

Description of Business - Golden West Brewing Company, Inc., a Delaware Corporation, and its wholly-owned California subsidiary Golden West Brewing Company (hereinafter referred to as “The Company” on a consolidated basis) were formed in 2003 for the purpose of acquiring Butte Creek Brewing Company, LLC ("Butte Creek").  The acquisition of Butte Creek was completed on August 31, 2005.

In the opinion of management of the Company the accompanying statements contain all adjustments necessary to present fairly the financial position of the Company as of December 31, 2005 and March 31, 2006, and its results of operations for the three month periods ended March 31, 2006 and 2005 and its cash flows for the three month periods ended March 31, 2006 and 2005 and the statement of stockholder’s equity as of March 31, 2006.  The results for these interim periods are not necessarily indicative of the results for the entire year.  The accompanying financial statements should be read in conjunction with the financial statements and the notes thereto filed as a part of the Company's annual report on Form 10-KSB.  All inter-company account balances and transactions are eliminated in consolidation.

Accounts Receivable - Accounts receivable are reported at net realizable value.  The Company has established an allowance for doubtful accounts based on factors pertaining to the credit risk of specific customers. Historical trends and other information.   Delinquent accounts are written-off when it is determined that the amounts are uncollectible.

Inventory - Inventory is stated at the lower-of-average cost or market computed on a first-in first-out basis.

Income Recognition - The Company recognizes revenues at the point of sale when title to the product changes hands to the buyer.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. The actual results could differ from those estimates. The Company's financial statements are based upon a number of significant estimates including the allowance for doubtful accounts. Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that the estimates for these items could be further revised in the near term and such revisions could be material.

Financial Instruments - The Company discloses fair value information about financial instruments when it is practicable to estimate that value. The carrying value of the Company's cash, cash equivalents, and accounts payable approximate their estimated fair values due to their short-term maturities.

Concentrations of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and advances. At December 31, 2005 and March 31, 2006, the Company had no amounts of cash or cash equivalents in financial institutions in excess of amounts insured by agencies of the U.S. Government.

Valuation of Long-Lived Assets - The Company evaluates the carrying value of long-lived assets to be held and used whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The carrying value of a long-lived asset is considered impaired when the projected undiscounted future cash flows are less than its carrying value. The Company measures impairment based on the amount by which the carrying value exceeds the fair market value. Fair market value is determined primarily using the projected cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

Income Taxes - The Company recognizes deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, the effect of net operating losses, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Intangibles - Intangibles consists of goodwill, trade names and trademarks. Intangibles other than goodwill are amortized using the straight-line method over the estimated useful life of the intangibles. The $25,000 of acquired intangible assets relate to tradenames and trademarks that have an expected remaining useful life of approximately five years.  Assets determined to have indefinite lives are no longer amortized in accordance with SFAS No. 142, "Goodwill and Other Intangibles," but are tested for impairment on an annual basis.

Recent Accounting Pronouncements - There were various accounting standards and interpretations issued during 2005 and 2004, none of which are expected to have a material impact on the Company's consolidated financial position, operations or cash flows.

Development Stage Enterprise - Until August 31, 2005, the Company was a development stage enterprise since planned principal operations had not yet commenced. As a result of the acquisition of Butte Creek on August 31, 2005, the Company is no longer considered a development stage enterprise (Note 9).

Per Share Information - Per share information is computed by dividing the net income or loss by the weighted average number of shares outstanding during the period.

Cash and Cash Equivalents - The Company considers cash and cash equivalents to consist of cash on hand and demand deposits in banks with an initial maturity of 90 days or less.

Risks and Uncertainties - The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to generate sufficient revenues or obtain sufficient funds necessary for launching a new business venture.

Basis of Presentation - Going Concern - Generally accepted accounting principles in the United States of America contemplates the continuation of the Company as a going concern. However, the Company has sustained losses from operations, and has net working capital deficit, which raise substantial doubt about the Company's ability to continue as a going concern.   Management of the Company believes that the additional capital from the proposed public offering and improved results from operations will be sufficient for the continued viability of the company, however there can be no assurance that either will occur.

In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations.

2.     Advances and Notes Payable:

On November 1, 2004, J. Andrew Moorer, a Director of the Company, made an uncollateralized advance of $8,750.  The advance continues to be uncollateralized and due on demand.  This advance started to accrue interest at 8% on January 1, 2006 and had accrued interest as of March 31, 2006 of $175.

Between March and September 2005, the Company borrowed a total of $125,000 from three lenders: $50,000 in July 2005 from Power Curve, Inc. (a company controlled by John Power); $50,000 in May 2005 from Lone Oak Vineyards, Inc. (a company controlled by Brian Power); and $25,000 in March 2005 from Tiffany Grace, an unaffiliated party.   The loans were used to payoff Butte Creek's loans to Tri County Economic Development Corporation, purchase additional equipment and provide working capital. The Tiffany Grace note, which was executed on September 9, 2005 accrues interest at the rate of 9% per annum, is payable in monthly payments of principal and interest based upon a five year amortization, and is due in full March 2008.   As of March 31, 2006, the Tiffany Grace note had current maturities of $4,534 and a long-term maturity of $16,320.   The Power Curve and Lone Oak notes were executed in September, 2005, accrue interest at the rate of 9% per annum, and are payable in full in 2008. The loans are collateralized by a security interest covering all of our tangible and intangible assets.   As of March 31, 2006, the Power Curve and Lone Oak notes had accrued interest of $2,023 and long-term maturities of $100,000.

On December 30, 2005, John Power and Power Curve, Inc. converted $215,000 and $90,000, respectively, in outstanding advances into collateralized long-term debt. The notes bear interest at 9% and mature December 31, 2008 and are collateralized by a security interest covering all of our tangible and intangible assets but are junior to the security interest granted to Power Curve, Inc.($50,000), Lone Oak Vineyards, Inc.($50,000) and Tiffany Grace ($25,000) in September 2005 described above.  As of March 31, 2006, these notes had current maturities of $0 and $0 respectively and long-term maturities of $215,000 and $90,000 respectively and had accrued interest of $4,838 and $2,025 respectively.

As part of the acquisition of Butte Creek, the Company assumed an $8,136 note payable to Bruce Detweiler, a member of Butte Creek, and a $10,098 note payable to Richard Atmore, Jr., a member of Butte Creek and the brother of Tom Atmore, a managing member of Butte Creek

The Company has pledged substantially all of its assets to secure some of the notes. Should the Company default in the payment of these secured notes, the collateral could be subject to forfeiture.

In the three months ended March 31, 2006, John Power and Power Curve, Inc. have made advances to the Company of $57,300 and $ 62,050 respectively. The advances are uncollateralized and due on demand

Lines of Credit

     The Company assumed a $25,000 balance on a credit card issued by Wells Fargo Bank, with interest at the rate of 17.25%. The card is uncollateralized and guaranteed by Tom Atmore, Butte Creek's Managing Member and former general manager. The outstanding balance as of  March 31, 2006 was $24,238.

       The Company assumed a $15,400 line of credit on a Butte Creek credit card with MBNA with interest at the rate of 29.98%. The debt on the credit card is uncollateralized but guaranteed by Tom Atmore, Butte Creek's managing member and our former general manager. The outstanding balance as of  March 31, 2006 was $11,233.

31-Dec-05	Current	LT	Interest	Maturity
	Portion	Portion	Rate	Date	Collateralized
Lines of Credit
Atmore - MBNA	$ 11,233	0	29.98%	Demand	No
Atmore - Wells Fargo	$ 24,238	0	17.25%	Demand	No
Total	$ 35,471
Notes Payable - Related Parties
Power Curve, Inc.	$ 62,050	$ 50,000	9%	Sep-08	Yes
Power Curve, Inc.		$ 90,000	9%	Dec-08	Yes
John C. Power	$ 57,300	$215,000	9%	Dec-08	Yes
Lone Oak Vineyards, Inc.		$ 50,000	9%	Sep-08	Yes
J. Andrew Moorer	$ 8,750	0	8%	Demand	No
R. Atmore, Jr.	$ 10,098	0	8%	Demand	No
B. Detweiler	$ 8,136	0	8%	Demand	No
Total	$146,334
Notes Payable - Unaffiliated
Tiffany Grace	$ 4,534	$ 16,320	9%	Mar-08	Yes

TOTALS	$186,339	$421,320

3.      Related Party Transactions

(a)     At inception, the Company issued 400,000 shares valued at $60,000 to five investors in exchange for certain assets the investors had acquired from the Alta Group (see below).

The assets acquired had been sold by Alta California Broadcasting, Inc. and its affiliates Nova Redwood, LLC and Four Rivers Broadcasting, Inc. (hereinafter referred to as the "Alta group"). John C. Power, an officer, director and founder of the Company, is also a former officer and director of all three entities that comprise the Alta group.

Alta California Broadcasting, Inc. had acquired the domain name www.ales.com. On September 29, 2002, Four Rivers Broadcasting, Inc. filed a trademark application number 78169062 with the Unites States Patent and Trademark Office ("USPTO") for Mount Shasta Ale™ based on its intent to use the proposed mark. In 2003, Nova Redwood, LLC had advanced $59,500 to Butte Creek Brewing Company, LLC as part of a planned acquisition. In October 2003, the Alta Group decided to not pursue the acquisition of Butte Creek and sold the domain name www.ales.com, all rights to the Federal Trademark application for Mount Shasta Ale™ and the advances to Butte Creek for $60,000 to a group of five investors who became founding shareholders of the Company.   Subsequently, the Company abandoned the trademark application pending with the USPTO for “Mount Shasta Ale”, and rather will rely upon common law trademark principles to protect its use of the mark.

(b)     On December 1, 2003, an officer and director of the Company purchased a delivery vehicle (2003 Ford Van) for the purposes of assisting Butte Creek Brewing Company, LLC ("Butte Creek") maintain and expand its self-distribution capabilities. The vehicle is 100% utilized by Butte Creek as a delivery vehicle. The purchase price of the vehicle was $22,920.70 and was financed for 60 months with Ford Credit at an annual percentage rate of 5.99%. The payments on the vehicle are paid and expensed by the Company.  The liability to Ford Credit is in the name of the officer and director of Golden West Brewing company, Inc. and is not recorded as a liability on these financial statements. There are no written agreements between the Company and the officer and director memorializing this transaction. The balance owing as of March 31, 2006 was $13,517.10.

(c)     In July 2004, an officer and director of the Company purchased a delivery vehicle (2004 Ford Van) for the purpose of assisting Butte Creek maintain and expand its self-distribution capabilities. The vehicle is 100% utilized by Butte Creek as a delivery vehicle. The purchase price was $26,155.91 and was financed for 60 months with Ford Credit at an annual percentage rate of 0.90%. The payments on the vehicle are paid and expensed by the Company.  The liability to Ford Credit is the name of the officer and director of the Company and is not recorded as a liability on these financial statements. There are no written agreements between the Company and the officer and director memorializing this transaction. The balance owing as of March 31, 2006 was $18,014.69.

(d)     In 2003, an officer and director of the Company guaranteed a $25,000 line of credit for Butte Creek with one of its key suppliers. No compensation has been paid by either the Company or Butte Creek for the guarantee.

(e)     In 2004, the Company purchased certain hops rhizomes for research and development purposes. The rhizomes were planted on the property of a former director of the Company. The rhizomes were expensed as research and development expense in 2004. The value of the personal real property used by the former director to farm the hops was an insignificant portion of his property.

(f)   On November 1, 2004, J. Andrew Moorer, a Director of the Company, made an uncollateralized advance of $8,750.  The advance continues to be uncollateralized and due on demand.  This advance started to accrue interest at 8% on January 1, 2006.

(g)     In January 2005, John Power converted $22,500 in outstanding advances to the Company into 90,000 shares of common stock.

(h)    Between March and September 2005, the Company borrowed a total of $125,000 from three lenders: $50,000 in July 2005 from Power Curve, Inc. (a company controlled by John Power); $50,000 in May 2005 from Lone Oak Vineyards, Inc. (a company controlled by Brian Power); and $25,000 in March 2005 from Tiffany Grace, an unaffiliated party.   The loans were used to payoff Butte Creek's loans to Tri County Economic Development Corporation, purchase additional equipment and provide working capital. The Tiffany Grace note, which was executed on September 9, 2005 accrues interest at the rate of 9% per annum, is payable in monthly payments of principal and interest based upon a five year amortization, and is due in full March 2008.   As of March 31, 2006, the Tiffany Grace note had current maturities of $4,534 and a long-term maturity of $16,320.  The Power Curve and Lone Oak notes were executed in September, 2005, accrue interest at the rate of 9% per annum, and are payable in full in 2008. The loans are collateralized by a security interest covering all of our tangible and intangible assets.   As of March 31, 2006, the Power Curve and Lone Oak notes had accrued interest of $2,059 and $0 and long-term maturities of $50,000 and $50,000 respectively.

(i)      On December 30, 2005, John Power converted $10,000 in outstanding advances to the Company into 40,000 shares of common stock.

(j)     On December 30, 2005, John Power and Power Curve, Inc. converted $215,000 and $90,000, respectively, in outstanding advances into collateralized long-term debt. The notes bear interest at 9% and mature December 31, 2008 and are collateralized by a security interest covering all of our tangible and intangible assets but are junior to the security interest granted to Power Curve, Inc. ($50,000), Lone Oak Vineyards, Inc.($50,000) and Tiffany Grace ($25,000) in September 2005 described above.  As of March 31, 2006, these notes had accrued interest of $4,838 and $2,025 with no current maturities and long-term maturities of $215,000 and $90,000 respectively.

(k)     Effective December 30, 2005, our attorney Clifford Neuman converted $25,000 in accrued fees payable into 100,000 shares of common stock at a conversion price of $.25 per share. The accrued fees were incurred in connection with this offering. Mr. Neuman immediately gifted the shares to his two children equally.

(l)     In the three months ended March 31, 2006, John Power and Power Curve, Inc. have made advances to the Company of $57,300 and $62,050 respectively. The advances are unsecured and due on demand.

(m)     Subsequent to March 31, 2006, John Power and Power Curve, Inc., have made advances to the Company of $29,900 and $37,360 respectively.  The advances are unsecured and due on demand.

4.     Operating Leases

Effective July 1, 2005, the Company entered into a five year lease for office and warehouse space in Chico, California for Butte Creek. The lease provides for initial monthly rents of $3,150, which will increase to $3,726 beginning July 2006 with increases per year subject to annual Consumer Price Index increases, and expires in 2010.

Future minimum lease payments under this lease are as follows:

Year Ending December 31,

2006	$41,256
2007	$44,712
2008	$44,712
2009	$44,712
2010	$44,712

5.     Commitments & Contingencies

A.  On December 30, 2005, an unsecured outstanding advance to the Company by an unaffiliated party in the amount of $10,000 was converted into 40,000 shares of common stock. In February 2006, the Company was notified by the SEC that this conversion of $10,000 into 40,000 shares of common stock to an unaffiliated third party might have been a violation of Section 5 of the Securities Act of 1933 (the "33 Act"). While Management disagrees with this view, if it is determined that this transaction constituted a primary offering by or on behalf of the Company in violation of Section 5 of the 33 Act, then the Company may be subject to remedial sanctions. Such sanctions may include the payment of disgorgement, prejudgment interest and civil or criminal penalties. Management of the Company is not aware of any pending claims for sanctions against it based on Section 5 of the 33 Act, and intends to vigorously defend against any such claims if they arise. However, due to the notification by the SEC, the Company has classified the advance, amounting to $10,000 as of March 31, 2006, as a liability under amounts subject to rescission in the accompanying March 31, 2006 balance sheet.  The shares issued are included in our total number of shares outstanding as of March 31, 2006.  A contingency exists with respect this matter, the ultimate resolution of which cannot be determined at this time.

B. Delinquent Taxes & Rent

At March 31, 2006 the Company had outstanding payroll tax liabilities of $50,029. Of these amounts $41,009 are considered delinquent.

California Redemption Value (CRV) is a tax collected on all package sales to retailers, processed through the California Department of Conservation and refunded through the State's recycling program. The United States Bureau of Alcohol, Tobacco and Firearms ("BATF"), now the TTB, and various state agencies collect excise taxes often referred to as "alcohol taxes" with the amount based on the volume of beer sold. At March 31, 2006, the Company had alcohol related taxes payable to federal and state taxing authorities of $67,904.  Of these amounts, $62,500 is considered delinquent. The detail of those taxes payable is as follows:

	March 31, 2006
Tax Agency	Due	Delinquent
Internal Revenue Service	$36,416	$30,900	Payroll Taxes
CA Employment Development Department	$13,613	$10,109	Payroll Taxes
Bureau of Alcohol, Tobacco and Firearms	$39,954	$35,324	Excise Tax
CA Board of Equalization	$ 5,751	$ 4,413	Excise Tax
CA Department of Conservation	$24,559	$23,785	CRV Tax
Butte County & CA Franchise Tax Board	$18,170	$18,170	Property & Franchise Taxes

Most of these delinquent payables have been assumed by the Company in connection with our acquisition of Butte Creek as the continuation of regulatory compliance is material to the Company's ability to continue as a going concern. Continued operations could be severely impaired should the TTB or any other governmental agency seek to collect any of the delinquent payables before we are able to pay them.

At March 31, 2006 the Company had outstanding rent obligations on our operating facility of $17,950. We have entered into a verbal forbearance agreement with the landlord whereby the landlord will not proceed with collection actions to enforce its rights under the lease as long as the Company pays current rent and 8% interest on the outstanding rent obligation timely.

C. California Department of Alcoholic Beverage Control

On March 15, 2006, the Company was notified that the California Department of Alcoholic Beverage Control had filed an Accusation alleging that it had violated California regulations by participating in a beer tasting at the Mt. Shasta Board & Ski Park, not sponsored by a non-profit. As a result, the Company may face sanctions ranging from a warning to either a fine of up to $10,000 or the temporary suspension of ten days of its manufacturing license.   The matter is still pending; however, management of the Company does not believe the matter will have a material adverse effect on our ability to conduct business.

6.     Deferred Offering Costs:

As of March 31, 2006, the Company had incurred $198,122.50 related to the pending public offering of its securities. The Company has carried $150,000 of the costs as deferred offering costs and has expensed $11,295 in its fiscal 2005 and $36,827.50 in the 3 months ended March 31, 2006.   If the offering is successful, the deferred offering costs will be charged against the proceeds. All legal and accounting costs incurred in excess of $150,000 will be charged as an expense.   Management believes this is the maximum amount of offering costs that should be charged against the proceeds for an offering of this size.

The Company's SB-2 registration statement was declared effective by the Securities and Exchange Commission on February 14, 2006.   The offering consists of a minimum of 400,000 shares at $0.50 per share and a maximum of 1,000,000 shares at $0.50 per share. To date, no shares have been sold in the offering.

7.     Common Stock:

At inception, the Company issued 400,000 shares of its common stock at $0.15 per share for assets valued at $60,000. During the period ended December 31, 2003, the Company issued 300,000 shares of its common stock at $0.25 per share for cash of $75,000.

During the period ended December 31, 2004, the Company issued 800,000 shares of its common stock at $0.25 per share for cash of $200,000.

In January, 2005, the Company issued 90,000 shares of its common stock at $0.25 per share for conversion of advances payable of $22,500, and 30,000 shares of common stock in conversion of outstanding indebtedness in the amount of $7,500.

In connection with the acquisition of Butte Creek on August 31, 2005, the Company issued 200,000 shares of common stock to Butte Creek.

Effective December 30, 2005, John Power converted $10,000 in accrued advances payable into 40,000 shares of common stock, at a conversion price of $.25 per share.

Effective December 30, 2005, our attorney Clifford Neuman converted $25,000 in accrued fees payable into 100,000 shares of common stock at a conversion price of $.25 per share. The accrued fees were incurred in connection with this offering. Mr. Neuman immediately gifted the shares to his two children equally.

On December 30, 2005, an uncollateralized outstanding advance to the Company by an unaffiliated party in the amount of $10,000 was converted into 40,000 shares of common stock. In February 2006, the Company was notified by the SEC that this conversion of $10,000 into 40,000 shares of common stock to an unaffiliated third party might have been a violation of Section 5 of the Securities Act of 1933 (the "33 Act"). While Management disagrees with this view, if it is determined that this transaction constituted a primary offering by or on behalf of the Company in violation of Section 5 of the 33 Act, then the Company may be subject to remedial sanctions. Such sanctions may include the payment of disgorgement, prejudgment interest and civil or criminal penalties. Management of the Company is not aware of any pending claims for sanctions against it based on Section 5 of the 33 Act, and intends to vigorously defend against any such claims if they arise. However, due to the notification by the SEC, the Company has classified the advance, amounting to $10,000 as of March 31, 2006, as a liability under amounts subject to rescission in the accompanying March 31, 2006 balance sheet.  The 40,000 shares issued are included in our total number of shares outstanding as of March 31, 2006.  A contingency exists with respect this matter, the ultimate resolution of which cannot be determined at this time.

8.     Income Taxes

The Company has an estimated net operating loss carry forward of approximately $63,000 and $191,000 at December 31, 2004 and December 31, 2005, respectively, to offset future taxable income. The net operating loss carry forward, if not used, will expire in various years through 2025, and may be restricted if there is a change in ownership. No deferred income taxes have been recorded because of the uncertainty of future taxable income to be offset.

Significant components of the Company's net deferred income tax asset are as follows:

	March 31, 2006	December 31,2005	December 31, 2004
Net operating losses carry forward	$ 134,425	$ 191,000	$ 63,000
Deferred income tax allowance	(24,869)	(35,335)	(11,700)
Net deferred income tax asset	$ -	$ -	$ -

The reconciliation of income tax (benefit) computed at the federal statutory rate to income tax expense (benefit) for all periods presented is as follows:

Tax (benefit) at Federal statutory rate	(15.00)%
State tax (benefit) net of Federal benefit	(3.50)
Valuation allowance	18.50

Tax provision (benefit)	-

9.     Acquisition

On August 31, 2005, the Company acquired all the assets and certain liabilities of Butte Creek Brewing Company, LLC (Butte Creek). The results of Butte Creek's operations have been included in the consolidated financial statements since that date. Butte Creek was a manufacturer of craft beers, specializing in organic beers. The Company made the acquisition to become an organic craft brewer and expects to continue to produce organic craft beers and to market them strategically in niche markets to capitalize on dedication to the use of organic ingredients.

This business combination was accounted for as a purchase of Butte Creek by the Company under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price, including transaction costs, is allocated to the net tangible and intangible assets acquired by the Company in connection with the transaction, based on their fair values as of the completion of the transaction. The aggregate purchase price was $983,084, including $567,400 cash, $365,684 assumed liabilities, and common stock valued at $50,000. The $567,400 cash consisted of advances to Butte Creek of $215,035 and $134,965 during the years ended December 31, 2004 and 2003, respectively, and advances of $217,400 during the eight months ended August 31, 2005. These advances were prepayments on the purchase of assets and were uncollateralized. The value of the 200,000 common shares issued was determined based on the offering price of the Company's common shares in its prospectus, which management believes to be the fair value.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition.

At August 31, 2005

Current assets	$197,612
Property, plant and equipment	287,969
Intangible assets	25,000
Goodwill	472,503
Total assets acquired	983,084
Current liabilities	365,684
Total liabilities assumed	365,684
Net assets acquired	$617,400

          The $25,000 of acquired intangible assets relate to tradenames and trademarks that have an expected remaining useful life of approximately five years.

10.       Equity Incentive Plan:

On December 10, 2004, we adopted our 2004 Equity Incentive Plan for our officers, directors and other employees, plus outside consultants and advisors. Under the Equity Incentive Plan, our employees, outside consultants and advisors may receive awards of non-qualified options and incentive options, stock appreciation rights or shares of stock. A maximum of 500,000 shares of our common stock are subject to the Equity Incentive Plan. No stock appreciation rights, options or bonus stock have been granted under the Equity Incentive Plan.

The Equity Incentive Plan may be administered by the Board or in the Board's sole discretion by the Compensation Committee of the Board or such other committee as may be specified by the Board to perform the functions and duties of the Committee under the Equity Incentive Plan. Subject to the provisions of the Equity Incentive Plan, the Committee and the Board shall determine, from those eligible to be participants in the Equity Incentive Plan, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock option, stock appreciation rights and restricted stock.

11.       Subsequent Events:

A.     Subsequent to March 31, 2006, John Power and Power Curve, Inc., have made advances to the Company of $29,900 and $37,360 respectively.  The advances are unsecured and due on demand.

B.  The general manager of our brewery, Tom Atmore, resigned his position effective March 31, 2006.  Mr. Atmore will serve as a consultant for a period of 90 days thereafter.

GOLDEN WEST BREWING COMPANY, INC.

Report of Independent Registered Public Accounting Firm

Board of Directors

Golden West Brewing, Inc.

We have audited the accompanying balance sheet of Golden West Brewing, Inc. and Consolidated Subsidiaries as of December 31, 2005, and the related statements of operations, stockholders' equity (deficit), and cash flows for the two years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Golden West Brewing, Inc. and Consolidated Subsidiaries as of December 31, 2005, and the results of its operations and cash flows for the two years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in Note 1, the Company has sustained losses from operations, and has a net working capital deficit, which raises substantial doubt about its ability to continue as a going concern.  Management's plans in regard to this matter are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SCHUMACHER & ASSOCIATES, INC.

Denver, Colorado
April 11, 2006

GOLDEN WEST BREWING COMPANY, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2005

ASSETS
Current Assets:
Cash and cash equivalents	$ 10,837
Accounts receivable, net of allowance for doubtful accounts of $659	109,168
Inventory (Note 1 )	118,773
Prepaid Expenses	8,833
Total current assets	247,611

Fixed Assets:
Property and equipment, net of accumulated depreciation of $8,722	280,364

Other Assets:
Deferred Offering Costs (Note 6 )	150,000
Goodwill (Notes 1 & 9 )	472,503
Intangibles, net of accumulated amortization of $1,742	27,085
Other assets	947
Total other assets	650,535
Total Assets	$1,178,510
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 222,188
Accrued expenses	196,740
Lines of credit payable (Note 2)	36,447
Notes payable - other, current portion (Note 2)	4,434
Notes payable, related party, current portion (Note 2)	26,984
Total current liabilities	486,793
Long-term liabilities:
Notes payable, net of current portion (Note 2)	17,492
Notes payable - related party, net of current portion (Note 2)	405,000
Total long-term liabilities	422,492
Common stock issued subject to rescission (Notes 5 & 11)	10,000
Total Liabilities	$ 919,285
Commitments and Contingencies (Notes 1,2,3,4, 5, 6,7, 8, 10 and 11)
Stockholders' Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-
Common Stock, $.0001 par value, 20,000,000 shares authorized, 2,000,000 shares issued and outstanding at December 31, 2005	200
Additional paid-in capital	449,800
Accumulated (Deficit)	(190,775)
Total Stockholders' Equity	259,225
Total Liabilities and Stockholders' Equity	$1,178,510

See accompanying notes to the financial statements.

GOLDEN WEST BREWING COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31

	2005	2004
Revenues	$ 321,895	$ -
Less: Excise taxes	(16,508)	-
Net revenues	305,387	-
Cost of sales	205,565	-
Gross profit	99,822	-
Operating expenses
Depreciation and amortization	10,464	-
Legal and accounting	38,979	47,025
Management compensation	26,744	-
Outside sales compensation	28,909	-
Research and organizational expense	722	8,126
Rent	12,600	-
Selling expenses	23,237	-
Other	74,212	7,392
Total operating expenses	215,867	62,543
Operating (Loss)	(116,045)	(62,543)
Other Income (Expense)
Miscellaneous income	338	-
Interest expense	(12,078)	-
Total other (expense)	(11,740)	-
Net (Loss)	$ (127,785)	$ (62,543)
Net (Loss) Per Share	$ (.08)	$ (.07)
Weighted Average Shares Outstanding	1,691,666	865,513

See accompanying notes to the financial statements.

GOLDEN WEST BREWING COMPANY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Totals
Balance, December 31, 2003	-	$ -	700,000	$ 70	$ 134,930	$ (447)	$ 134,553

Stock issued for cash at $0.25	-	-	800,000	80	199,920	-	200,000

Net (loss)	-	-	-	-	-	(62,543)	(62,543)
Balance, December 31, 2004	-	-	1,500,000	150	334,850	(62,990)	272,010
Stock issued for conversion of liabilities at $0.25	-	-	120,000	12	29,988	-	30,000
Stock issued for acquisition of Butte Creek at $0.25	-	-	200,000	20	49,980	-	50,000
Stock issued for conversion of liabilities at $0.25	-	-	180,000	18	44,982	-	45,000
Stock issued for conversion of liabilities, subject to rescission	-	-	-	-	(10,000)	-	(10,000)
Net (Loss)	-	-	-	-	-	(127,785)	(127,785)
Balance, December 31, 2005	-	$ -	2,000,000	$ 200	$ 449,800	$ (190,775)	$ 259,225

See accompanying notes to the financial statements.

GOLDEN WEST BREWING COMPANY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31

	2005	2004
Cash Flows from Operating Activities:
Net loss	$ (127,785)	$ (62,543)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	8,722	-
Amortization of intangibles	1,742	-
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts Receivable	9,488	-
Inventories	(44,458)	-
Prepaid expenses and other assets	(7,297)	(1,144)
Increase (decrease) in:
Checks written in excess of funds available	(2,196)	2196
Accounts payable	(17,739)	104,047
Accounts payable, related party	-	42,326
Accrued Expenses and Other	21,.615	-
Net cash (used in) operating activities	(157,908)	84,882

Cash Flows from Investing Activities:
Investment in fixed assets	(1,118)	-
Investment in intangibles and other assets	(2.460)	-
Acquisition of Butte Creek	(218,400)	(215,035)
Net cash (used in) investing activities	(221,978)	(215,035)

Cash Flows from Financing Activities:
Proceeds from Paid-In Capital	-	200,000
Deferred offering costs	(80,153)	(69,847)
Net Increase in Advances and Notes Payable	466,770	-
(Increase) in stock subscriptions receivable	-	-
Net cash provided by financing activities	386,617	130,153

Increase in Cash and Cash Equivalents	6,731	-
Cash and Cash Equivalents, beginning of period	-	-
Cash and Cash Equivalents, acquired from Butte Creek	$ 4,106	$ -
Cash and Cash Equivalents, end of period	$ 10,837	-
Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$ -	$ -
Cash paid for income tax	$ -	$ -
Issuance of stock for conversion of liabilities	$ 65,000	$ -
Issuance of stock for conversion of liabilities, subject to rescission	$ 10,000	$ -
Issuance of stock for acquisition of Butte Creek	$ 50,000	$ -

See accompanying notes to the financial statements.

GOLDEN WEST BREWING COMPANY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND DECEMBER 31, 2004

1.      Nature of Business and Significant Accounting Policies:

This summary of significant accounting policies of is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in preparation of the financial statements. The Company has selected December 31 as its year end.

Description of Business - Golden West Brewing Company, Inc.  a Delaware Corporation and its wholly-owned California subsidiary Golden West Brewing Company (hereinafter referred to as “The Company” on a consolidated basis) were formed in 2003 for the purpose of acquiring Butte Creek Brewing Company, LLC ("Butte Creek").

The consolidated financial statements include the accounts of the companies listed above for the years ended December 31, 2005 and 2004. All inter-company account balances and transactions are eliminated in consolidation.

Accounts Receivable – Accounts receivable are reported at net realizable value.  The Company has established an allowance for doubtful accounts based on factors pertaining to the credit risk of specific customers. Historical trends and other information.   Delinquent accounts are written-off when it is determined that the amounts are uncollectible.

Inventory  -  Inventory is stated at the lower-of-average cost or market computed on a first-in first-out basis.

Income Recognition - The Company recognizes revenues at the point of sale when title to the product changes hands to the buyer.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. The actual results could differ from those estimates. The Company's financial statements are based upon a number of significant estimates including the allowance for doubtful accounts. Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that the estimates for these items could be further revised in the near term and such revisions could be material.

Financial Instruments - The Company discloses fair value information about financial instruments when it is practicable to estimate that value. The carrying value of the Company's cash, cash equivalents, and accounts payable approximate their estimated fair values due to their short-term maturities.

Concentrations of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and advances. At  December 31, 2005, the Company had no amounts of cash or cash equivalents in financial institutions in excess of amounts insured by agencies of the U.S. Government.

Valuation of Long-Lived Assets - The Company evaluates the carrying value of long-lived assets to be held and used whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The carrying value of a long-lived asset is considered impaired when the projected undiscounted future cash flows are less than its carrying value. The Company measures impairment based on the amount by which the carrying value exceeds the fair market value. Fair market value is determined primarily using the projected cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

Income Taxes - The Company recognizes deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, the effect of net operating losses, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Intangibles - Intangibles consists of goodwill, trade names and trademarks. Intangibles other than goodwill are amortized using the straight-line method over the estimated useful life of the intangibles. The $25,000 of acquired intangible assets relate to tradenames and trademarks that have an expected remaining useful life of approximately five years.  Assets determined to have indefinite lives are no longer amortized in accordance with SFAS No. 142, "Goodwill and Other Intangibles," but are tested for impairment on an annual basis.

Recent Accounting Pronouncements - There were various accounting standards and interpretations issued during 2005 and 2004, none of which are expected to have a material impact on the Company's consolidated financial position, operations or cash flows.

Development Stage Enterprise – Until August 31, 2005, the Company was a development stage enterprise since planned principal operations had not yet commenced. As a result of the acquisition of Butte Creek on August 31, 2005, the Company is no longer considered a development stage enterprise (Note 9). .

Per Share Information - Per share information is computed by dividing the net income or loss by the weighted average number of shares outstanding during the period.

Cash and Cash Equivalents - The Company considers cash and cash equivalents to consist of cash on hand and demand deposits in banks with an initial maturity of 90 days or less.

Risks and Uncertainties - The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to generate sufficient revenues or obtain sufficient funds necessary for launching a new business venture.

Basis of Presentation - Going Concern - Generally accepted accounting principles in the United States of America contemplates the continuation of the Company as a going concern. However, the Company has sustained losses from operations, and has net working capital deficit, which raise substantial doubt about the Company's ability to continue as a going concern.   Management of the Company believes that the additional capital from the proposed public offering and improved results from operations will be sufficient for the continued viability of the company, however there can be no assurance that either will occur..

In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations.

2.     Advances and Notes Payable:

On November 1, 2004, J. Andrew Moorer, a Director of the Company, made an uncollateralized advance of $8,750.  The advance continues to be uncollateralized and due on demand.  This advance started to accrue interest at 8% on January 1, 2006.

Between March and September 2005, the Company borrowed a total of $125,000 from three lenders: $50,000 in July 2005 from Power Curve, Inc. (a company controlled by John Power); $50,000 in May 2005 from Lone Oak Vineyards, Inc. (a company controlled by Brian Power); and $25,000 in March 2005 from Tiffany Grace, an unaffiliated party.   The loans were used to payoff Butte Creek's loans to Tri County Economic Development Corporation, purchase additional equipment and provide working capital. The Tiffany Grace note, which was executed on September 9, 2005 accrues interest at the rate of 9% per annum, is payable in monthly payments of principal and interest based upon a five year amortization, and is due in full March 2008.   As of December 31, 2005, the Tiffany Grace note had current maturities of $4,336 and a long-term maturity of $18,638.  The Power Curve and Lone Oak notes were executed in September, 2005, accrue interest at the rate of 9% per annum, and are payable in full in 2008. The loans are collateralized by a security interest covering all of our tangible and intangible assets.   As of December 31, 2005, the Power Curve and Lone Oak notes had accrued interest of $2,757 and long-term maturities of $100,000.

On December 30, 2005, John Power and Power Curve, Inc. converted $215,000 and $90,000, respectively, in outstanding advances into collateralized long-term debt. The notes bear interest at 9% and mature December 31, 2008 and are collateralized by a security interest covering all of our tangible and intangible assets but are junior to the security interest granted to Power Curve, Inc.($50,000), Lone Oak Vineyards, Inc.($50,000) and Tiffany Grace ($25,000) in September 2005 described above.  As of December 31, 2005, these notes had current maturities of $0 and $0 respectively and long-term maturities of $215,000 and $90,000 respectively.

As part of the acquisition of Butte Creek, the Company assumed an $8,136 note payable to Bruce Detweiler, a member of Butte Creek, and a $10,098 note payable to Richard Atmore, Jr., a member of Butte Creek and the brother of Tom Atmore, a managing member of Butte Creek

The Company has pledged substantially all of its assets to secure some of the notes. Should the Company default in the payment of these secured notes, the collateral could be subject to forfeiture.

In the three months ended March 31, 2006, John Power and Power Curve, Inc. have made advances to the Company of $57,800 and $ 52,150 respectively. The advances are uncollateralized and due on demand

Lines of Credit

The Company assumed  a $25,000 balance on a credit card issued by Wells Fargo Bank, with interest at the rate of 16.25%. The card is uncollateralized and guaranteed by Tom Atmore, Butte Creek's Managing Member and former general manager. The outstanding balance as of  December 31, 2005 was $24,593.

The Company assumed a $15,400 line of credit on a Butte Creek credit card with MBNA with interest at the rate of 29.98%. The debt on the credit card is uncollateralized but guaranteed by Tom Atmore, Butte Creek's managing member and our former general manager. The outstanding balance as of  December 31, 2005 was $11,854.

31-Dec-05	Current	LT	Interest	Maturity
	Portion	Portion	Rate	Date	Collateralized
Lines of Credit
Atmore - MBNA	$11,854	0	29.98%	Demand	No
Atmore - Wells Fargo	$24,593	0	16.25%	Demand	No
Total	$36,447
Notes Payable - Related Parties
Power Curve, Inc.		$ 50,000	9%	Sep-08	Yes
Power Curve, Inc.		$ 90,000	9%	Dec-08	Yes
John C. Power		$215,000	9%	Dec-08	Yes
Lone Oak Vineyards, Inc.		$ 50,000	9%	Sep-08	Yes
J. Andrew Moorer	$ 8,750	0	0%	Demand	No	(A)
R. Atmore, Jr.	$10,098	0	8%	Demand	No
B. Detweiler	$ 8,136	0	8%	Demand	No
Total	$26,984
Notes Payable - Unaffiliated
Tiffany Grace	$ 4,434	$ 17,492	9%	Mar-08	Yes

TOTALS	$67,865	$422,492

(A)  This advance accrues interest at 8% effective January 1, 2006.

3.      Related Party Transactions

(a)     At inception, the Company issued 400,000 shares valued at $60,000 to five investors in exchange for certain assets the investors had acquired from the Alta Group (see below).

The assets acquired had been sold by Alta California Broadcasting, Inc. and its affiliates Nova Redwood, LLC and Four Rivers Broadcasting, Inc. (hereinafter referred to as the "Alta group"). John C. Power, an officer, director and founder of the Company, is also a former officer and director of all three entities that comprise the Alta group.

Alta California Broadcasting, Inc. had acquired the domain name www.ales.com. On September 29, 2002, Four Rivers Broadcasting, Inc. filed a trademark application number 78169062 with the Unites States Patent and Trademark Office ("USPTO") for Mount Shasta Ale™ based on its intent to use the proposed mark. In 2003, Nova Redwood, LLC had advanced $59,500 to Butte Creek Brewing Company, LLC as part of a planned acquisition. In October 2003, the Alta Group decided to not pursue the acquisition of Butte Creek and sold the domain name www.ales.com, all rights to the Federal Trademark application for Mount Shasta Ale™ and the advances to Butte Creek for $60,000 to a group of five investors who became founding shareholders of the Company.   Subsequently, the Company abandoned the trademark application pending with the USPTO for “Mount Shasta Ale”, and rather will rely upon common law trademark principles to protect its use of the mark.

(b)     On December 1, 2003, an officer and director of the Company purchased a delivery vehicle (2003 Ford Van) for the purposes of assisting Butte Creek Brewing Company, LLC ("Butte Creek") maintain and expand its self-distribution capabilities. The vehicle is 100% utilized by Butte Creek as a delivery vehicle. The purchase price of the vehicle was $22,920.70 and was financed for 60 months with Ford Credit at an annual percentage rate of 5.99%. The payments on the vehicle are paid and expensed by the Company.  The liability to Ford Credit is in the name of the officer and director of Golden West Brewing company, Inc. and is not recorded as a liability on these financial statements. There are no written agreements between the Company and the officer and director memorializing this transaction. The balance owing as of December 31, 2005 was $15,769.

(c)     In July 2004, an officer and director of the Company purchased a delivery vehicle (2004 Ford Van) for the purpose of assisting Butte Creek maintain and expand its self-distribution capabilities. The vehicle is 100% utilized by Butte Creek as a delivery vehicle. The purchase price was $26,155.91 and was financed for 60 months with Ford Credit at an annual percentage rate of 0.90%. The payments on the vehicle are paid and expensed by the Company.  The liability to Ford Credit is the name of the officer and director of the Company and is not recorded as a liability on these financial statements. There are no written agreements between the Company and the officer and director memorializing this transaction. The balance owing as of December 31, 2005 was $20,611.

(d)     In 2003, an officer and director of the Company guaranteed a $25,000 line of credit for Butte Creek with one of its key suppliers. No compensation has been paid by either the Company or Butte Creek for the guarantee.

(e)     In 2004, the Company purchased certain hops rhizomes for research and development purposes. The rhizomes were planted on the property of a former director of the Company. The rhizomes were expensed as research and development expense in 2004. The value of the personal real property used by the former director to farm the hops was an insignificant portion of his property.

(f)   On November 1, 2004, J. Andrew Moorer, a Director of the Company, made an uncollateralized advance of $8,750.  The advance continues to be uncollateralized and due on demand.  This advance started to accrue interest at 8% on January 1, 2006.

(g)     In January 2005, John Power converted $22,500 in outstanding advances to the Company into 90,000 shares of common stock.

(h)    Between March and September 2005, the Company borrowed a total of $125,000 from three lenders: $50,000 in July 2005 from Power Curve, Inc. (a company controlled by John Power); $50,000 in May 2005 from Lone Oak Vineyards, Inc. (a company controlled by Brian Power); and $25,000 in March 2005 from Tiffany Grace, an unaffiliated party.   The loans were used to payoff Butte Creek's loans to Tri County Economic Development Corporation, purchase additional equipment and provide working capital. The Tiffany Grace note, which was executed on September 9, 2005 accrues interest at the rate of 9% per annum, is payable in monthly payments of principal and interest based upon a five year amortization, and is due in full March 2008.   As of December 31, 2005, the Tiffany Grace note had current maturities of $4,336 and a long-term maturity of $18,638.     The Power Curve and Lone Oak notes were executed in September, 2005, accrue interest at the rate of 9% per annum, and are payable in full in 2008. The loans are collateralized by a security interest covering all of our tangible and intangible assets.   As of December 31, 2005, the Power Curve and Lone Oak notes had accrued interest of $1,384 and $1,373 and long-term maturities of $50,000 and $50,000 respectively.

(i)      On December 30, 2005, John Power converted $10,000 in outstanding advances to the Company into 40,000 shares of common stock.

(j)     On December 30, 2005, John Power and Power Curve, Inc. converted $215,000 and $90,000, respectively, in outstanding advances into collateralized long-term debt. The notes bear interest at 9% and mature December 31, 2008 and are collateralized by a security interest covering all of our tangible and intangible assets but are junior to the security interest granted to Power Curve, Inc.($50,000), Lone Oak Vineyards, Inc.($50,000) and Tiffany Grace ($25,000) in September 2005 described above.  As of December 31, 2005, these notes had no current maturities and long-term maturities of $215,000 and $90,000 respectively.

(k)     Effective December 30, 2005, John Power converted $10,000 in accrued advances payable into 40,000 shares of common stock, at a conversion price of $.25 per share.

(l)     Effective December 30, 2005, our attorney Clifford Neuman converted $25,000 in accrued fees payable into 100,000 shares of common stock at a conversion price of $.25 per share. The accrued fees were incurred in connection with this offering. Mr. Neuman immediately gifted the shares to his two children equally.

(m)     In the three months ended March 31, 2006, John Power and Power Curve, Inc. have made advances to the Company of $57,800 and $52,150 respectively. The advances are unsecured and due on demand.

4.     Operating Leases

Effective July 1, 2005, the Company entered into a five year lease for office and warehouse space in Chico, California for Butte Creek. The lease provides for initial monthly rents of $3,312, which will increase to $3,726 beginning July 2006 with increases per year subject to annual Consumer Price Index increases, and expires in 2010.

Future minimum lease payments under this lease are as follows:

Year Ending December 31,

2006	$41,256
2007	$44,712
2008	$44,712
2009	$44,712
2010	$44,712

5.     Commitments & Contingencies

A.  On December 30, 2005, an unsecured outstanding advance to the Company by an unaffiliated party in the amount of $10,000 was converted into 40,000 shares of common stock. In February 2006, the Company was notified by the SEC that this conversion of $10,000 into 40,000 shares of common stock to an unaffiliated third party might have been a violation of Section 5 of the Securities Act of 1933 (the "33 Act"). While Management disagrees with this view, if it is determined that this transaction constituted a primary offering by or on behalf of the Company in violation of Section 5 of the 33 Act, then the Company may be subject to remedial sanctions. Such sanctions may include the payment of disgorgement, prejudgment interest and civil or criminal penalties. Management of the Company is not aware of any pending claims for sanctions against it based on Section 5 of the 33 Act, and intends to vigorously defend against any such claims if they arise. However, due to the notification by the SEC, the Company has classified the advance, amounting to $10,000 as of December 31, 2005, as a liability under amounts subject to rescission in the accompanying December 31, 2005 balance sheet.  The shares issued are included in our total number of shares outstanding as of December 31, 2005.  A contingency exists with respect this matter, the ultimate resolution of which cannot be determined at this time.

B. Delinquent Taxes & Rent - At December 31, 2005, the Company had outstanding payroll tax liabilities of $50,651. Of these amounts $41,009 are considered delinquent.

California Redemption Value (CRV) is a tax collected on all package sales to retailers, processed through the California Department of Conservation and refunded through the State's recycling program. The United States Bureau of Alcohol, Tobacco and Firearms ("BATF"), now the TTB, and various state agencies collect excise taxes often referred to as "alcohol taxes" with the amount based on the volume of beer sold. At  December 31, 2005, the Company had alcohol related taxes payable to federal and state taxing authorities of  $65,233.  Of these amounts, $61,779 are considered delinquent. The detail of those taxes payable is as follows:

	December 31, 2005
Tax Agency	Due	Delinquent
Internal Revenue Service	$36,768	$30,900	Payroll taxes
CA Employment Development Department	$13,883	$10,109	Payroll taxes
Bureau of Alcohol, Tobacco and Firearms	$36,263	$35,324	Excise tax
CA Board of Equalization	$ 6,618	$ 4,953	Excise tax
CA Department of Conservation	$22,352	$14,870	CRV tax
Butte County & CA Franchise Tax Board	$21,470	$18,170	Property & Franchise Taxes

These delinquent payables have been assumed by the Company in connection with our acquisition of Butte Creek as the continuation of regulatory compliance is material to the Company's ability to continue as a going concern. Continued operations could be severely impaired should the TTB or any other governmental agency seek to collect any of the delinquent payables before we are able to pay them.

At December 31, 2005 the Company had outstanding rent obligations on our operating facility of $17,950. We have entered into a verbal forbearance agreement with the landlord whereby the landlord will not proceed with collection actions to enforce its rights under the lease as long as the Company pays current rent and 8% interest on the outstanding rent obligation timely.

C. California Department of Alcoholic Beverage Control

On March 15, 2006, the Company was notified that the California Department of Alcoholic Beverage Control had filed an Accusation alleging that it had violated California regulations by participating in a beer tasting at the Mt. Shasta Board & Ski Park, not sponsored by a non-profit. As a result, the Company may face sanctions ranging from a warning to either a fine of up to $10,000 or the temporary suspension of ten days of its manufacturing license.   The matter is still pending; however, management of the Company does not believe the matter will have a material adverse effect on our ability to conduct business.

6.     Deferred Offering Costs:

As of December 31, 2005, the Company had incurred $161,295 related to a proposed public offering of its securities. The Company has carried $150,000 of the costs as deferred offering costs and has expensed $11,295 in its financial statements. If the offering is successful, the deferred offering costs will be charged against the proceeds. All legal and accounting costs incurred in excess of $150,000 will be charged as an expense.   Management believes this is the maximum amount of offering costs that should be charged against the proceeds for an offering of this size.

The Company's SB-2 registration statement was declared effective by the Securities and Exchange Commission on February 14, 2006.   The offering consists of a minimum of 400,000 shares at $0.50 per share and a maximum of 1,000,000 shares at $0.50 per share.

7.     Common Stock:

At inception, the Company issued 400,000 shares of its common stock at $0.15 per share for assets valued at $60,000. During the period ended December 31, 2003, the Company issued 300,000 shares of its common stock at $0.25 per share for cash of $75,000.

During the period ended December 31, 2004, the Company issued 800,000 shares of its common stock at $0.25 per share for cash of $200,000.

In January, 2005, the Company issued 90,000 shares of its common stock at $0.25 per share for conversion of advances payable of $22,500, and 30,000 shares of common stock in conversion of outstanding indebtedness in the amount of $7,500.

In connection with the acquisition of Butte Creek on August 31, 2005, the Company issued 200,000 shares of common stock to Butte Creek.

Effective December 30, 2005, John Power converted $10,000 in accrued advances payable into 40,000 shares of common stock, at a conversion price of $.25 per share.

Effective December 30, 2005, our attorney Clifford Neuman converted $25,000 in accrued fees payable into 100,000 shares of common stock at a conversion price of $.25 per share. The accrued fees were incurred in connection with this offering. Mr. Neuman immediately gifted the shares to his two children equally.

On December 30, 2005, an uncollateralized outstanding advance to the Company by an unaffiliated party in the amount of $10,000 was converted into 40,000 shares of common stock. In February 2006, the Company was notified by the SEC that this conversion of $10,000 into 40,000 shares of common stock to an unaffiliated third party might have been a violation of Section 5 of the Securities Act of 1933 (the "33 Act"). While Management disagrees with this view, if it is determined that this transaction constituted a primary offering by or on behalf of the Company in violation of Section 5 of the 33 Act, then the Company may be subject to remedial sanctions. Such sanctions may include the payment of disgorgement, prejudgment interest and civil or criminal penalties. Management of the Company is not aware of any pending claims for sanctions against it based on Section 5 of the 33 Act, and intends to vigorously defend against any such claims if they arise. However, due to the notification by the SEC, the Company has classified the advance, amounting to $10,000 as of December 31, 2005, as a liability under amounts subject to rescission in the accompanying December 31, 2005 balance sheet.  The 40,000 shares issued are included in our total number of shares outstanding as of December 31, 2005.  A contingency exists with respect this matter, the ultimate resolution of which cannot be determined at this time.

8.     Income Taxes

The Company has an estimated net operating loss carry forward of approximately $63,000 and $191,000 at December 31, 2004 and December 31, 2005, respectively, to offset future taxable income. The net operating loss carry forward, if not used, will expire in various years through 2025, and may be restricted if there is a change in ownership. No deferred income taxes have been recorded because of the uncertainty of future taxable income to be offset.

Significant components of the Company's net deferred income tax asset are as follows:

	December 31,2005	December 31, 2004	December 31, 2003
Net operating losses carry forward	$ 191,000	$ 63,000	$ 100
Deferred income tax allowance	(35,335)	(11,700)	(100)
Net deferred income tax asset	$ -	$ -	$ -

The reconciliation of income tax (benefit) computed at the federal statutory rate to income tax expense (benefit) for all periods presented is as follows:

Tax (benefit) at Federal statutory rate	(15.00)%
State tax (benefit) net of Federal benefit	(3.50)
Valuation allowance	18.50
Tax provision (benefit)	-

9.     Acquisition

On August 31, 2005, the Company acquired all the assets and $365,684 of the liabilities of Butte Creek Brewing Company, LLC (Butte Creek). The results of Butte Creek's operations have been included in the consolidated financial statements since that date. Butte Creek was a manufacturer of craft beers, specializing in organic beers. The Company made the acquisition to become an organic craft brewer and expects to continue to produce organic craft beers and to market them strategically in niche markets to capitalize on dedication to the use of organic ingredients.

This business combination was accounted for as a purchase of Butte Creek by the Company under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price, including transaction costs, is allocated to the net tangible and intangible assets acquired by the Company in connection with the transaction, based on their fair values as of the completion of the transaction. The aggregate purchase price was $983,084, including $567,400 cash, $365,684 assumed liabilities, and common stock valued at $50,000. The $567,400 cash consisted of advances to Butte Creek of $215,035 and $134,965 during the years ended December 31, 2004 and 2003, respectively, and advances of $217,400 during the eight months ended August 31, 2005. These advances were prepayments on the purchase of assets and were uncollateralized. The value of the 200,000 common shares issued was determined based on the offering price of the Company's common shares in its prospectus, which management believes to be the fair value.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition.

At August 31, 2005

Current assets	$ 197,612
Property, plant and equipment	287,969
Intangible assets	25,000
Goodwill	472,503
Total assets acquired	983,084
Current liabilities	365,684
Total liabilities assumed	365,684
Net assets acquired	$ 617,400

         The $25,000 of acquired intangible assets relate to tradenames and trademarks that have an expected remaining useful life of approximately five years.

10.       Equity Incentive Plan:

On December 10, 2004, we adopted our 2004 Equity Incentive Plan for our officers, directors and other employees, plus outside consultants and advisors. Under the Equity Incentive Plan, our employees, outside consultants and advisors may receive awards of non-qualified options and incentive options, stock appreciation rights or shares of stock. A maximum of 500,000 shares of our common stock are subject to the Equity Incentive Plan. No stock appreciation rights, options or bonus stock have been granted under the Equity Incentive Plan.

The Equity Incentive Plan may be administered by the Board or in the Board's sole discretion by the Compensation Committee of the Board or such other committee as may be specified by the Board to perform the functions and duties of the Committee under the Equity Incentive Plan. Subject to the provisions of the Equity Incentive Plan, the Committee and the Board shall determine, from those eligible to be participants in the Equity Incentive Plan, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock option, stock appreciation rights and restricted stock.

11.       Subsequent Events:

A.     In February 2006, the Company was notified by the SEC that the December 2005  conversion of $10,000 uncollateralized advance from an unaffiliated party into 40,000 shares of common stock to an unaffiliated third party might have been a violation of Section 5 of the Securities Act of 1933 (the "33 Act"). While Management disagrees with this view, if it is determined that this transaction constituted a primary offering by or on behalf of the Company in violation of Section 5 of the 33 Act, then the Company may be subject to remedial sanctions. Such sanctions may include the payment of disgorgement, prejudgment interest and civil or criminal penalties. Management of the Company is not aware of any pending claims for sanctions against it based on Section 5 of the 33 Act, and intends to vigorously defend against any such claims if they arise. However, due to the notification by the SEC, the Company has classified the advance, amounting to $10,000 as of December 31, 2005, as a liability under amounts subject to rescission in the accompanying December 31, 2005 balance sheet.  The shares issued are included in our total number of shares outstanding as of December 31, 2005.  A contingency exists with respect this matter, the ultimate resolution of which cannot be determined at this time.

B.     For the three months ended March 31, 2006, John Power and Power Curve, Inc. have made advances to the Company of $57,800 and $52,150 respectively. The advances are unsecured and due on demand.

C.     The Company's SB-2 registration statement was declared effective by the Securities and Exchange Commission on February 14, 2006.   Our offering consists of a minimum of 400,000 shares at $0.50 per share and a maximum of 1,000,000 shares at $0.50 per share.

D.  The general manager of our brewery, Tom Atmore, resigned his position effective March 31, 2006.  Mr. Atmore will serve as a consultant for a period of 90 days thereafter.

BUTTE CREEK BREWING COMPANY, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Members
Butte Creek Brewing Company, LLC
Chico, California

We have audited the accompanying balance sheet of Butte Creek Brewing Company, LLC as of December 31, 2004 and the related statements of operations, members' deficit, and cash flows for the years ended December 31, 2004 and 2003.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Butte Creek Brewing Company, LLC as of December 31, 2004, and the results of their operations, changes in members' deficit and cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in Note 1, the Company has sustained losses from operations, is delinquent on certain payables, and has net capital and working capital deficits that raise substantial doubts about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SCHUMACHER & ASSOCIATES, INC.

Denver, Colorado
March 17, 2005

BUTTE CREEK BREWING COMPANY, LLC
BALANCE SHEETS

ASSETS
	June 30, 2005 (unaudited)	December 31, 2004
Current Assets:
Cash and cash equivalents	$ 6,481	$ 6,180
Accounts receivable, net of allowance for doubtful accounts of $659	99,843	59,839
Inventory	65,696	91,347
Prepaid Expenses	3,966	3,003
Total current assets	175,986	160,369
Other Assets:
Property and equipment, net of accumulated depreciation	193,773	149,420
Intangibles, net of accumulated amortization	1,663	1,865
Total other assets	195,436	151,285
Total Assets	$ 371,422	$ 311,654

LIABILITIES AND MEMBERS' (DEFICIT)
Current Liabilities:
Accounts payable	$ 85,375	$ 93,562
Accrued expenses	192,439	94,698
Lines of credit payable	37,140	38,290
Management fees payable	232,522	230,468
Advances payable	473,256	350,000
Notes payable - other, current portion	28,344	30,316
Notes payable - related party, current portion	18,234	21,009
Total current liabilities	1,067,310	858,343

Long-Term Liabilities:
Notes payable - other, net of current portion	7,695	18,462

Total Liabilities	1,075,005	876,805
Commitments and Contingencies (Notes 1,4-10)
Members' (Deficit)	(703,583)	(565,151)
Total Liabilities and Members' (Deficit)	$ 371,422	$ 311,654

See accompanying notes to these financial statements.

BUTTE CREEK BREWING COMPANY, LLC
STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

	2005 (unaudited)	2004 (unaudited)

Revenues	$ 389,464	$ 302,329

Cost of Sales	270,924	206,102

Gross Profit	118,540	96,227

Operating Expenses:
Depreciation	18,141	14,052
Member compensation	18,000	25,200
Rent	15,900	15,900
Salesman compensation	43,402	32,242
Other	137,693	83,437
Total operating expenses	233,136	170,831

Operating (Loss)	(114,596)	(74,604)

Other Income (Expense):
Other income (expense)	(13,000)	1,756
Interest (expense)	(10,836)	(14,914)
Total other (expense)	(23,836)	(13,158)

Net (Loss)	$ (138,432)	$ (87,762)

See accompanying notes to these financial statements.

BUTTE CREEK BREWING COMPANY, LLC
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

Revenues	$ 664,542	$ 438,753

Cost of Sales	441,171	338,160

Gross Profit	223,371	100,593

Operating Expenses:
Depreciation	32,145	29,678
Member compensation	38,500	49,400
Rent	31,800	31,100
Salesman compensation	67,672	30,689
Other	209,997	96,330
Total operating expenses	380,114	237,197

Operating (Loss)	(156,743)	(136,604)

Other Income (Expense):
Interest (expense)	(30,923)	(30,082)
Gain on sale of building	1,756	-
Total other income(expense)	(29,167)	(30,082)

Net (Loss)	$(185,910)	$ (166,686)

See accompanying notes to these financial statements.

BUTTE CREEK BREWING COMPANY, LLC.
STATEMENTS OF MEMBERS' (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
AND FOR THE SIX MONTHS ENDED JUNE 30, 2005 (unaudited)

Members' (Deficit), January 1, 2003	$ (212,555)

Net loss	(166,686)

Members' (Deficit), December 31, 2003	$ (379,241)

Net loss	(185,910)

Members' (Deficit), December 31, 2004	$ (565,151)

Net loss	(138,432)

Members' (Deficit), June 30, 2005 (unaudited)	$ (703,583)

See accompanying notes to these financial statements.

BUTTE CREEK BREWING COMPANY, LLC
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

	2005	2004
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net (loss)	$ (138,432)	$ (87,762)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	18,141	14,052
Amortization of intangibles	672	566
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(40,004)	(23,690)
Inventory	25,651	15,539
Prepaid expenses and other	(1,433)	(1,277)
Increase (decrease) in:
Accounts payable	21,102	(6,769)
Accrued expenses and other	69,356	17,716
Net cash (used in) operating activities	(44,947)	(71,625)

Cash Flows from Investing Activities:
Purchase of property and equipment	(62,494)	(13,736)
Net cash (used in) investing activities	(62,494)	(13,736)

Cash Flows from Financing Activities:
Proceeds from advances	123,256	121,886
Payment on notes payable	(15,514)	(44,400)
Net cash provided by financing activities	107,742	77,486

Increase (Decrease) in Cash and Cash Equivalents	301	(7,875)
Cash and Cash Equivalents, beginning of period	6,180	21,200
Cash and Cash Equivalents, end of period	$ 6,481	$ 13,325
Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$ 10,836	$ 14,914

See accompanying notes to these financial statements.

BUTTE CREEK BREWING COMPANY, LLC
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
Cash Flows from Operating Activities:
Net (loss)	$ (185,910)	$ (166,686)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	32,145	29,678
Amortization of intangibles	1,222	1,698
Allowance for bad debt expense	-	1,280
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(21,456)	20,155
Inventory	(2,156)	(21,910)
Prepaid expenses and other	(4,280)	(1,924)
Increase (decrease) in:
Accounts payable	11,635	8,594
Accrued expenses and other	26,471	38,256
Net cash (used in) operating activities	(142,329)	(90,859)

Cash Flows from Investing Activities:
Purchase of property and equipment	(20,788)	(11,281)
Net cash provided by (used in) investing activities	(20,788)	(11,281)

Cash Flows from Financing Activities:
Proceeds from advances	215,035	134,965
Proceeds from issuance of notes payable	-	27,938
Payment on notes payable	(66,940)	(44,635)
Net cash provided by (used in) financing activities	148,095	118,268

Increase (Decrease) in Cash and Cash Equivalents	(15,022)	16,128
Cash and Cash Equivalents, beginning of period	21,202	5,074
Cash and Cash Equivalents, end of period	$ 6,180	$ 21,202
Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$ 30,923	$ 30,082

See accompanying notes to these financial statements.

BUTTE CREEK BREWING COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
(REFERENCES TO SIX MONTHS ENDED JUNE 30, 2005 AND 2004 ARE UNAUDITED)

1.      Nature of Business and Significant Accounting Policies:

This summary of significant accounting policies of Butte Creek Brewing Company, LLC (Company) is presented to assist in understanding the Company's financial statements.  The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity.  These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in preparation of the financial statements.

Nature of Operations - Butte Creek Brewing Company, LLC ("Company") is a limited liability company organized under the laws of the State of California in October 1995.  The Company is a manufacturer of craft beers, specializing in organic beers.  The Company's primary market for its products are customers interested in the rapidly growing arena of organic products.  Most of the Company's products are distributed in the western region of the United States with some distribution to several midwestern and eastern states.

Basis of Presentation - The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company has sustained losses from operations, is delinquent on certain payables and has net capital and working capital deficits that raise substantial doubts about its ability to continue as a going concern.

In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations.

Management has taken and will continue to take steps to improve its liquidity by reducing costs, seeking additional financing and raising additional capital.

Revenue Recognition - The Company recognizes revenue from brewing operations when products are sold and delivered.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes.  The actual results could differ from those estimates.  The Company's financial statements are based upon a number of significant estimates, the allowance for doubtful accounts, obsolescence of inventories and the estimated useful lives selected for property and equipment.  Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that the estimates for these items could be further revised in the near term and such revisions could be material.

Financial Instruments - The estimated fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their carrying amounts in the financial statements due to the short-term nature of these instruments.

Based on the borrowing rates currently available to the Company for loans with similar terms and average maturities, the fair value of long-term debt approximates its carrying value.

Concentrations - Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and cash equivalents, and trade accounts receivable.  As of June 30, 2005 and December 31, 2004, the Company had no amounts of cash or cash equivalents in financial institutions in excess of amounts insured by agencies of the U.S. Government.  Trade receivables are from customers in one geographic location, principally Northern California, USA.  The Company does not require collateral for its trade accounts receivable.

Major Customers - A significant portion of the Company's revenues are generated in Northern California. Sales to unaffiliated customers which represent 10% or more of the Company's sales for the six months ended June 30, 2005, and the years ended December 31, 2004 and 2003 were as follows (as a percentage of sales):

Customer	6/30/05	2004	2003

A	18.2%	21.6%	25%
B	-	11%	-

Purchases from unaffiliated vendors which represent 10% or more of the Company's purchases for the six months ended June 30, 2005, and the years ended December 31, 2004 and 2003 were as follows (as a percentage of cost of sales):

Vendor	6/30/05	2004	2003

A	34%	31%	48%
B	10%	-	14%

Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of six months or less to be cash equivalents.

Property and Equipment - Property and equipment are recorded at cost and depreciated over their estimated useful lives.  The Company uses the declining-balance method of depreciation.

A summary of the estimated useful lives follows:

Machinery and equipment	15 years
Kegs and related equipment	7 years
Transportation equipment	5 years
Furniture and fixtures	7-10 years

Expenditures for maintenance and repairs which do not materially extend the useful lives of property and equipment are charged to earnings.  When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in earnings.

Impairment of Long-Lived Assets - The Company performs an assessment for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If the net carrying value exceeds estimated undiscounted future net cash flows, then impairment is recognized to reduce the carrying value to the estimated fair value.

Income Taxes - The Company is a Limited Liability Company (LLC) and has elected to file using Internal Revenue Service Form 1065 as a partnership, whereby all taxable income or losses flow through to the benefit of its members, and therefore no income tax provision has been included in the financial statements.

Comprehensive Loss -  Comprehensive loss is defined to include all changes in members capital except those resulting from investments by owners and distributions to owners.  Comprehensive loss was the same as net loss for the six months ended June 30, 2005 and 2004 and for the years ended December 31, 2004 and 2003.

Inventories - Inventories are carried at the lower-of -average cost or market.

Advertising - Advertising costs are expensed as incurred, and were $7,669 and $3,293 for the years ended December 31, 2004 and 2003, respectively, and $2,480 and $3,779 for the six months ended June 30, 2005 and 2004, respectively.

Accounts Receivable - Accounts receivable are carried at estimated net realizable value.  The Company has established an allowance for doubtful accounts based on factors pertaining to the credit risk of specific customers, historical trends and other information.  Delinquent accounts are written off when it is determined that the amounts are uncollectible.  The Company had an allowance for doubtful accounts of $659 at December 31, 2004.

Intangibles - Intangibles consist of logos, labels and artwork.  Amounts are amortized using the straight-line method over five years, which is the estimated useful life of the intangibles.

Recent Accounting Pronouncements - There were various accounting standards and interpretations issued during 2005 and 2004, none of which are expected to have a material impact on the Company's consolidated financial position, operations or cash flows.

Interim Financial Statements - The balance sheet as of June 30, 2005 and the statements of operations and statements of cash flows for the three month periods ended June 30, 2005 and June 30, 2004 and the statement of changes in member's deficit for the six months ended June 30, 2005 have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly present the financial position, results of operations, cash flows and changes in member's deficit for all periods presented have been made.

Members' Interest - No computation of Net Loss Per Unit is reported in the financial statements because the Company's Operating Agreement calls for the issuance of Members' Interests as a percentage based on 100% instead of issuing individual Members' Units.  Therefore, no per unit (loss) data is reported.

Other - The Company has selected December 31 as its fiscal year end.

            The Company consists of one reportable business segment.

            All of the Company's assets are located in the United States of America.

2.     Inventories:

Inventories consisted of the following at June 30, 2005 and December 31, 2004:

	2005	2004
Raw materials	$ 23,627	$ 42,344
Work-in-process	8,231	5,565
Finished goods	24,810	37,520
Merchandise	9,027	5,918
	$ 65,696	$ 91,347

3.      Property and Equipment:

Property and equipment consisted of the following at June 30, 2005 and December 31, 2004:

	2005	2004
Machinery and equipment	$ 438,231	$ 382,955
Kegs and related equipment	79,320	79,320
Leasehold Improvements	4,283	-
Transportation equipment	11,541	8,606
Furniture and fixtures	4,237	4,237
	537,612	475,118
Accumulated depreciation	343,839	325,698
	$ 193,773	$ 149,420

Depreciation expense for the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003 was $18,141, $32,145 and $29,678, respectively.

4.     Lines of Credit:

The Company has available a $25,000 line of credit, with interest at the rate of 14.25%.  The note is uncollateralized but guaranteed by a related party.  The Company had $24,748 and $25,542 outstanding on June 30, 2005 and December 31, 2004, respectively.

The Company has available a $15,400 line of credit with interest at the rate of 27.98%.  The note is uncollateralized but guaranteed by a related party.  The Company had $12,392 and $12,748 outstanding on June 30, 2005 and December 31, 2004, respectively.

5.     Notes Payable:

	2005	2004

Note to a financial corporation, payable in monthly installments of $1,906, including interest at the rate of 9%, maturing September 2006, collateralized by substantially all the assets of the Company and pledged assets of a related party.	$32,174	38,711

Note to a financial corporation, payable in monthly installments of $1,106, including interest at the rate of 11.5%, maturing October 2005, collateralized by substantially all the assets of the Company.	3,865	10,067

Note to a related party, payable in monthly installments of $555, with no interest, maturing May 2005, collateralized by selected equipment.	-0-	2,775

Note to a related party, payable in monthly installments of $300, including interest at the rate of 8%, maturing December 2004. The note is uncollateralized.	8,136	8,136

Note to a related party, payable in monthly installments of $500, exclusive of interest at the rate of 8%, maturing December 2004. The note is uncollateralized.	10,098	10,098
	54,273	69,787

Less Current Maturities	46,578	51,325
	$ 7,695	$ 18,462

Maturities of notes payable and long-term debt are as follows:

Year Ending December 31, 2006	$ 18,462

6.     Management Fees Payable:

The Company's Operating Agreement provided certain guarantees to the managers for management fees during the first five years of existence.  Portions of these guarantees were not paid during the five year period and portions of these guarantees were deferred for the first two years of the five year period.  According to the Operating Agreement, interest at 8% per annum was to be accrued on the deferred portion of the management fees.  Also, an original employee accepted a reduced salary while employed and agreed to defer the payment of the reduced salary amount until such time as the managers received their management fees.  As of June 30, 2005 and December 31, 2004, the total amount of unpaid management fees and salaries was $232,522 and $230,468, respectively, including accrued interest on the deferred portion of $32,861 and $30,807 as of June 30, 2005 and December 31, 2003, respectively.  Interest expense for the six months ended June 30, 2005 was $2,054 and $4,107 each for the years ended December 31, 2004 and 2003.These accrued management fees payable were not assumed by Golden West in the acquisition.

7.     Delinquent Payables:

At June 30, 2005 and December 31, 2004 the Company had outstanding payroll tax liabilities of $48,230 and $20,041, respectively.  Of these amounts $33,350 and $10,352 are considered delinquent.

At June 30, 2005 and December 31, 2004 the Company had outstanding rent obligations on its operating facility of $17,950 and $17,950, respectively.  The Company and its landlord have entered into an agreement whereby the landlord will not proceed with collection actions to enforce its rights under the lease as long as the Company pays current rent and 8% interest on the outstanding rent obligation timely.

California Redemption Value (CRV) is collected on all package sales to retailers, processed through the California Department of Conservation and refunded through the State's recycling program.  The United States Bureau of Alcohol, Tobacco and Firearms ("BATF") and various state agencies collect excise taxes often referred to as "alcohol taxes" with the amount based on the volume of beer sold.  At June 30, 2005 and December 31, 2004, the Company had CRV and excise taxes payable of $54,657 and $33,747, respectively.  Of these amounts, $50,217 and $31,321 are considered delinquent.

8.     Related Party Transactions:

In addition to related party transactions disclosed elsewhere in the notes to the financial statements, the Company is a party to the following related party transaction.

On September 28, 2002, the Company, under the terms of its existing facility lease, exercised an option to purchase the brewery land and building for $208,009, including expense of sale.  The Company then sold the building for $400,000 to a member with less than 1% ownership.  This resulted in a net capital gain of $98,007.  The Company then entered into a lease agreement with the member for an initial period of five years.

Future minimum lease payments under this agreement are as follows:

Year Ending December 31, 2005	31,800
2006	31,800
Six months ending September 30, 2007	16,500
$80,100

On July 1, 2007, the Company has the option to extend the term of the lease for an additional five year term upon the same terms and conditions, except for rent, which shall be subject to negotiation.

9.     Contingencies:

Pursuant to the Company's Operating Agreement, during the Company's sixth year of existence and thereafter, the managers are entitled to receive fair and equitable compensation for their services as guaranteed salary.  Such compensation was to be set after consultation with the management advisory committee and written notice to the Company's members.  The compensation became binding unless members representing at least 40% of the non-manager interests objected within 30 days of receipt of the compensation notices.  Any dispute would be resolved by binding arbitration under the Rules of the American Arbitration Association in California.  Although the managers received compensation, said compensation during the years in question was significantly below market and believed by management to not represent fair and equitable compensation for services rendered (2004 - $50,400, 2003 - $49,400 and 2002 - $53,600).  In light of the reduced compensation, no notices were delivered to the members.  Although members were not notified, the Operating Agreement provides no specific recourse to the members for non-notification and therefore, a contingency exists with respect to this matter, the ultimate resolution of which cannot presently be determined.

10.    Subsequent Events:

Effective October 6, 2004, the Company executed a definitive Asset Purchase and Sale Agreement with Golden West Brewing Company, Inc., a California corporation ("Golden West").  Under the terms of the Acquisition Agreement, Golden West planned to purchase substantially all of the business assets of the Company.  In consideration of these assets, Golden West agreed to the following consideration:

*

the payment of $350,000 in cash (all of which was advanced by December 31, 2004), which amount was subsequently increased by an additional $217,400 in advances that were capitalized as part of the purchase price;

*	the assumption by Golden West of not more than $300,000 in liabilities of the Company (subsequently revised to approximately $366,000); and

*	the issuance of an aggregate of 200,000 shares of common stock of Golden West to be held in escrow and adjusted for any excessive working capital deficiencies as of the effective date.

In accordance with an Amendment to the Acquisition Agreement, closing occurred August 31, 2005.

Effective July 1, 2005, Golden West Brewing Company, Inc. entered into a five year lease for the office and warehouse space for the Company.  The lease replaces the previous lease discussed in Note 8, provides for monthly rents of $3,312 and expires in 2010.

Index to Pro Forma Financial Statements

GOLDEN WEST BREWING COMPANY, INC. (GOLDEN)

BUTTE CREEK BREWING COMPANY, LLC (BUTTE)

Pro Forma Combined Financial Statements (Unaudited)

Pro Forma Financial Statements:

Statements of Operations	F-52 & 53

Notes to Pro Forma Financial Statements	F-54

GOLDEN WEST BREWING COMPANY, INC. (GOLDEN)
BUTTE CREEK BREWING COMPANY, LLC (BUTTE)

PRO FORMA STATEMENTS OF OPERATIONS
Year ended December 31, 2005
(Unaudited)
			Pro Forma Adjustments
	GOLDEN	BUTTE	DR	CR	Combined

Revenue	$ 321,895	$ 543,983	$ -	$ -	$ 865,878
Net Revenue	305,387	514,004			819,391
Cost of Sales	205,565	368,175			573,740
Gross Profit	99,822	145,829			245,651

Operating Expenses	215,867	325,047			540,914

Net Operating (Loss)	(116,045)	(179,218)			(295,263)

Other (expense)	(11,740)	(31,875)			(43,615)

Net (Loss)	$ (127,785)	$ (211,093)	$ -	$ -	$ (338,878)

Net (Loss) per common share					$ (.19)

Shares outstanding after business combination					2,000,000

GOLDEN WEST BREWING COMPANY, INC. (GOLDEN)
BUTTE CREEK BREWING COMPANY, LLC (BUTTE)

PRO FORMA STATEMENTS OF OPERATIONS (COMBINED)
For theThree Months Ended March 31, 2006
And March 31, 2005 (Unaudited)
	MARCH 31, 2006	MARCH 31, 2005
				Pro Forma Adjustments
	GOLDEN	GOLDEN	BUTTE	DR	CR	Combined

Revenue	$ 194,900	$ -	$ 164,293	$ -	$ -	$ 164,293
Net Revenue	184,880	-	154,778			154,778
Cost of Sales	126,611	-	104,158			104,158
Gross Profit	58,269	-	50,621			50,621

Operating Expenses	179,862	9,461	109,662			119,123

Net Operating (Loss)	(121,593)	(9,461)	(59,041)	-	-	(68,502)

Other (expense)	(12,832)	-	(5,899)			(5,899)

Net (Loss)	$ (134,425)	$ (9,461)	$ (64,940)	$ -	$ -	$ (74,401)

Net (Loss) per common share						$ (0.04)

Shares outstanding after business
Combination						1,820,000

GOLDEN WEST BREWING COMPANY, INC. (GOLDEN)

BUTTE CREEK BREWING COMPANY, LLC (BUTTE)

NOTES TO PRO FORMA FINANCIAL STATEMENTS

(Unaudited)

(1)

General

On October 6, 2004, GOLDEN and BUTTE entered into an Asset Sale and Purchase Agreement whereby GOLDEN would buy the assets of BUTTE in exchange for $350,000 cash, payment of $300,000 (subsequently revised to approximately $366,000) assumed liabilities by GOLDEN, and 200,000 shares of common stock of GOLDEN. The business combination was completed on August 31, 2005.  . This business combination between GOLDEN and BUTTE was  accounted for as a purchase of BUTTE by GOLDEN under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price, including transaction costs, is allocated to the net tangible and intangible assets acquired by GOLDEN in connection with the transaction, based on their fair values as of the completion of the transaction. In accordance with FAS 142 the Company will evaluate its carrying value of goodwill and other intangible assets to determine if there is any impairment in the carrying values. It is anticipated that intangible assets consisting of trademarks will be amortized over five years, the expected life of the trademarks.

(2)

Pro Forma Information

The pro forma financial statements give effect to the acquisition of BUTTE by GOLDEN as if the acquisition had taken place at the beginning of the respective periods. Certain related party payables were cancelled by the various related parties and accounted for as additional paid-in capital. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the transaction had been consummated at the beginning of the respective periods, nor is it necessarily indicative of future operating results or financial position.

You should rely only on the information contained in this document or that we have referred you to.  We have not authorized anyone to provide you with information that is different.  This Prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Golden West Brewing Company, Inc.

1,000,000 Shares of Common Stock

June 30, 2006

All dealers effecting transactions in the shares offered by this prospectus - whether or not participating in the offering - may be required to deliver a copy of this prospectus.  Dealers may also be required to deliver a copy of this prospectus when acting as underwriters and for their unsold allotments or subscriptions.

TABLE OF CONTENTS
	Page
Prospectus Summary	2
Risk Factors	7
Use of Proceeds	18
Dividend Policy	20	____________________________
Capitalization	21
Certain Market Information	24	Prospectus
Forward-Looking Statements	25	____________________________
Selected Financial Data	27
Management Discussion	28
Business	41
Management	54	June 30, 2006
Certain Transactions	60
Principal Stockholders	63
Description of Securities	67
Legal Matters	69
Experts	69
Additional Information	69